Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

CAREMAX, INC., et al.[1]
Case No. 24-80093 (MVL)
Debtors.
(Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS

OF LAW, AND ORDER (I) APPROVING

THE DEBTORS’ DISCLOSURE STATEMENT ON A

FINAL BASIS; AND (II) CONFIRMING THE THIRD AMENDED JOINT

CHAPTER 11 PLAN OF CAREMAX, INC. AND ITS DEBTOR AFFILIATES

[1]

A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/CareMax. The Debtors’ mailing address is 1000 NW 57 Court, Suite 400, Miami, Florida 33126.

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The debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) having:2

a.

commenced, on November 17, 2024 (the “Petition Date”), these chapter 11 cases (these “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”);

b.	continued to operate their businesses and manage their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed, on the Petition Date, the:

i.	Declaration of Paul Rundell in Support of the Chapter 11 Petitions and First Day Pleadings [Docket No. 15];

ii.

Debtors’ Motion for Entry of an Order (I)(A) Approving Bidding Procedures; (B) Approving the Selection of the Stalking Horse Bidder; (C) Approving the Debtors’ Entry Into the Stalking Horse Agreement; (D) Scheduling an Auction and Combined Hearing; (E) Approving the Form and Manner of Notices Relating to the Core Centers Sale Transaction; and (F) Approving Assumption and Assignment Procedures; and (II) Granting Related Relief [Docket No. 21] (the “Bidding Procedures Motion”); and

iii.

Debtors’ Motion for Entry of an Order (I) Authorizing and Approving (A) Assumption of and Performance of Obligations Under the ACO TSA, and (B) the ACO Break-Up Fee; and (II) Granting Related Relief [Docket No. 23];

d.	filed, on the Petition Date, the:

i.	Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 18];

ii.	Disclosure Statement For Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 19]; and

[2]

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Third Amended Joint Plan of CareMax, Inc., and its Debtor Affiliates, attached hereto as Exhibit A (the “Third Amended Plan” and, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms thereof and this Order, including all exhibits and schedules thereto, the “Plan”), the Disclosure Statement for the Amended Joint Plan of CareMax, Inc. and its Debtor [Docket No. 585] (the “Disclosure Statement”), the Core Centers APA [Docket 132-2] or the Voting Report (as defined herein), as applicable. The rules of interpretation set forth in Section I.B of the Plan shall apply herein.

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iii.

Debtors Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Conditionally Approving the Disclosure Statement; (III) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures; (IV) Approving the Solicitation Procedures; (V) Approving the Combined Notice and Patient Combined Notice; and (VI) Granting Related Relief [Docket No. 20];

e.	filed, on November 25, 2024, the Notice of Designation of Stalking Horse Bidder [Docket No. 132];

f.	filed, on December 17, 2024, the:

i.	Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 227-1];

ii.	Disclosure Statement For the Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 228-1]; and

iii.	Notice of Filing of Revised Solicitation Order [Docket No. 226];

g.	filed, on December 19, 2024, the:

i.	Notice of Filing of Solicitation Version of the Amended Joint Chapter 11 Plan of CareMax, Inc. and Its Debtor Affiliates [Docket No. 254]; and

ii.	Notice of Filing of Solicitation Version of Disclosure Statement for the Amended Joint Chapter 11 Plan of CareMax, Inc. and Its Debtor Affiliates [Docket No. 256];

h.	obtained, on December 19, 2024, the:

i.

Order (I)(A) Approving Bidding Procedures; (B) Approving the Selection of the Stalking Horse Bidder; (C) Approving the Debtors’ Entry into the Stalking Horse Agreement; (D) Scheduling an Auction and Combined Hearing; (E) Approving the Form and Manner of Notices Relating to the Core Centers Sale Transaction; and (F) Approving Assumption and Assignment Procedures; and (II) Granting Related Relief [Docket No. 249]; and

ii.	Order (I) Authorizing and Approving (A) Assumption of and Performance of Obligations under the ACO TSA, and (B) the ACO Break-Up Fee; and (II) Granting Related Relief [Docket No. 250];

i.

obtained, on December 20, 2024, the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Conditionally Approving the Disclosure Statement; (III) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures; (IV) Approving the Solicitation

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Procedures; (V) Approving the Combined Notice and Patient Combined Notice; and (IV) Granting Related Relief [Docket No. 270] (the “Disclosure Statement Order”), conditionally approving the Disclosure Statement, and approving the solicitation procedures and the tabulation rules set forth in the Disclosure Statement Order (collectively, the “Solicitation Procedures”) and related notices, forms, and ballots (collectively, the “Solicitation Packages”);

j.

caused, on or about December 20, 2024, the Solicitation Packages, plus the notice of the combined hearing for confirmation of the Plan (“Confirmation”), the notice to patients of the bar date and combined hearing (“Patient Notice”), and approval of the Disclosure Statement (the “Combined Hearing Notice”) to be distributed in accordance with the terms of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules for the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Local Rules”), the Disclosure Statement Order, and the Solicitation Procedures, see Certificate of Service [Docket No. 389];

k.

caused, on or about December 20, 2024, the: (a) Notice of Non-Voting Status to Holders of Unimpaired Claims Conclusively Deemed to Accept the Plan; and (b) Release Opt-Out Form (together, the “Notice of Non-Voting Status and Release Opt-Out Forms” and, together with the Combined Hearing Notice, the “Notices”) to be served on all Holders of Claims or potential Claims in the non-voting classes, which informed recipients of (i) their status as Holders or potential Holders of Claims in non-voting classes, (ii) provided the full text of the releases, exculpation, and injunction provisions set forth in the Plan, (iii) included a form by which Holders could elect to opt out of the Third Party Release (as defined below) included in the Plan by checking a prominently featured and clearly labeled box, (iv) where applicable, provided information on how certain Holders could opt out electronically, (v) provided the deadline for release opt outs, and (vi) enclosed a postage prepaid, return-addressed envelope in which Holders could return their opt out election to the Notice and Solicitation Agent, see Certificate of Service [Docket No. 389];

l.

published the Combined Hearing Notice in Miami Herald and The New York Times (National Edition) on December 24, 2024, as evidenced by the Certificate of Publication for the Notice of (I) Hearing on the Disclosure Statement and Confirmation of the Joint Chapter 11 Plan, (II) Deadline to Cast Votes to Accept or Reject the Chapter 11 Plan, and (III) Notice of Objection and Opt Out Rights in the Miami Herald [Docket No. 350] and Certificate of Publication for the Notice of (I) Hearing on the Disclosure Statement and Confirmation of the Joint Chapter 11 Plan, (II) Deadline to Cast Votes to Accept or Reject the Chapter 11 Plan, and (III) Notice of Objection and Opt Out Rights in The New York Times [Docket No. 351] (the “Publication Affidavits”);

m.

filed, on January 9, 2025, the Certificate of Service [Docket No. 389], certifying the service of the Solicitation Packages (together with all the exhibits thereto) (the “First Solicitation Packages Affidavit”);

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n.

determined, on January 14, 2025, that no competing bids were submitted for the Core Centers Assets set forth in the Stalking Horse Bid and that ClareMedica Viking, LLC and ClareMedica Parent Holdings, LP (collectively, the “Core Centers Purchaser”) submitted the highest or otherwise best bid for those certain Core Centers Assets set forth in the Stalking Horse APA, and filed the Notice of Cancellation of Auction and Designation of Successful Bidder [Docket No. 410];

o.

determined, on January 17, 2025, that (i) no competing bids were submitted for the CareMed Pharmacy Assets set forth in the CareMed Pharmacy Sale Documents (the “CareMed Pharmacy Assets”) and that Scripts HoldCo, LLC (together with its permitted successors, assigns, or designees, as applicable the “CareMed Pharmacy Purchaser”) submitted the highest or otherwise best bid for the CareMed Pharmacy Assets; and (ii) that no competing bids were submitted for the Core Centers Assets set forth in the Clear Scripts Sale Documents (the “Clear Scripts Assets”) and that Mr. Leonardo Sigler (together with his permitted successor, assigns, or designees, as applicable, the “Clear Scripts Purchaser”) submitted the highest or otherwise best bid for the Clear Scripts Assets; and filed the Notice of Designation of Successful Bidders for Certain of the Core Centers Assets [Docket No. 419];

p.	filed, on January 17, 2025, the Notice of Filing of Plan Supplement [Docket No. 422] (the “Plan Supplement”);

q.	filed, on January 22, 2025, the Notice of Filing of Amended Plan Supplement [Docket No. 442] (the “First Amended Plan Supplement”);

r.

determined, on January 24, 2025, that (i) no competing bids were submitted for the Core Centers Assets set forth in the Care Optical Sale Documents (the “Care Optical Assets”) and that Mr. Yonel Serrano Guzman (together with its permitted successors, assigns, or designees, as applicable the “Care Optical Purchaser”) submitted the highest or otherwise best bid for the Care Optical Assets; and filed the Notice of Designation of Successful Bidders for Certain of the Core Centers Assets [Docket No. 470];

s.	filed, on January 24, 2025, Notice of Filing of Second Amended Plan Supplement [Docket No. 473] (the “Second Amended Plan Supplement”);

t.	filed, on January 25, 2025, the:

i.	Second Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 480];

ii.	Debtors’ Memorandum of Law in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates, [Docket No. 482] (the “Confirmation Brief”);

iii.

Declaration of Paul Rundell, Chief Restructuring Officer, in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 477] (the “Rundell Declaration”);

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iv.

Declaration of Brian Karpuk of Stretto, Inc. Regarding the Solicitation of Votes and Tabulation of Ballots on the Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 476] (the “Voting Report”), which accounts for ballots received up to the Voting Deadline (as defined below);

v.	the Declaration of Edward Borkowski in Support of the Second Amended Joint Chapter 11 Plan of CareMax, Inc. and Its Debtor Affiliates [Docket No. 479] (the “Borkowski Declaration”);

vi.	Declaration of Dustin Mondell in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of CareMax, Inc. and Its Debtor Affiliates [Docket No. 478] the (“Pharmacy Sale Declarations”);

vii.	Declaration of Dustin Mondell in Support of the Debtors’ Bidding Procedures Motion and Assumption Motion [Docket No. 22] (the “Initial Mondell Declaration”);

viii.	the Supplemental Declaration of Dustin Mondell in Support of the Debtors’ Bidding Procedures Motion and Assumption Motion [Docket No. 214] (the “Supplemental Mondell Declaration”); and

ix.	the Declaration of Ren Mullinix in Support of Core Centers Transactions [Docket No. 443] (the “Adequate Assurance Declaration”);

u.	filed, on January 28, 2025, Notice of Filing of Third Amended Plan Supplement [Docket No. 560] (the “Third Amended Plan Supplement”); and

v.

filed, on January 31, 2025, the Third Amended Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates [Docket No. 586] and the Disclosure Statement for the Amended Joint Chapter 11 Plan of CareMax, Inc. and Its Debtor Affiliates [Docket No. 585].

And this Bankruptcy Court having:

a.	entered the Disclosure Statement Order on December 20, 2024;

b.	set January 24, 2025, at 4:00 p.m. (prevailing Central Time) as the deadline for Holders of Interests in Classes 2 and 3 to accept or reject the Plan (the “Voting Deadline”);

c.

set January 24, 2025, at 4:00 p.m. (prevailing Central Time) as the deadline to file and serve objections to the confirmation of the Plan and the adequacy of the Disclosure Statement (the “Plan Objection Deadline”);

d.	set January 28, 2025, at 9:30 a.m. (prevailing Central Time) as the date and time for the commencement of the Combined Hearing;

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e.

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Solicitation Packages Affidavit, the Declarations in Support, the Initial Confirmation Brief, the Supplemental Confirmation Brief, the Combined Hearing Notice, and all Filed pleadings, exhibits, statements, responses, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket in these Chapter 11 Cases;

f.	held the Combined Hearing on January 28, 2025 at 9:30 a.m. (prevailing Central Time);

g.	considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Combined Hearing;

h.

overruled any and all outstanding objections to approval of the Disclosure Statement, the Plan, Confirmation, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated;

i.

taken judicial notice of all papers and pleadings filed in these Chapter 11 Cases, all evidence proffered or adduced in these Chapter 11 Cases, and all arguments made at hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases; and

j.	entered rulings on the record at the Combined Hearing.

NOW THEREFORE, the Bankruptcy Court having found that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Combined Hearing and the record in these Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law, and orders:

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FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2. This Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Consideration of whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Bankruptcy Court may enter a final order consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.

C.	Eligibility for Relief.

3. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of these Chapter 11 Cases.

4. On the Petition Date, each of the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. In accordance with the Order Directing Joint Administration of Related Chapter 11 Cases [Docket No. 67], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b)

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and Bankruptcy Local Rule 1015-1. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No party has requested the appointment of a trustee or examiner.

E.	Appointment of the Creditors’ Committee

5. On December 4, 2024, the Office of the United States Trustee for the Northern District of Texas (the “U.S. Trustee”) appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code [Docket No. 154] (the “Unsecured Creditors Committee”).

F.	Burden of Proof—Confirmation of the Plan

6. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements under sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

G.	Judicial Notice.

7. The Bankruptcy Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases.

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H.	Notice.

8. As evidenced by the Solicitation Packages Affidavit and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan, the Plan Supplement, the Combined Hearing, and the opportunity to opt out of the Third Party Release (as defined below), together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan. Further, the Combined Hearing Notice was published in The New York Times (National Edition) and the Miami Herald on December 24, 2024, in compliance with Bankruptcy Rule 2002(l), as evidenced by the Publication Affidavits. Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002 and 3017, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

I.	Disclosure Statement.

9. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Bankruptcy Court satisfied Bankruptcy Rule 3016(b).

J.	Ballots.

10. Holders of Interests in Classes 2 and 3 are entitled to vote to accept or reject the Plan (the “Voting Class”).

11. The forms of ballot attached as Exhibits 5A and 5B to the Disclosure Statement Order (collectively, the “Ballots”) that the Debtors used to solicit votes to accept or reject the Plan from Holders in the Voting Class adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders in the Voting to vote to accept or reject the Plan.

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K.	Solicitation.

12. As described in the Voting Report, the solicitation of votes on the Plan complied with the Solicitation Procedures set forth in the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act.

13. As described in the Voting Report and the Solicitation Packages Affidavit, as applicable, the Solicitation Packages, including the Disclosure Statement (including the Plan and other exhibits thereto), the Solicitation Procedures, and the appropriate Ballot were transmitted and served, including to all Holders in the Voting Class, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, the Disclosure Statement Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is required.

14. As set forth in the Voting Report and the Solicitation Packages Affidavit, the Solicitation Packages were distributed to the Holders in the Voting Class that held an Interest as of December 1, 2024 (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient.

15. The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for each Holder in a Voting Class to make an informed decision to accept or reject the Plan.

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16. Classes 2 and 3 are Impaired under the Plan. Class 2 has voted to accept the Plan pursuant to section 1126(e) of the Bankruptcy Code. Class 3 has voted to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Classes 5, 6, and 7 are Impaired/Unimpaired under the Plan and are deemed to accept or reject the Plan pursuant to section 1126(f) and (g) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by Classes 3, 5, 6 and 7, the Debtors seek Confirmation under section 1129(b), solely with respect to Classes 3, 5, 6 and 7, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Classes 3, 5, 6 and 7, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Classes 3, 5, 6 and 7 and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

17. The Notices adequately summarized the material terms of the Plan, including classification and treatment of Claims and Interests and the Third Party Release. Further, because an opt out form was included in both the Ballots and the Notices, every known stakeholder was provided with the means by which to opt out of the Third Party Release.

L.	Voting.

18. As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable non-bankruptcy law. Class 2 has voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. Based on the foregoing, and as evidenced by the Voting Report, at least one Impaired Class of Claims (excluding the acceptance by any insiders of the Debtors) has voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.

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M.	Plan Supplement.

19. On January 14, 2025, the Debtors filed the Plan Supplement with the Bankruptcy Court, which was amended on January 22, 2025, and further amended on January 24, 2025. The Plan Supplement (including as it may be subsequently modified, supplemented, or otherwise amended pursuant to its terms) complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the facts and circumstances of these Chapter 11 Cases. The notice parties and Holders of Claims and Interests were provided due, adequate, and sufficient notice of the Plan Supplement. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. The Debtors shall have the right to alter, amend, update, or modify the Plan Supplement in accordance with the terms of the Plan.

N.	Plan Modifications.

20. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan, including those set forth in the Amended Plan filed on December 17, 2024, and any additional modifications to the Plan set forth in this Confirmation Order or in any Plan filed prior to the entry of this Confirmation Order (collectively, the “Plan Modifications”) constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These Plan Modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Packages served pursuant to the Disclosure Statement Order, and notice of these Plan Modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases.

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21. In accordance with Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Bankruptcy Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

O.	Objections Overruled.

22. Any resolution or disposition of objections to approval of the Disclosure Statement, the Core Centers Sale Transaction, the ACO Sale Transaction, and/or Confirmation of the Plan that have not been withdrawn, waived, or settled are hereby OVERRULED and DENIED on the merits, with prejudice.

P.	Plan Complies with Bankruptcy Code Requirements—Section 1129(a)(1).

23. The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 thereof. Additionally, the Plan and all Plan Modifications are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a).

(a)	Proper Classification—Sections 1122 and 1123.

24. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into seven (7) Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

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(b)	Specified Unimpaired Classes—Section 1123(a)(2).

25. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims in Class 1 (Other Secured Claims) (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code.

26. Additionally, Article II of the Plan specifies that Allowed Administrative Claims (including Professional Compensation Claims) and Allowed Priority Tax Claims will be paid in full (unless a Holder of such Claim consents to alternative treatment) in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan.

27. Holders of Claims in Class 1 are Unimpaired and conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. Class 5 (Intercompany Interests) was Impaired/Unimpaired, deemed to accept or reject the Plan, and thus not entitled to vote. The Plan therefore satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

(c)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

28. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
2	First Lien Debt Claims
3	General Unsecured Claims
6	Section 510(b) Claims
7	Existing Equity Interests

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(d)	No Discrimination—Section 1123(a)(4).

29. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(e)	Adequate Means for Implementation—Section 1123(a)(5).

30. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan provide in detail adequate and proper means for the Plan’s implementation, including regarding: (a) the consummation of the Plan, including the wind-down and dissolution of the Debtors and the vesting of the assets in the Post-Effective Date Debtors, as applicable; (b) the consummation of the Sale Transactions, including the vesting of assets in (i) the ACO Purchaser, (ii) the Core Centers Purchaser, (iii) the CareMed Pharmacy Purchaser, (iv) the Care Optical Purchaser or (v) the Clear Scripts Purchaser, as applicable; (c) the sources of consideration for Plan distributions, including the Sale Transactions, Cash, and Retained Causes of Action; (d) the appointment of the Plan Administrator; (e) the authorization for the Debtors, the Plan Administrator, and/or the Post-Effective Date Debtors, as applicable, to take all actions contemplated under or necessary, advisable, or appropriate to implement or effectuate the Plan; including those actions necessary, advisable, or appropriate to effect the Sale Transactions; (f) the settlement and discharge of Claims and Interests as set forth in the Plan; (g) the good faith compromise and settlement of all claims or controversies; (h) the preservation and vesting of certain Retained Causes of Action in the Post-Effective Date Debtors;

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(i) the treatment of Executory Contracts and Unexpired Leases; (j) the dissolution of the Debtors; (k) the effectuation and implementation of documents and further transactions; (l) the cancellation of existing securities and agreements; and (m) the authorization, approval, and entry of corporate actions under the Plan.

(f)	Non-Voting Equity Securities—Section 1123(a)(6).

31. The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. The Plan does not provide for the issuance of equity or other securities of the Debtors, including non-voting equity securities.

(g)	Directors and Officers—Section 1123(a)(7).

32. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article VI D of the Plan, as of the Effective Date, the existing directors and officers of the Debtors shall be deemed to have resigned without any further action required. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, as applicable, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan, this Confirmation Order, or any agreement governing the Plan Administrator’s duties and responsibilities, as applicable. The appointment of the Plan Administrator is consistent with the interests of creditors and with public policy.

(h)	Debtor Is Not an Individual—Section 1123(a)(8) and 1123(c).

33. The Debtors are not individuals. Accordingly, the requirements of sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are inapplicable.

(i)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

34. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan leaves each Class of Claims or Interests Impaired or Unimpaired.

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(j)	Treatment of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

35. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article VII of the Plan provides for the automatic rejection of the Debtors’ Executory Contracts and Unexpired Leases (other than the Indemnification Obligations and the D&O Liability Insurance Policies) not previously rejected, assumed, or assumed and assigned during these Chapter 11 Cases under section 365 of the Bankruptcy Code, nor scheduled to be assumed under the Plan, the Plan Supplement, or the Sale Orders.

36. The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims, and other parties in interest in these Chapter 11 Cases. The Debtors have demonstrated adequate assurance of future performance of the Executory Contracts and Unexpired Leases within the meaning of section 365(b)(1)(C) of the Bankruptcy Code.

37. The amounts set forth in the Plan Supplement (the “Cure Amounts”) are the sole amounts necessary to be paid upon assumption of the associated Executory Contracts and Unexpired Leases under section 365(b)(1)(A) and (B) of the Bankruptcy Code, and the payment of such amounts will effect a cure of all defaults existing under such Executory Contracts and Unexpired Leases and compensate the counterparties to such Executory Contracts and Unexpired Leases for any actual pecuniary loss resulting from all defaults existing under such Executory Contracts and Unexpired Leases as of the Effective Date; provided that the Cure Amount for any Executory Contract or Unexpired Lease with an unresolved pending objection shall be determined by settlement, by adjudication by the Bankruptcy Court, or as otherwise set forth in the Plan.

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38. The objections of counterparties to the assumption of their Executory Contracts and Unexpired Leases, to the extent that such objection was timely raised in accordance with the Plan or the Bid Procedures or with the consent of the Debtors, as applicable, are preserved and will be considered by the Court at a date and time to be scheduled, and the rights of the Debtors, the Plan Administrator to at any time, and the rights of the ACO Purchaser, the Core Centers Purchaser, the CareMed Pharmacy Purchaser, the Care Optical Purchaser, and the Clear Scripts Purchaser in accordance with the terms of the ACO SPA, the Core Centers APA, the CareMed Pharmacy Sale Documents, the Care Optical Sales Documents, and the Clear Scripts Sale Documents, as applicable, to move to reject any Executory Contract or Unexpired Lease based upon the existence of any unresolved dispute are reserved and preserved.

(k)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

39. In accordance with section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. In addition, the compromises and settlements embodied in the Plan preserve value by enabling the Debtors to avoid extended, value-eroding litigation that could delay the Debtors’ emergence from chapter 11, and the compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

40. Debtor Releases. The release of Claims and Causes of Action by the Debtors, as described in Article IX.A of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Releases”), represents a valid exercise of the Debtors’ business judgment. The Debtor

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Releases are integral to the Plan and are fair, reasonable, and in the best interests of the Debtors, the Estates and Holders of Claims or Interests. Also, the Debtor Releases are: (a) reflective of the significant contributions the Released Parties made to a highly complex and contentious restructuring, including the negotiation, formulation, and the effectuation of the Sale Transactions and transactions contemplated in the Plan; (b) given, and made, after due notice and opportunity for a hearing; and (d) a bar to the Debtors asserting a Claim or Cause of Action released by Article IX.A of the Plan. The scope of the Debtor Releases is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. Moreover, the Debtor Releases are appropriate in light of, among other things, the critical nature of the Debtor Releases to the Plan.

41. The Debtor Releases appropriately offer protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Releases for the Debtors’ directors and officers as of the Petition Date are appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, and actively participated in meetings and negotiations during these Chapter 11 Cases to facilitate the negotiation and consummation of the transactions contemplated by the Plan. Further, such parties may assert indemnification claims against the Debtors with respect to claims subject to the Debtor Releases.

42. Third Party Release. The release of Claims and Causes of Action by the Releasing Parties, as described in Article IX.B of the Plan (the “Third Party Release”), was consensually provided after due notice and an opportunity for a hearing and is an essential provision of the Plan. The Third Party Release is a critical and integral component of the Plan, thereby preventing significant and time-consuming litigation regarding parties’ respective rights and interests. The

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Third Party Release provides finality for the Debtors, their Estates, the Plan Administrator, the Post-Effective Date Debtors, the Transferred Entities, and the other Released Parties regarding the parties’ respective obligations under the Plan and the transactions contemplated therein. The Third Party Release was instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ chapter 11 process by, among other things, supporting the Plan.

43. Notice of the Third Party Release was provided to all Holders of Claims and Interests and such notice was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. The Combined Hearing Notice was sent to Holders of Claims and Interests and published in The New York Times (National Edition) and the Miami Herald on December 24, 2024, and the Ballots and Notices, as applicable, sent to Holders of Claims and Interests unambiguously stated that the Plan contains the Third Party Release and that each such Holder of Claims or Interests may elect not to grant such Third Party Release. The release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the Notices. Further, opt-out information was provided in the Notices. The Third Party Release provides appropriate and specific disclosure with respect to the Claims and Causes of Action that are subject to the Third Party Release, and no other disclosure or notice is necessary.

44. The Third Party Release is: (a) consensual; (b) in the best interests of the Debtors and all Holders of Claims and Interests; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; (e) a bar to any of the Releasing Parties’ asserting any Claim or Cause of Action released pursuant to the Third Party Release; (f) specific in language and scope; and (g) consistent with sections 105, 524, 1123, 1129 and 1141 and other applicable provisions of the Bankruptcy Code. Therefore, the Third Party Release is reasonable, appropriate, and consistent with the provisions of the Bankruptcy Code and applicable law.

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45. The only Holders of Claims and Interests that have opted out of the Third Party Release are those set forth in the tabulation summary attached as Exhibit A to the Voting Report. The only non-voting parties that have opted out of the Third Party Release are those set forth in the opt-out election summary attached as Exhibit C to the Voting Report. For the avoidance of doubt, Steward Health Care System LLC and each of its affiliates (collectively, “Steward”) have and are hereby deemed to have opted out of the releases set forth in Article IX.B of the Plan, and Steward is not and shall not be deemed a Releasing Party under the Plan. No party shall be bound by the Third Party Release if they did not receive notice and opportunity to opt-out of the Third Party Release. No Holder of Interests in Class 7, solely in its capacity as such, shall be deemed a Releasing Party; provided that such Holder may be deemed a Releasing Party in another capacity solely in accordance with the terms of the Plan and this Confirmation Order.

46. Exculpation. The exculpation provision included at Article IX.C of the Plan (the “Exculpation”) is necessary and appropriate to the Plan. The Exculpation is narrowly tailored to protect estate fiduciaries from inappropriate litigation and to exclude actions found to have constituted actual fraud, willful misconduct, or gross negligence, and upon entry of this Confirmation Order, the Exculpated Parties will be deemed to have participated in good faith and in compliance with all applicable laws with regard to the negotiation and implementation of, among others, these Chapter 11 Cases, the Disclosure Statement, the Plan, the Sale Transactions, or any aspect of the Restructuring Transactions, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or

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the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the Sale Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others.

47. Injunction. The injunction provision set forth in Article IX.D of the Plan is essential to the Plan and necessary to preserve and enforce the Debtor Releases, the Third Party Release, and the Exculpation, each as set forth in Articles IX.A, IX.B, and IX.C of the Plan, respectively.

48. In accordance with section 1123(b) of the Bankruptcy Code, the Post-Effective Date Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action and Causes of Action of the Debtors that are not otherwise transferred or sold pursuant to the Sale Transactions, whether arising before or after the Petition Date, and the Post-Effective Date Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX of the Plan, which shall be deemed released and waived by the Debtors as of the Effective Date. No Causes of Action shall be retained or preserved by the Debtors

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against the Debtors’ directors and officers. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Post-Effective Date Debtors will not pursue any and all available Causes of Action of the Debtors against it.

49. The release and discharge of mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates, as described in Article IX.F of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claim and Interests.

50. The releases, injunctions, and exculpations set forth in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests. The record at the Combined Hearing and in these Chapter 11 Cases is sufficient to support the releases, injunctions, and exculpations provided for in Article IX of the Plan. Accordingly, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.

(l)	Treatment of Rights of Holders of Claims—1123(b)(5)

51. The Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. Article III of the Plan modifies or leaves unaffected, as is applicable, the rights of certain Holders of Claims, as permitted by section 1123(b)(5) of the Bankruptcy Code.

(m)	Additional Plan Provisions—Section 1123(b)(6).

52. The other discretionary provisions in the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

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(n)	Cure of Defaults – Section 1123(d)

53. Pursuant to the Plan and the Bid Procedures Order, the Debtors served the Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 257], (the “Assumption and Assignment Notice”), which listed proposed cure amounts, based on the Debtors’ books and records, for each Executory Contract and Unexpired Lease that was to potentially be assumed and assigned. The Debtors served sufficient notice on the counterparties to such Executory Contracts and Unexpired Leases, and all issues related to Cure and assumption/assignment of Executory Contracts and Unexpired Leases are resolved or will otherwise be preserved and resolved pursuant to the provision set forth herein. The Plan therefore satisfies the requirements of section 1123(d) of the Bankruptcy Code.

Q.	Debtors Complied with Bankruptcy Code Requirements—Section 1129(a)(2).

54. The Debtors complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court, and thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.

complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Packages and the Notice of Non-Voting Status and Release Opt-Out Forms, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

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R.	Plan Proposed in Good Faith—Section 1129(a)(3).

55. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, the Sale Transactions, and the process leading to Confirmation, including the support of Holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions for the maximum benefit of all parties in interest and to maximize the value of the Estates and the recoveries to Holders of Claims and Interests.

S.	Payment for Services or for Costs and Expenses—Section 1129(a)(4).

56. The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

T.	Directors, Officers, and Insiders—Section 1129(a)(5).

57. Because the Plan provides for the dissolution of the existing board of directors of the Debtors and that any remaining directors or officers of the Debtors shall be dismissed, section 1129(a)(5) of the Bankruptcy Code does not apply to the Debtors. To the extent section 1129(a)(5) applies to the Plan Administrator, the Debtors have satisfied the requirements of this provision by, among other things, agreeing to disclose the identities of the Plan Administrator.

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U.	No Rate Change—Section 1129(a)(6).

58. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

V.	Best Interest of the Creditors—Section 1129(a)(7).

59. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis included in the Plan Supplement, and any other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations in Support or at, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover more under the Plan on account of such Claim or Interest, as of the Effective Date, than such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

W.	Acceptance by Certain Classes—Section 1129(a)(8).

60. Class 1 is Unimpaired under the Plan and has been deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 4, 5, 6, and 7 are not entitled to vote and deemed to reject the plan. Classes 2 and 3 are Impaired under the Plan and Class 2 has voted to accept the Plan pursuant to section 1126(c) of the Bankruptcy Code. Accordingly, each Class of Claims or Interests is either Unimpaired or has accepted the Plan and, as such, the Plan complies with Section 1129(a)(8) of the Bankruptcy Code.

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X.	Treatment of Claims Entitled to Priority under Section 507(a)—1129(a)(9).

61. The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. The treatment of Allowed Administrative Claims, Professional Compensation Claims, and Priority Tax Claims under Article II of the Plan and of Other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with the treatment required by section 1129(a)(9) of the Bankruptcy Code for each of the various claims specified in sections 507(a)(1)–(8) of the Bankruptcy Code.

Y.	Acceptance by at Least One Impaired Class—Section 1129(a)(10).

62. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced in the Voting Report, Class 2 has voted to accept the Plan by the requisite numbers and amounts of interests specified under section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

Z.	Feasibility—Section 1129(a)(11).

63. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Combined Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Plan may be implemented and has a reasonable likelihood of success; (e) establishes that the Debtors, the Plan Administrator, or the Post-Effective Date Debtors, as applicable, will have sufficient funds available to meet their obligations under the Plan; and (f) establishes that the Plan Administrator will have the financial wherewithal to satisfy their obligations following the Effective Date.

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AA.	Payment of Statutory Fees—Section 1129(a)(12).

64. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D of the Plan provides for the payment of all fees and charges assessed against the Estates under 28 U.S.C. § 1930.

BB.	Continuation of Employee Benefits—Section 1129(a)(13).

65. The Debtors do not have any obligation to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases and the Plan.

CC.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

66. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

DD.	“Cram Down” Requirements—Section 1129(b).

67. Section 1129(b)(1) of the Bankruptcy Code provides that, if all applicable requirements of section 1129(a) of the Bankruptcy Code are met other than section 1129(a)(8) of the Bankruptcy Code, a plan may be confirmed so long as the requirements set forth in section 1129(b) of the Bankruptcy Code are satisfied. Notwithstanding the fact that Classes 3, 5, 6, and 7 have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to Classes 3, 5, 6, and 7. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on

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account of its Claim or Interest. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in Classes 3, 5, 6, and 7. Third, the Plan does not discriminate unfairly with respect to Classes 3, 5, 6, and 7 because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

EE.	Only One Plan—Section 1129(c).

68. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in these Chapter 11 Cases.

FF.	Principal Purpose of the Plan—Section 1129(d).

69. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

GG.	No Small Business Case—Section 1129(e).

70. The Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code does not apply.

HH.	Good Faith Solicitation—Section 1125(e).

71. The Debtors acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of their activities relating to support and consummation of the Plan, including the solicitation and receipt of acceptances of the Plan, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

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II.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

72. Each of the conditions precedent to the Effective Date, as set forth in Article VIII.A of the Plan, has been or is reasonably likely to be satisfied or, as applicable, waived in accordance with Article VIII.B of the Plan.

JJ.	Implementation.

73. All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal, state, or local law. The Debtors, the Plan Administrator, and the Post-Effective Date Debtors, as applicable, are authorized to take any action reasonably necessary, advisable, or appropriate to consummate such agreements and the transactions contemplated thereby.

KK.	Disclosure of All Material Facts.

74. The Debtors disclosed all material facts regarding the Disclosure Statement, the Plan, including with respect to consummation of each of the Sale Transactions, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors, the Plan Administrator, or the Post-Effective Date Debtors, as applicable.

LL.	Compliance with Bidding Procedures; Appropriate Exercise of Business Judgment.

75. The Debtors have complied with the Bidding Procedures in pursuing, proposing, and evaluating proposals for the Core Centers Sale Transaction, the CareMed Pharmacy Sale Transaction, the Care Optical Sales Transaction, and the Clear Scripts Sale Transaction.

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The Debtors have complied with the Bidding Procedures in (a) selecting the Core Centers Purchaser as the Successful Bidder (as defined in the Bidding Procedures) for the Core Centers Assets, (b) selecting the CareMed Pharmacy Purchaser as the Successful Bidder for the CareMed Pharmacy Assets, (c) selecting the Care Optical Purchaser as the Successful Bidder for the Care Optical Assets, and (d) selecting the Clear Scripts Purchaser as the Successful Bidder for the Clear Scripts Assets. The Debtors’ decisions to effectuate the Sale Transactions and to select (a) the Core Centers Purchaser as the Successful Bidder for the Core Centers Assets, (b) the CareMed Pharmacy Purchaser as the Successful Bidder for the CareMed Pharmacy Assets, (c) the Care Optical Purchaser as the Successful Bidder for the Care Optical Assets are appropriate exercises of their business judgment, and (d) the Clear Scripts Purchaser as the Successful Bidder for the Clear Scripts Assets are appropriate exercises of their business judgment.

MM.	Sale Transactions.

76. Each of the ACO SPA, the Core Centers APA, the CareMed Pharmacy SPA, the Care Optical SPA, and the Clear Scripts SPA (collectively, the “Purchase Agreements,” and with respect to the applicable purchasers thereunder, the “Purchasers”) are an essential element of the Plan, and entry into each of the Purchase Agreements is in the best interests of the Debtors, their estates, and their creditors. The Debtors have exercised sound business judgment in determining to enter into each of the Purchase Agreements and have provided adequate notice thereof. Each of the Purchase Agreements has been negotiated in good faith and at arm’s length among the Debtors and the applicable Purchasers, and any fees paid thereunder are deemed to have been extended, issued, and made in good faith. None of the Debtors, the Purchasers, or any of their respective affiliates, officers, directors, members, partners, principals, or shareholders (or equivalent) or any of their respective current and former members, managers, officers, directors, employees, advisors, professionals, agents, predecessors, successors or assigns have engaged in

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any conduct that would cause or permit the Purchase Agreements or the consummation of the transactions contemplated thereby to be avoided, or costs or damages to be imposed, under section 363(n) of the Bankruptcy Code. For purposes of section 363(m) of the Bankruptcy Code, (a) in negotiating the ACO SPA, the ACO Purchaser has acted and will be acting in good faith; (b) in negotiating the Core Centers APA, the Core Centers Purchaser has acted and will be acting in good faith; (c) in negotiating the CareMed Pharmacy SPA, the CareMed Pharmacy Purchaser has acted and will be acting in good faith; (d) in negotiating Care Optical SPA, the Care Optical Purchaser has acted and will be acting in good faith; and (e) in negotiating the Clear Scripts SPA, the Clear Scripts Purchaser has acted and will be acting in good faith. Each of the aforementioned Purchasers under the Purchase Agreements is therefore entitled to all of the protections afforded under section 363(m) of the Bankruptcy Code. Moreover, the Debtors and the ACO Purchaser have complied in all material respects with the Bankruptcy Court’s Order (I) Authorizing and Approving (A) Assumption of and Performance of Obligations Under the ACO TSA, and (B) The ACO Break-Up Fee; and (II) Granting Related Relief [Docket No. 250] (the “ACO SPA Order”).

77. With respect to each of the transactions contemplated in the Purchase Agreements, and consistent with the Bankruptcy Court’s findings described in the ACO SPA Order, no other person, entity, or group of entities has offered to purchase the applicable assets for greater overall value to the Debtors’ Estates than as reflected in the Purchase Agreements. The Purchase Agreements memorialize the highest and best offers for each of the applicable assets and will provide substantial consideration as well as greater recoveries to the Debtors’ Estates than would be provided by any available alternatives. The Debtors’ determination that the Purchase Agreements constitute the highest and best offers is a valid and sound exercise of the Debtors’ business judgment. Consummation of the Purchase Agreements is in the best interest of the Debtors’ Estates, their creditors, and other parties in interest.

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78. The Purchasers are not mere continuations or substantial continuations of the Debtors or their Estates and there is no continuity of enterprise or common identity between the Purchasers and any of the Debtors. None of the Purchasers are holding themselves out of the public as a continuation of any of the Debtors. The Purchasers are not successors to the Debtors or their Estates by reason of any theory of law or equity, and the transactions contemplated in the Purchase Agreements do not amount to consolidations, mergers, or de facto mergers of the Purchasers with or into any of the Debtors. The Purchasers have entered into the Purchase Agreements in material reliance on and with fair consideration provided for the assets subject to the transactions contemplated in the Purchase Agreements being free and clear of all claims and interests relating to the Debtors arising prior to the closing of the Purchase Agreements, except as expressly provided under the Purchase Agreements, the Plan, or this Confirmation Order, including any successor or vicarious liabilities of any kind or nature, as set forth herein and in the Purchase Agreements, and the Purchasers would not have entered into the Purchase Agreements without such terms and the findings herein.

79. The conditions of section 363(f) of the Bankruptcy Code have been satisfied in full; therefore, the Debtors may sell assets and property of the Estates pursuant to the Purchase Agreements free and clear of any claims, liens, encumbrances, or other interests of any kind or nature whatsoever other than as expressly provided by the terms of the Purchase Agreements, the Plan, or this Confirmation Order. In addition to and without limiting the foregoing, the transactions contemplated in the ACO SPA are to be consummated under the Plan, and the assets and property to be sold pursuant to the ACO SPA are dealt with by the Plan, the ACO SPA Order, and this

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Confirmation Order; therefore, except as expressly provided under the ACO SPA, the ACO SPA Order, or this Confirmation Order, the Debtors may sell assets and property pursuant to the ACO SPA free and clear of any claims, liens, encumbrances, or other interests of any kind or nature whatsoever pursuant to section 1141(c) of the Bankruptcy Code.

80. The Debtors may sell such assets free and clear of all claims, liens, encumbrances, and other interests of any kind or nature whatsoever (other than as expressly permitted under the Purchase Agreements, the Plan, or this Confirmation Order) because, in each case, one or more of the standards set forth in sections 363(f)(l)–(5), 1129(b)(2)(A)(ii), 1141(a), or 1141(c) of the Bankruptcy Code has been satisfied. All holders of such claims, liens, encumbrances, or other interests against the Debtors, their Estates, or any of the assets subject to the Purchase Agreements (a) who did not object, or who withdrew their objections, to the transactions contemplated in the Purchase Agreements are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code and (b) are bound by this Confirmation Order or the Plan pursuant to section 1141(a) of the Bankruptcy Code. All holders of such claims, liens, encumbrances, or other interests are adequately protected by having their claims, liens, encumbrances, or other interests, if any, in each instance against the Debtors, their Estates, or any of the assets subject to the Purchase Agreements, attach to the net cash proceeds of the sales contemplated in the Purchase Agreements ultimately attributable to the assets in which such creditor alleges a claim, lien, encumbrance, or other interest, in the same order of priority, with the same validity, force, and effect that such claim, lien, encumbrance, or other interest had prior to consummation of the Purchase Agreements, subject to any claims and defenses the Debtors and their Estates may possess with respect thereto, and with such claims, liens, encumbrances, or other interests being treated in accordance with the Plan.

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NN.	Satisfaction of Confirmation Requirements.

81. Based on the foregoing, the Declarations in Support, and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements of section 1129 of the Bankruptcy Code.

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

82. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

83. Disclosure Statement, Solicitation Packages, Tabulation Procedures, and Solicitation Procedures. The Disclosure Statement, the Solicitation Packages, and the Solicitation Procedures are APPROVED on a final basis in all respects pursuant to section 1125 of the Bankruptcy Code.

84. Confirmation of the Plan. The Plan, attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. All Plan documents necessary for implementation of the Plan, including those in the Plan Supplement, are hereby approved and incorporated herein by reference as an integral part of this Confirmation Order. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of this Confirmation Order that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

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85. Selection of Successful Bidders and Decision to Effect Sale Transactions. The Debtors’ determination that (a) the Core Centers Purchaser was the Successful Bidder for the Core Centers Assets (as defined in the Bidding Procedures), that (b) the CareMed Pharmacy Purchaser was the Successful Bidder for the CareMed Pharmacy Securities, (c) the Care Optical Purchaser was the Successful Bidder for the Care Optical Securities, and (d) the Clear Scripts Purchaser was the Successful Bidder for the Clear Scripts Securities, and the Debtors’ decision to effectuate each of the Sale Transactions, were appropriate and satisfactory and are approved in all respects.

86. Approval of Core Centers Sale Transaction. The Core Centers APA, and the consummation of the transaction contemplated thereby (the “Core Centers Sale Transaction”) are APPROVED. The Debtors and their officers, agents, professionals and other representatives are authorized and directed to take all actions and consummate all transactions contemplated under the Core Centers APA, in accordance with the Plan and this Order. The Debtors and the Core Centers Purchaser are hereby authorized to perform their respective covenants and undertakings as provided in the Core Centers APA without further order of the Court. The Core Centers Purchaser and the Debtors shall have no obligation to close the Core Centers Sale Transaction except as is contemplated and provided for in the Core Centers APA. The Core Centers Purchaser, having submitted the Successful Bid, is the Successful Bidder. The Core Centers Purchaser may operate free of any restrictions of the Bankruptcy Code.

87. Good Faith Purchaser. The Core Centers APA has been entered into by the Core Centers Purchaser in good faith and the Core Centers Purchaser is a good faith purchaser of the Core Centers Assets as that term is used in section 363(m) of the Bankruptcy Code, and

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accordingly, the reversal or modification on appeal of the authorization of the Core Centers Sale Transaction provided herein shall neither affect the validity of Core Centers Sale Transaction nor the transfer of the Core Centers Assets to Core Centers Purchaser, free and clear, unless such authorization is duly stayed before the Closing pending such appeal. The Core Centers Purchaser is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code, and the Core Centers Purchaser otherwise has proceeded in good faith in all respects in connection with the Core Centers Sale Transaction specifically and this Chapter 11 Case generally.

88. Consideration for the Core Centers Assets. The consideration provided by the Core Centers Purchaser for the Core Centers Assets under the Core Centers APA is hereby deemed for all purposes to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and any other applicable law, and the Core Centers Sale Transaction may not be avoided, or costs or damages imposed or awarded under section 363(n) or any other provision of the Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act or any other similar state laws.

89. Title to the Core Centers Assets. Upon closing of the Core Centers Sale Transaction, this Order shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of all of the Debtors’ right, title and interest in all of the Core Centers Assets and a bill of sale transferring good, marketable, and valid title in such Core Centers Assets to the Core Centers Purchaser pursuant to the terms of the Core Centers APA on a Free and Clear basis.

90. Surrender of Possession. Any and all Core Centers Assets in the possession or control of any person or entity, including any vendor, supplier or employee of the Debtors, shall be transferred to the Core Centers Purchaser Free and Clear, and shall be delivered to the Core Centers Purchaser and deemed delivered at the time of Closing (or such other time as provided in the Core Centers APA).

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91. No Bulk Sales. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated by the Core Centers APA or this Order.

92. Release of Interests. Effective upon the Closing Date, this Order: (a) is and shall be effective as a determination that all Claims and Interests (other than Permitted Liens or Assumed Liabilities) of any kind or nature whatsoever existing as to the Core Centers APA before the Closing Date have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected; (b) is and shall be binding upon and shall govern the acts of all entities, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to the Core Centers Assets conveyed to the Core Centers Purchaser, and all recorded Claims and Interests (other than Permitted Liens3 or Assumed Liabilities4) against the Core Centers Assets shall be deemed stricken from such entities’ records, official and otherwise.

93. Approval to Release Claims and Interests. If any person or entity that has filed financing statements, mortgages, mechanic’s liens or other documents or agreements evidencing

[3]	“Permitted Liens” throughout this Confirmation Order to be defined as “Permitted Liens” in the Asset Purchase Agreement [Docket No. 132-2].
[4]	“Assumed Liabilities” throughout this Confirmation Order to be defined as “Assumed Liabilities” in the Asset Purchase Agreement [Docket No. 132-2].

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Claims and Interests in, Liens on the Core Centers APA shall not have delivered to the Debtors before the Closing, in proper form for filing and executed by the appropriate parties, the appropriate documentation with respect to the release of such Claims and Interests, the Debtors and/or the Core Centers Purchaser are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Core Centers Assets. The Core Centers Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Claims and Interests against the Core Centers APA other than the Permitted Liens and the Assumed Liabilities. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state or local government agency, department or office.

94. Allocation of Assets. The Core Centers Purchaser is hereby authorized in connection with the consummation of the Core Centers Sale Transaction to allocate the Core Centers Assets, including without limitation the Assigned Contracts, among its affiliates, designees, assigns, and/or successors, in accordance with the terms of the Core Centers APA, and to assign, lease, sublease, license, sublicense, transfer, or otherwise dispose of any of the Core Centers Assets or the rights to purchase or acquire any of the Core Centers Assets, including without limitation the Assigned Contracts, to its affiliates, designees, assignees and/or successors with all of the rights and protections accorded to the Core Centers Purchaser under this Order and the Core Centers APA with respect thereto. The Debtors shall cooperate with and take all actions reasonably requested by the Core Centers Purchaser to effectuate any of the foregoing.

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95. Governmental Authorization to Effectuate Sale and Assignments. Each and every federal, state and governmental agency or department, and any other person or entity, is hereby authorized to accept any and all documents and instruments in connection with or necessary to consummate the transactions contemplated by the Core Centers APA. No governmental unit may revoke or suspend any lawful right, license, trademark or other permission relating to the use of the Core Centers Assets sold, transferred or conveyed to the Core Centers Purchaser on account of the filing or pendency of this Chapter 11 Case or the consummation of the Core Centers Sale Transaction. For the avoidance of doubt, the sale of the Core Centers APA authorized herein shall be of full force and effect, regardless of whether the Debtors or any of its affiliates lack good standing in any jurisdiction in which such entity is formed or is authorized to transact business.

96. Additional Orders. After the Effective Date, the Core Centers Purchaser may present such Order(s) or assignment(s) to the Bankruptcy Court, for entry or approval and suitable for filing in the records of every county or governmental agency where the Core Centers Assets are or were located, which provide that such property is conveyed to and vested in the Core Centers Purchaser. The Order(s) or assignment(s) may designate all the Core Centers Assets Free and Clear of all Liens, Claims, encumbrances, or other interests which appear of record and/or from which the property is being transferred. The Plan shall be conclusively deemed to be adequate notice that such Lien, Claim, encumbrance, or other interest is being extinguished, and no notice, other than by the Plan, shall be given prior to the presentation of such Order(s) or assignment(s). Any Person having a Lien, Claim, encumbrance, or other interest against any Core Centers Assets shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Core Centers Assets Free and Clear to the Core Centers Purchaser.

97. References to Core Centers APA. The failure specifically to include or reference any particular provision of the Core Centers APA or any related ancillary document in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the

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Bankruptcy Court that the Core Centers APA and all related ancillary documents by authorized and approved, each in its entirety and such related agreements be approved and effectuated in their entirety (except as otherwise modified in this Order).

98. Automatic Stay. The Core Centers Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the Core Centers APA or any other sale-related document.

99. Headings. Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

100. Objections. All objections (including any reservations of rights contained therein) to approval of Confirmation of the Plan or the Sale Transactions that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtors on the record of the Combined Hearing, are OVERRULED and DENIED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice.

101. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims or Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan, as modified by the Plan Modifications and this Confirmation Order. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of any Plan Modifications.

102. No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable law, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute,

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deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Sale Documents.

103. Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Core Centers APA shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, or the Plan Administrator, the Post-Effective Date Debtors, the Holders of Claims or Interests, the Released Parties, the Core Centers Purchaser and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

104. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder, and all motions or requests for relief by the Debtors pending before this Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Post-Effective Date Debtors, the Plan Administrator, as applicable, and their respective successors and assigns.

105. Classification and Treatment. The Plan’s classification scheme is approved. The terms of the Plan shall govern the classification and treatment of Claims and Interests for purposes of the distributions to be made thereunder.

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106. Subordination of Claims. The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

107. Insurance. Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

108. Wind-Down. On or before the Effective Date, the Debtors or the Plan Administrator shall enter into and take any actions that may be necessary or appropriate to effectuate the Sale Transactions or the Wind-Down of the Debtors, as applicable, including but not limited to: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement, and the RSA; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (3) the issuance and distribution of the Sale Transaction Equity Consideration as set forth in the Plan; (4) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable Law; (5) such other

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transactions that are required to effectuate the Restructuring Transactions; (6) the distribution of Distributable Cash in accordance with the Plan; (7) enforcing the ACO SPA and collecting the CareMax Recoverable MSSP payments in accordance with the ACO SPA; and (8) any and all other actions that the Debtors or the Plan Administrator determine are necessary or appropriate to effectuate the Plan.

109. Sources of Consideration for Plan Distributions. Subject to the provisions of the Plan concerning the Professional Fee Reserve Account and the Wind-Down Budget, the Debtors or the Post-Effective Date Debtors or the Plan Administrator shall fund the transactions and distributions under the Plan from (a) Available Cash, (b) proceeds from the DIP Facility, and (c) proceeds from the Sale Transactions.

110. On or before the Effective Date, the Debtors or the Plan Administrator shall take any actions that may be necessary or appropriate to effectuate the Sale Transactions in accordance with the Bid Procedures Order and the Plan.

111. The Debtors or the Post-Effective Date Debtors or the Plan Administrator shall use Cash on hand to pay the fees and expenses of administering their respective functions and to fund distributions to Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

112. The Debtors, Post-Effective Date Debtors or the Plan Administrator shall use the recovery, if any, from prosecution or settlement of the Retained Causes of Action to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

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113. Vesting of Assets. Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries or Post-Effective Date Debtor Causes of Action, shall vest in each respective Debtor (including any Transferred Entity), free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or this Confirmation Order; provided, that any Remaining Assets held by a Transferred Entity that are excluded and otherwise not vested in the Transferred Entity, shall instead vest in the Post-Effective Date Debtors. Subject to the terms of the Plan, on or after the Effective Date, the Plan Administrator may use, acquire, and dispose of the Remaining Assets, and may prosecute, compromise, or settle any Claims and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Confirmation Order.

114. Setoff and Recoupment. Except as expressly provided in the Plan, each Post-Effective Date Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Post-Effective Date Debtor and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor, or its successor of any and all claims, rights, and Causes of Action that the Post-Effective Date Debtor, or its successor may possess against the applicable Holder. In no event shall any Holder of a Claim be entitled to recoup

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such Claim against any claim, right, or Cause of Action of the Debtors or Post-Effective Date Debtors as applicable, unless such Holder actually has performed such recoupment in advance and provided notice thereof in writing with consents or Court authority and in accordance with the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. For the avoidance of doubt, nothing in the Plan, this Order, or Sale Documents shall enjoin or affect any valid setoff rights under federal law as recognized in section 553 of the Bankruptcy Code and applicable law, or recoupment rights, provided, however, that the rights and defenses of the Debtors with respect thereto are fully preserved.

115. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action and Causes of Action of the Debtors that are not otherwise transferred or sold pursuant to the Sale Transactions, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX of the Plan, which shall be deemed released and waived by the Debtors and the Plan Administrator as of the Effective Date. No Causes of Action shall be retained or preserved against the Debtors’ directors and officers except as otherwise determined by the Disinterested Director prior to the Combined Hearing. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Plan Administrator will not pursue any and all available Causes of Action of the Debtors against it.

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116. Corporate Action. The Post-Effective Date Debtors or the Transferred Entities, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Sale Transactions, including the ACO SPA, the Core Centers APA, the Pharmacy Sale Documents, and the Care Optical Sale Documents, and may take any actions as may be necessary or appropriate to effectuate a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of any of the Transferred Entities, as and to the extent provided in the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions, including the Sale Transactions, are hereby approved. Such transfers and obligations are made for reasonably equivalent value (as those terms are defined in each of the Uniform Voidable Transfer Act, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, and section 548 of the Bankruptcy Code) and fair consideration under the Bankruptcy Code, any other laws of the United States, and the laws of any state, territory, possession, and the District of Columbia, and they shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise expressly provided in the Plan, each Transferred Entity shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Transferred Entity is incorporated or formed.

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117. On the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Post-Effective Date Debtors shall be dissolved for all purposes unless the Plan Administrator determines that dissolution can have any adverse impact on the Remaining Assets (for the avoidance of doubt none of the Transferred Entities shall be dissolved); provided, that neither the Debtors nor any party released pursuant to Article IX of the Plan shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtors. The Plan Administrator shall submit with the appropriate governmental agencies a copy of this Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a certificate of dissolution from the applicable secretary of state (or each of their equivalents).

118. Without limiting the foregoing, and except as otherwise expressly set forth in the Sale Documents, on the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall have no further duties or responsibilities in connection with implementation of the Plan, and the directors and officers of the Debtors shall be deemed to have resigned and the employees of the Debtors terminated. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan or this Confirmation Order.

119. Cancellation of Existing Securities and Agreements. Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, the Prepetition Documents and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or

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documents evidencing or creating indebtedness or obligations of (or ownership interest in) the Debtors that are Reinstated pursuant to the Plan) shall be deemed canceled, discharged and of no force or effect, without further action or approval of the Court. The Debtors, the Transferred Entities, the Post-Effective Date Debtors, or any Holder, and the Prepetition Agent and its agents, successors and assigns shall be automatically and fully released and discharged of and from all duties as applicable under the Prepetition Documents, except, as applicable, as necessary to (a) enforce the rights and Claims of the Prepetition Agent, and any predecessor thereof, vis-à-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan, (c) preserve any rights of the Prepetition Agent to payment of fees, expenses, and Indemnification Obligations as against any distributions, (d) allow the Prepetition Agent to exercise rights and enforce obligations relating to the Plan; and (e) allow the Prepetition Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court.

120. Subsequent to the performance by the Prepetition Agent of its obligations under the Plan, the Prepetition Agent and its respective agents shall be relieved of all further duties and responsibilities related to the Prepetition Documents upon the occurrence of the Effective Date, except with respect to such other rights of the Prepetition Agent that, pursuant to the Prepetition Documents, survive the termination of the Prepetition Documents.

121. The obligations of the Debtors pursuant, relating, or pertaining to any other agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, indentures, certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of the

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Debtors that are Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall also continue in effect to allow such Holder to appear and be heard in the Chapter 11 Cases or in any proceeding in the Court or any other court, including, without limitation, to enforce the respective obligations owed to such parties under the Plan.

122. Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect solely in connection with such cancellations, terminations, satisfactions, releases or discharges. Nothing contained in the Plan shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under (i) any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Court or hereunder or (ii) any Claims or Interests that are Reinstated pursuant to the terms of the Plan.

123. Effectuating Documents; Further Transactions. Upon entry of this Confirmation Order, subject to the terms of the RSA, the Debtors or the Plan Administrator (as applicable) shall be authorized to execute, deliver, File, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of the Plan and any transactions described in or contemplated by the Plan. Subject to the terms of the RSA, the Debtor, the Plan

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Administrator, all Holders of Claims receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate actions required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized Persons, or officers of the Debtors or the Plan Administrator.

124. Section 1146 Exemption from Certain Taxes and Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment.

125. Authority to Act. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

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126. Separate Plans. Notwithstanding the combination of separate plans for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor.

127. General Settlement of Claims and Interests. Pursuant to section 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019 (other than with respect to the Third Party Release). The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

128. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided herein (which exclusion includes the Indemnification Obligations and the D&O Liability Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an

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order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are (i) the subject of a motion to assume that is pending on the Confirmation Date, (ii) set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, or (iii) subject to an unresolved Cure dispute as of the Effective Date and shall be assumed, assumed and assigned, or rejected, as applicable, upon the resolution of such Cure dispute in accordance with the Sale Transactions or otherwise as set forth herein.

129. Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents or the Plan, including, for the avoidance of doubt, the ACO Transferred Contracts, and payment of any Cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, which, for the avoidance of doubt, shall be the Effective Date for the ACO Transferred Contracts. Subject to the foregoing, such assignment shall be effective without the need for any further action or consents that may otherwise be required under applicable nonbankruptcy law. There is adequate assurance of future performance for the contracts to be assumed and assigned as part of the ACO Sale Transaction and the Core Centers Sale Transaction. From the date of the closing under the Core Centers APA to the Core Centers Purchaser (the “Closing”), until the earliest of (a) the date of the assumption of an Executory Contract assumed and assigned to the Core Centers Purchaser or (b) the rejection of an executory contract, whether by virtue of an express rejection of the executory contract or by expiration of the

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Core Center Purchaser’s option to accept assignment of such contract (each assumed or rejected contract, an “Applicable Contract”) it is understood and agreed that ClareMedica Viking, LLC will act as limited agent for the Debtors under the Applicable Contract solely for the purpose of continuing to provide the applicable services of the Debtors (or their affiliates) under and in accordance with the terms of such Applicable Contract. In the event that the Core Centers Purchaser (or its affiliate) provides any such services pursuant to an Applicable Contract, the Debtors or its successor shall promptly remit any payment received in connection with such Applicable Contract to ClareMedica Viking, LLC. For the avoidance of doubt, the Core Centers Purchaser’s actions pursuant to this paragraph of this Confirmation Order is not an assumption of an Applicable Contract and the Core Purchaser shall not be responsible for any liability in respect of any such Applicable Contract (whether such liability accrued prior to, as of or following the Closing), other than as a result of the gross negligence or willful misconduct of the Core Centers Purchaser in performing any such services; provided further that nothing herein shall limit, amend or otherwise alter any rights of the Core Centers Purchaser set forth in this Confirmation Order or the Core Centers APA.

130. Any objection to the proposed assumption or cure amount filed in the Schedule of Assumed Executory Contracts and Unexpired Leases by such counterparty must be Filed by no later than the date provided in the Notice of Assumption, Confirmation Order or any other order of the Bankruptcy Court establishing the date by which such objections must be Filed. The Debtors or the Core Centers Purchaser, as applicable, reserve the right to remove an Executory Contract or Unexpired Lease from the Schedule of Rejected Executory Contracts and Unexpired Leases and move it to the Schedule of Assumed Executory Contracts and Unexpired Leases until 30 days after the Core Centers Sale Transaction closes. The Debtors or the Core Centers Purchaser, as

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applicable, reserve the right to remove an Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases and move it to the Schedule of Rejected Executory Contracts and Unexpired Leases until 30 days after the Core Centers Sale Transaction closes, or to take other action as is necessary and appropriate to avoid overpayment or duplicate payments for the Cure Amounts; provided that, for the avoidance of doubt, that with respect to Unexpired Leases included on the Schedule of Assumed Executory Contracts and Unexpired Leases as of Closing, the Core Centers Purchaser will pay all rental obligations for the period between Closing and the assumption or rejection of such Unexpired Leases; provided further that, in the event that such rental obligations for such period are not timely paid in accordance with the terms of the applicable Unexpired Lease, the rights of the applicable counterparty to such Unexpired Lease to file an administrative claim as against the Debtors on account of unpaid rental obligations during the period are hereby reserved and preserved, and such claim may be filed up to forty-five (45) days after the Closing Date (as defined in the Core Centers APA) for the Core Centers Sale Transaction. The ACO Purchaser reserves the right to remove such Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases at any time prior to the Closing (as defined in the ACO SPA) of the ACO Sale Transaction. Notwithstanding anything to the contrary herein, on the Closing Date (as defined in the ACO SPA), all Accepted Contracts (as defined in the ACO SPA) shall be assumed by the applicable Debtor; provided that the foregoing shall not abridge any party’s rights to timely object, with such and any pending Cure disputes being preserved and to be resolved in accordance with the provision set forth herein; provided further, that if any party files an objection to the proposed assumption or cure amount for an Accepted Contract, then, at the ACO Purchaser’s election at any time during the pendency of the dispute and, in any event, within five business days of the

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Bankruptcy Court fixing a cure amount greater than the amount listed on the Schedule of Assumed Executory Contracts and Unexpired Leases, (a) such Executory Contract shall be rejected by the applicable Debtor and treated as if it was not assumed as of the Closing, and any counterparty to an Executory Contract that is rejected pursuant to a Cure dispute as described in this clause shall have no right of recovery whatsoever against the ACO Purchaser and shall only be entitled to a claim against the Debtors’ Estates for rejection damages (if any), (b) such objection shall be settled without the requirement for any further notice or order and such Accepted Contract shall remain assumed, or (c) such Accepted Contract shall remain assumed subject to payment of the required Cure amount by the applicable party as set forth in the ACO SPA. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or Cure Claim. Any and all negotiation, litigation (including of any objection to assumption), dispute resolution or any other matters regarding the assumption of Executory Contracts and Unexpired Leases shall be carried out by the Core Centers Purchaser after the Bankruptcy Court enters this Confirmation Order.

131. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and this Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and this Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions herein.

132. Nothing in the Plan, Confirmation Order, Sale Documents, or related Plan documents (“Plan Documents”) shall (i) authorize the transfer or assignment of any federal

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(A) grants, (B) grant funds, (C) contracts, (D) property, including intellectual property and patents, (E) leases, (F) agreements, (G) certifications, (L) permits, (M) covenants, (N) guarantees, (O) indemnifications, (P) data, (Q) records,(R) inventory, (S) payment obligations, (T) Medicare agreements, or (U) other interests of the United States (collectively, “Federal Interests”), without compliance with all terms of the Federal Interests, as applicable, and with all applicable non-bankruptcy law; or (ii) be interpreted to set cure amounts owed to or on behalf of the United States or to require the United States to novate, approve, or otherwise consent to the assumption, sale, assignment, or transfer of any Federal Interests. This paragraph shall not be construed to conflict with the rights or obligations of the Core Centers Purchaser under the Core Centers APA or the ACO Purchaser under the ACO SPA.

133. To the extent that the Debtors, the ACO Entities, and/or the ACO Purchaser seek to assume and assign, effect a change in control, or otherwise transfer any of the participation agreements between CMS and the ACO Entities (the “Participation Agreements”), such assumption and assignment will be accomplished in a manner that is consistent with the relevant provisions of the Bankruptcy Code and applicable law. Nothing in the Plan Documents diminishes or enlarges CMS’ rights with respect to any surety bonds obtained for the benefit of CMS. Nothing in the Plan Documents shall authorize the assumption or assignment of any of the Participation Agreements without any required consent of CMS (if any) provided for under the Bankruptcy Code and applicable law; provided that nothing herein will constitute a waiver of any rights or obligations under the Participation Agreements post-closing. Approximately eighteen (18) Debtor entities are, or at one time were, enrolled as providers in Part B of the Medicare Program (collectively, the “Debtor Part B Providers”) pursuant to separate provider enrollment agreements (collectively, the “Provider Agreements” and each, a “Provider Agreement”); provided that, for

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the avoidance of doubt, no ACO Entity participating in the MSSP is enrolled as a provider in Part B of the Medicare Program. CMS may recoup from the applicable Transferred Entities and/or the applicable Debtor Part B Provider any payments due under the applicable Provider Agreements (for the avoidance of doubt, the Participation Agreements with the ACO Entities participating in the MSSP are not Provider Agreements) any Part B overpayments from CMS to any of the Debtor Part B Providers in accordance with the Medicare Act, federal regulations, the terms of the Provider Agreements, and the Parties’ prior ordinary course business practices. Nothing in the Plan Documents shall affect (a) the Secretary of the Department of Human and Health Services’ (“HHS”) and CMS’s authority and exclusive jurisdiction to determine the amounts due to or owed by the Debtors and/or any Transferred Entities under the Participation Agreements, the MSSP model, the ACO REACH model, and the Provider Agreements or to regulate any Entity’s enrollment or participation as a Medicare provider; (b) the right and authority of HHS, CMS, or CMS’s contractors to review, approve, deny, or pay Medicare claims in the ordinary course of business in accordance with Medicare Program Law; or (c) any rights, claims or defenses of any other federal entity other than CMS, including other components of HHS and the Department of Justice.

134. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and this Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Plan Administrator, or the Post-Effective Date Debtors, or any of their respective assets and properties; provided that with respect to the Core Centers APA, to the extent an Executory Contract or Unexpired Lease included on the Schedule of Assumed Executory Contracts and

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Unexpired Leases for the Core Centers APA as of the Closing Date (as defined in the Core Centers APA, the “Core Centers Closing Date”)5 (and such Executory Contract or Unexpired Lease, a “Core Centers Designated Contract”) is removed from such Schedule of Assumed Executory Contracts and Unexpired Leases at any time prior to the date that is thirty (30) days after the Core Centers Closing Date, any Claim arising from the rejection of such Core Centers Designated Contract shall be timely Filed to the extent Filed within forty-five (45) days of the Core Centers Closing Date; provided further that with respect to the CareMed Pharmacy SPA, to the extent an Executory Contract or Unexpired Lease included on the Schedule of Assumed Contracts and Unexpired Leases for the CareMed Pharmacy SPA as of the Closing (as defined in the CareMed Pharmacy SPA, the “CareMed Closing Date”, and such Executory Contract or Unexpired Lease, a “CareMed Designated Lease”) is removed from such Schedule of Assumed Executory Contracts and Unexpired Leases at any time prior to the date that is thirty (30) days after the CareMed Closing Date, any Claim arising from the rejection of such CareMed Designated Contract shall be timely Filed to the extent Filed within forty-five (45) days of the CareMed Closing Date. Notwithstanding the foregoing, the United States shall not be required to file any proof of claim prior to the Governmental Bar Date.

135. Indemnity Obligations. Excluding the ACO Entities, each of the Debtors’ Indemnification Obligations shall not be discharged, impaired, or otherwise affected by the Plan (except as set forth below). The Indemnification Obligations of the Debtors (excluding the ACO Entities) shall be deemed Executory Contracts assumed or assumed and assigned by the Debtors under the Plan; provided, however, that such Persons designated by the Disinterested Director prior to the Combined Hearing shall not be entitled to any indemnity or similar obligations owed

[5]	As used in this paragraph 134, the term “Closing Date” has the meaning provided in the Core Centers APA.

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by any of the Debtors and, if so, such obligations are hereby rejected and expressly not assumed by Debtors or Post-Effective Date Debtors (or the ACO Entities). Any Indemnification Obligations not assumed under the ACO Entities will instead be assumed by the Post-Effective Date Debtors. Notwithstanding the foregoing, no Indemnification Obligations of (x) former directors and officers of any of the Debtors as of the Petition Date and (y) Dr. Ralph de la Torre, M.D. shall be assumed by the Debtors or the Post-Effective Date Debtors without the written consent of the Required Consenting Term Loan Lenders.

136. D&O Liability Insurance Policies. Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be treated as an Executory Contract under the Plan and shall be assumed, in its entirety, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to sections 105, 365, and 1123 of the Bankruptcy Code. For the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in the D&O Liability Insurance Policies. In addition, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies (including any “tail” policy) in effect or purchased as of the Effective Date for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Liability Insurance Policies.

137. The Debtors shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date and shall continue such policies and satisfy their obligations thereunder in full in the ordinary course of business.

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138. Employee Compensation and Benefits. All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.

139. Employment Agreements. Any Employment Agreement not assumed and assigned pursuant to the Sale Transactions Documents as part of the Sale Transactions shall be rejected by the Debtors on the Effective Date of the Plan.

140. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or in this Confirmation Order, the timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan, the Plan Supplement, or this Confirmation Order, as applicable. To the extent the Plan does not specify the recipient of any Estate assets or property (including in the event that the Claim of the specified recipient of such Estate assets or property is paid or otherwise satisfied in full), such Estate assets or property shall be turned over to the Post-Effective Date Debtors or Plan Administrator for distribution to Holders of Claims in accordance with the claims and priority waterfall set forth in the Plan.

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141. Professional Compensation. All requests for payment of Professional Compensation Claims (other than from OCPs) for services rendered and reimbursement of expenses incurred through the Effective Date shall be filed no later than forty-five (45) days after the Effective Date. This Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. Objections to Professional Compensation Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Compensation Claims. To the extent any Cash is remaining in the Professional Fee Reserve Account following irrevocable payment in full of all Allowed Professional Compensation Claims (including Allowed Professional Compensation Claims arising after the Confirmation Date), such Cash shall be transferred to the Post-Effective Date Debtors.

142. All requests for payment of Professional Compensation Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Compensation Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Compensation Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor, Post-Effective Date Debtors, or the Plan Administrator (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Compensation Claims are Allowed pursuant to the OCP Order.

143. Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Plan Administrator promptly following the occurrence of the Effective Date, if not returned or applied earlier.

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144. Compliance with Tax Requirements. In connection with the Plan, any Person issuing any instrument or making any distribution or payment in connection therewith, shall comply with all applicable withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution or withhold an appropriate portion of such distributed property and either (1) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (2) pay the withholding tax using its own funds and retain such withheld property. The distributing party shall have the right not to make a distribution under the Plan until its withholding or reporting obligation is satisfied pursuant to the preceding sentences. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.

145. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the withholding agent or such other Person designated by the Plan Administrator the appropriate IRS Form or other tax forms or documentation requested by the Plan Administrator to reduce or eliminate any required federal, state, or local withholding. If the party entitled to receive such property as an issuance or distribution fails to comply with any such request for a one hundred eighty (180) day period beginning on the date after the date such request is made, the amount of such issuance or distribution shall irrevocably revert to the Plan Administrator and any Claim in respect of such distribution under the Plan shall be discharged and forever barred from assertion against such Debtor, the Plan Administrator, or their respective property.

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146. Notwithstanding the above, each Holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

147. Procedures for Resolving Disputed Claims. The procedures governing resolution of disputed or unliquidated claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety. As set forth therein, all Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims shall not be entitled to vote to accept or reject the Plan. A Claim deemed Disputed pursuant to Article VII.H of the Plan shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtors from such Holder have been paid.

148. Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Plan Administrator, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

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149. If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim.

150. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

151. Claims Register. Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the official Claims Register in these Chapter 11 Cases by the Debtors, or the Plan Administrator, as applicable, without an objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors’ Notice and Solicitation Agent, is directed to adjust or expunge such Claims in the Claims Register, as applicable.

152. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, as an Other Secured Claim, or not subordinated, by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Sale Orders, the Plan Supplement, the Disclosure Statement, or other papers filed with the Bankruptcy Court or evidenced by a written instrument acknowledged by the Debtors or their counsel before the Confirmation Date.

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153. Debtor Releases, Third Party Release, Exculpations, Injunction, and Related Provisions under the Plan. The discharge, releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Bankruptcy Court or any other party.

154. Debtor Releases.

155. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, and to the fullest extent permissible under applicable law, each Released Party is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Transferred Entities, the Post-Effective Date Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in Law, equity, contract, tort or otherwise, that the Debtors, the Transferred Entities, the Post-Effective Date Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf

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of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), any Security of the Debtors, the Transferred Entities, or the Post-Effective Date Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions between or among a Company Party and another Company Party, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or consummation of the RSA, the Restructuring Transactions, CareMed Pharmacy Sale Transaction, the Care Optical Sale Transaction, the DIP Facility, the DIP Facility Documents the administration and implementation of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the Sale Transactions, or any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the ACO Sale Transaction, the Core Centers Sale Transaction, CareMed Pharmacy Sale Transaction, the Care Optical Sale Transaction, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, or any other Definitive Document, before or during the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of

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Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date (including before the Petition Date). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Sale Documents, or any Claim or obligation arising under the Plan.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtors’ release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtors’ release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtors’ release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Post-Effective Date Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to Article IX.A of the Plan.

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156. Third Party Release. Except as otherwise expressly set forth in this Plan or this Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date and to the fullest extent permissible under applicable law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, equity, contract, tort, or otherwise, including any derivative Claims asserted or assertable on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), any Security of the Debtors or the Post-Effective Date Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions between or among a Company Party and another Company Party, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or consummation of the RSA, the Restructuring Transactions, the DIP Facility, the DIP Facility Documents the administration and implementation of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, or the Sale Transactions, or any contract, instrument, release, or other agreement or document

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(including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the ACO Sale Transaction, the Core Centers Sale Transaction, before or during the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date (including before the Petition Date); provided further, that the provisions of this Third Party Release shall not operate to waive, release, or otherwise impair any Causes of Action arising from willful misconduct, actual or criminal fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Sale Documents, or any Claim or obligation arising under the Plan. Notwithstanding anything to the contrary in the Plan, no person shall be released from any claims arising from or on account of professional malpractice in connection with rendering care or services to any patient.

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Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases contained in Article IX.B of the Plan, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Releases are: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties that is important to the success of the Plan; (d) in the best interests of the Debtors and their Estates; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to Article IX.B of the Plan.

157. Exculpations. Except as otherwise specifically provided in the Plan or this Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, the ACO Sale Transaction, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the Filing of the

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Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence.

The Exculpated Parties and other parties set forth above have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable Laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

158. Injunction. Except as otherwise expressly provided in the Plan or this Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests or Causes of Action, as applicable, that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Plan Administrator, the Post- Effective Date Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as

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applicable; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable, unless such Holder has Filed a motion requesting the right to perform such setoff subrogation, or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff, subrogation, or recoupment pursuant to applicable Law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable, released or settled pursuant to the Plan.

For the avoidance of doubt, neither the Purchasers nor any Related Party of the Purchasers are or shall be deemed, as a result of the consummation of the Plan, the consummation of the Sale Transactions or otherwise, to be liable for any qui tam or similar Claim against any Debtor or Post-Effective Date Debtor, as applicable, due to conduct occurring prior to the closing of the Sale Transactions.

Upon entry of this Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct

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and indirect affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in this Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Restructuring Term Sheet and the Plan.

159. Gatekeeper Provision. Except as provided in paragraphs 133 and 197 of this order, no party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Plan Administrator, the Exculpated Parties, or the Released Parties, including without limitation, for the avoidance of doubt, the Purchasers, that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article IX.A, Article IX.B, Article IX.C or Article IX.D without first (a) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable Claim against a Debtor, Plan Administrator, Exculpated Party, or Released Party and is not a Claim that has been released or discharged under the Plan or has been enjoined by an injunction provided for in the Plan, which request must attach the complaint or petition proposed to be Filed by the requesting party and (b) obtaining from the Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor, Plan Administrator, Exculpated Party, or Released Party, including without limitation, for the avoidance of doubt, the Purchasers. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain

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authorization from the Bankruptcy Court before Filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action. For the avoidance of doubt, no party shall be a Releasing Party to the extent that such party did not receive notice and service of the Release Opt-Out.

160. Release of Liens. Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security Interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and Interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security Interests shall revert to the Debtors and their successors and assigns.6 For the avoidance of doubt, on the Effective Date, (a) concurrently with the consummation of the ACO Sale Transaction, the Purchased Securities (as defined in the ACO SPA), shall be transferred to and vest in the ACO Purchaser free and clear of all Liens, Claims, charges, Interests, or other encumbrances pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code and in accordance with the terms of this Confirmation Order, the Plan, and the ACO Sale Documents, each as applicable; (b) concurrently with the consummation of the Core Centers Sale Transaction, the Core Centers Acquired Assets shall be transferred to and vest in the Core Centers Purchaser free and clear of all Liens, Claims, charges, Interests, or other encumbrances pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code and in accordance with the terms of this Confirmation Order, the Plan, and the Core Centers Sale

[6]	For the avoidance of doubt, any cash sweep agreements or deposit account control agreements, and any agreements related thereto, to which the ACO Entities are party, are hereby terminated.

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Documents, each as applicable; (c) concurrently with the consummation of the CareMed Pharmacy Sale Transaction, the CareMed Pharmacy Acquired Assets shall be transferred to and vest in the CareMed Pharmacy Purchaser free and clear of all Liens, Claims, charges, Interests, or other encumbrances pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code and in accordance with the terms of this Confirmation Order, the Plan, and the CareMed Pharmacy Documents, each as applicable; (d) concurrently with the consummation of the Care Optical Sale Transaction, the Care Optical Acquired Assets shall be transferred to and vest in the Care Optical Purchaser free and clear of all Liens, Claims, charges, Interests, or other encumbrances pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code and in accordance with the terms of this Confirmation Order, the Plan, and the Care Optical Documents, each as applicable, and (e) concurrently with the consummation of the Clear Scripts Sale Transaction, the Clear Scripts Acquired Assets shall be transferred to and vest in the Clear Scripts Purchaser free and clear of all Liens, Claims, charges, Interests, or other encumbrances pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code and in accordance with the terms of this Confirmation Order, the Plan, and the Clear Scripts Sale Documents, each as applicable.

161. Neither the Core Centers Purchaser nor any of its Affiliates does or shall have any successor liability relating to any pre-Closing activities of the Seller Parent or any of its Affiliates (including each Member of the Seller Group) including, without limitation, under any theory of successor liability on account of any claims or interests that encumber or relate to the Core Centers Assets. The consummation of the Core Centers Sale Transaction does not amount to a consolidation, merger or de facto merger of the Core Centers Purchaser and the Debtors and/or their estates. No substantial continuity exists between the Core Centers Purchaser and the Debtors.

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No continuity of enterprise exists between the Debtors and the Core Centers Purchaser, the Core Centers Purchaser is not a mere continuation of the Debtors or their estate, and the Core Centers Purchaser does not constitute a successor to the Debtor or their estates. Upon the Closing, to the fullest extent of the law, the Core Centers Purchaser’s acquisition of the Core Centers Assets shall be Free and Clear of any “successor liability” claims of any nature whatsoever, whether known or unknown and whether asserted or unasserted as of the time of the Closing. The Core Centers Assets shall not be subject to any Claims and Interests arising under or in connection with any Excluded Contract, Excluded Asset, or Excluded Liability. The Core Centers Purchaser’s operations shall not be deemed a continuation of the Debtor’ business as a result of the acquisition of the Core Centers Assets. The transfer of the Core Centers Assets to the Core Centers Purchaser, except as otherwise set forth in the Core Centers APA, does not, and will not, subject the Core Centers Purchaser to any liability whatsoever, including but not limited to any liability related to claims of medical malpractice and/or other professional liability of the Debtors, or any of their employees, attending physicians, agents or independent contractors to the extent arising out of events or omissions occurring before the Closing Date with respect to operation of the Debtors’ business prior to the Closing.

162. If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security Interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security Interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such Holder’s behalf.

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163. ACO Sale Transaction. The ACO Sale Transaction, and all other ancillary documents entered into or delivered in connection therewith, and all of the terms and conditions thereof, are hereby approved in all respects. The Debtors and the ACO Purchaser are hereby authorized to perform their respective covenants and undertakings as provided in the ACO SPA without further order of the Court. The ACO Purchaser and the Debtors shall have no obligation to close the ACO Sale Transaction except as is contemplated and provided for in the ACO SPA. The ACO Purchaser may operate free of any restrictions of the Bankruptcy Code.

164. Good Faith Purchaser. The ACO SPA has been entered into by the ACO Purchaser in good faith and the ACO Purchaser is a good faith purchaser of the Purchased Securities as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization of the ACO Sale Transaction provided herein shall neither affect the validity of ACO Sale Transaction nor the transfer of the Purchased Securities to ACO Purchaser, free and clear, unless such authorization is duly stayed before the Closing pending such appeal. The ACO Purchaser is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code, and the ACO Purchaser otherwise has proceeded in good faith in all respects in connection with the ACO Sale Transaction specifically and these Chapter 11 Cases generally.

165. ACO Purchaser Release. The ACO Purchaser has given substantial consideration under the ACO SPA, which consideration constitutes valid, valuable, and sufficient consideration for the absolution from any potential claims of successor liability of the ACO Purchaser to the greatest extent allowed by applicable law. Except as otherwise expressly provided in the ACO SPA, the Plan, or this Confirmation Order, neither the ACO Purchaser, nor any of its Affiliates, shall be liable for any claims against or in the assets purchased under the ACO SPA, including the

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Purchased Securities, or against the Debtors or any of their predecessors or Affiliates, and the ACO Purchaser and its Affiliates shall have no successor, transferee, derivative, or vicarious liabilities of any kind or character, including any theory of antitrust, environmental, successor, or transfer liability, labor law, de facto merger, mere continuation, or substantial continuation, whether known or unknown as of the closing of the ACO Sale Transaction, then existing or hereafter arising, whether fixed or contingent, asserted or unasserted, liquidated or unliquidated, with respect to the Debtors or their Affiliates or any obligations of the Debtors or their Affiliates arising prior to the closing of the ACO Sale Transaction, including, but not limited to, obligations on account of: (a) any foreign, federal, state, or local revenue, pension, ERISA (as defined below), tax (including, without limitation, taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Purchased Securities prior to the closing of the Sale Transaction), labor, employment, antitrust, environmental, or other law, rule, or regulation (including without limitation filing requirements under any such laws, rules, or regulations); (b) any products liability law, rule, regulation, or doctrine with respect to any Debtor’s liability under such law, rule, regulation, or doctrine, or under any product warranty liability law or doctrine; (c) any employment or labor agreements, consulting agreements, severance arrangements, change-in-control agreements, or other similar agreement to which any Debtor is a party; (d) any pension, welfare, compensation, or other benefit plans, agreements, practices, and programs, including, without limitation, any pension plan of any Debtor; (e) the cessation of any Debtor’s operations, dismissal of employees, or termination of employment or labor agreements or pension, welfare, compensation, or other employee benefit plans, agreements, practices and programs, obligations that might otherwise arise from or pursuant to (i) the Employee Retirement Income Security Act of 1974 (“ERISA”), (ii) the Internal Revenue Code, (iii) the Fair Labor Standards Act, (iv) Title

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VII of the Civil Rights Act of 1964, (v) the Federal Rehabilitation Act of 1973, (vi) the National Labor Relations Act, (vii) the Age Discrimination and Employment Act of 1967, (viii) the Americans with Disabilities Act of 1990, or (ix) Section 4980B of the Internal Revenue Code and Part 6 of Title I of ERISA (“COBRA”); (f) environmental liabilities, debts, claims, or obligations arising from conditions first existing on or prior to the closing of the ACO Sale Transaction (including, without limitation, the presence of hazardous, toxic, polluting, or contamination substances or wastes, or any per- and polyfluoroalkyl substances liabilities), which may be asserted on any basis, including, without limitation, under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; (g) any liabilities, debts, or obligations of or required to be paid by any Debtor for any taxes of any kind for any period; (h) any liabilities, debts, commitments, or obligations for any taxes relating to the operation of the applicable assets purchased under the ACO SPA prior to the closing of the ACO Sale Transaction; (i) any bulk sale law; (j) any litigation or threatened litigation; or (k) any liabilities on account of warranties, intercompany loans, or receivables among Debtors and their affiliates. The operations of the ACO Purchaser and its affiliates shall not be deemed a continuation of the Debtors’ business as a result of the acquisition of the Purchased Securities. In addition, the ACO Purchaser and its Affiliates shall have no successor liability under COBRA for any individual who is an “M&A qualified beneficiary” as defined in Treasury Regulations Section 54.4980B-9 in connection with the Purchased Securities.

166. The ACO Purchaser shall not be, or become, a defendant in any litigation referenced in the preceding paragraph or participate in such litigation. Any litigation existing between the Debtors or their Affiliates and any third party shall be resolved between the Debtors or their Affiliates, as applicable, and such third party, without the involvement of the ACO Purchaser, and in no circumstances shall any third party have recourse against the ACO Purchaser

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pursuant to such litigation. For the avoidance of doubt, this expressly includes, without limitation, any and all pending litigation by and between any Debtor or Affiliate and (a) any current or future PFAS litigant from injuries causes prior to the Closing Date and (b) the Department of Justice or other governmental entities.

167. Except with respect to the Assumed Liabilities (as defined in the ACO SPA), all persons and entities, including, but not limited to, all debt holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade creditors, litigation claimants (including, without limitation, any litigation claimants relating to PFAS), and other creditors, holding Liens, Liabilities, or other interests of any kind or nature whatsoever against or in all or any portion of the Purchased Securities (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinate), arising under or out of, in connection with, or in any way relating to the Debtors, the Purchased Securities, the operation of the Debtors’ businesses prior to the Closing Date, or the transfer of the Purchased Securities to the ACO Purchaser in accordance with the ACO SPA, are hereby forever barred, estopped, and permanently enjoined from asserting against the ACO Purchaser, its successors or assigns, its property or the Purchased Securities, such persons’ or entities’ Liens or Liabilities on or against the Purchased Securities, including, without limitation, the following actions: (a) commencing or continuing in any manner any action or other proceeding against the ACO Purchaser, its successors, assets, or properties; (b) enforcing, attaching, collecting, or recovering, in any manner, any judgment, award, decree, or order against the ACO Purchaser, its successors, or their assets or properties; (c) creating, perfecting, or enforcing any Lien, Liability, claim, or interest against the ACO Purchaser, its successors, their assets, or their properties; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due

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to the ACO Purchaser or its successors; (e) commencing or continuing any action, in any manner or place, that does not comply or is inconsistent with the provisions of this Order or other orders of the Court, or the agreements or actions contemplated or taken in respect thereof; or (f) revoking, terminating, or failing or refusing to transfer or renew any license, permit, or authorization to operate any of the Purchased Securities or conduct any of the businesses operated with the Purchased Securities.

168. To the greatest extent available under applicable law, the ACO Purchaser is authorized, as of the Closing Date (as defined in the ACO SPA), to operate under any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Purchased Securities to the extent transferred in the ACO SPA, and all such licenses, permits, registrations, and governmental authorizations and approvals are deemed to have been transferred to the ACO Purchaser as of the Closing Date. To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any grant, permit, or license relating to the operation of the Purchased Securities sold, transferred, assigned, or conveyed to the ACO Purchaser on account of the filing or pendency of these chapter 11 cases or the consummation of the ACO Sale Transaction.

169. Title to the Purchased Securities. Upon closing of the ACO Sale Transaction, this Order shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of all of the Debtors’ right, title, and interest in all of the Purchased Securities (and any related assets as set forth in the ACO SPA) and a bill of sale transferring good, marketable, and valid title in such Purchased Securities (and related assets) to the ACO Purchaser pursuant to the terms of the ACO SPA on a free and clear basis.

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170. Adequate Notice. The Plan shall be conclusively deemed to be adequate notice that any Lien, Claim, encumbrance, or other interest on the Purchased Securities is being extinguished. Any Person having a Lien, Claim, encumbrance, or other interest against any Purchased Securities (or assets being transferred pursuant to the ACO SPA) shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Purchased Securities free and clear to the ACO Purchaser.

171. Governmental Authorization to Effectuate Transaction. Each and every federal, state and governmental agency or department, and any other person or entity, is hereby authorized to accept any and all documents and instruments in connection with or necessary to consummate the transactions contemplated by the ACO Sale Transaction. No governmental unit may revoke or suspend any lawful right, license, trademark or other permission relating to the use of the Purchased Securities sold, transferred or conveyed to the ACO Purchaser on account of the filing or pendency of this Chapter 11 Case or the consummation of the ACO Sale Transaction. For the avoidance of doubt, the ACO Sale Transaction authorized herein shall be of full force and effect, regardless of whether the Debtors or any of its affiliates lack good standing in any jurisdiction in which such entity is formed or is authorized to transact business.

172. References to ACO SPA. The failure specifically to include or reference any particular provision of the ACO SPA or any related ancillary document in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the ACO SPA and all related ancillary documents by authorized and approved, each in its entirety and such related agreements be approved and effectuated in their entirety (except as otherwise modified in this Order).

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173. Automatic Stay. The ACO Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the ACO SPA or any other sale-related document.

174. The ACO Purchaser has given substantial and fair consideration under the ACO Sale Transaction for the benefit of the Debtors, their estates, and their creditors. The consideration given by ACO Purchaser shall constitute valid and valuable consideration for the releases of any potential Liens or encumbrances pursuant to this Order, which releases shall be deemed to have been given in favor of the ACO Purchaser by all holders of Liens or encumbrances against or interests in, or claims against, any of the Debtors or any of the assets subject to the ACO SPA, other than with respect to the Assumed Liabilities and Permitted Liens (each as defined in the ACO SPA). The consideration provided by the ACO Purchaser for the ACO Sale Transaction is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

175. CareMed Pharmacy and Clear Scripts Sale Transactions. The CareMed Pharmacy and Clear Scripts Sale Transactions, and all other ancillary documents entered into or delivered in connection therewith, and all of the terms and conditions thereof, are hereby approved in all respects. The Debtors and the CareMed Pharmacy and Clear Scripts Sale Purchasers are hereby authorized to perform their respective covenants and undertakings as provided in the CareMed Pharmacy SPA and the Clear Scripts SPA without further order of the Court. The CareMed Pharmacy and Clear Scripts Sale Purchasers and the Debtors shall have no obligation to close the CareMed Pharmacy and Clear Scripts Sale Transactions except as is contemplated and provided for in the CareMed Pharmacy SPA and Clear Scripts SPA.

176. Good Faith Purchaser. The CareMed Pharmacy SPA and Clear Scripts SPA have been entered into by the each purchaser in good faith and the CareMed Pharmacy Purchaser and

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Clear Scripts Purchaser are good faith purchasers of the Purchased Securities as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization of the CareMed Pharmacy Sale Transaction and/or the Clear Scripts Sale Transaction provided herein shall neither affect the validity of any respective Sale Transaction nor the transfer of the Purchased Securities to CareMed Pharmacy Purchaser and/or Clear Scripts Sale Purchaser, free and clear, unless such authorization is duly stayed before the Closing pending such appeal. Each Purchaser is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code, and the each Purchaser otherwise has proceeded in good faith in all respects in connection with the CareMed Pharmacy Sale Transaction and/or the Clear Scripts Transaction specifically and these Chapter 11 Cases generally.

177. The CareMed Pharmacy and Clear Scripts Purchaser Release. The CareMed Pharmacy and Clear Scripts Purchasers have given substantial consideration under the CareMed Pharmacy SPA and the Clear Scripts SPA, which consideration constitutes valid, valuable, and sufficient consideration for the absolution from any potential claims of successor liability of the The CareMed Pharmacy and Clear Scripts Purchasers to the greatest extent allowed by applicable law. Except as otherwise expressly provided in the CareMed Pharmacy SPA, the Clear Scripts SPA, the Plan, or this Confirmation Order, neither the CareMed Pharmacy nor Clear Scripts Purchasers, nor any of their Affiliates, shall be liable for any claims against or in the assets purchased under the CareMed Pharmacy SPA or the Clear Scripts SPA, including the Purchased Securities, or against the Debtors or any of their predecessors or Affiliates, and the The CareMed Pharmacy and Clear Scripts Purchasers and their Affiliates shall have no successor, transferee, derivative, or vicarious liabilities of any kind or character, including any theory of antitrust, environmental, successor, or transfer liability, labor law, de facto merger, mere continuation, or

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substantial continuation, whether known or unknown as of the closing of the CareMed Pharmacy and Clear Scripts Sale Transactions, then existing or hereafter arising, whether fixed or contingent, asserted or unasserted, liquidated or unliquidated, with respect to the Debtors or their Affiliates or any obligations of the Debtors or their Affiliates arising prior to the closing of the CareMed Pharmacy or Clear Scripts Sale Transactions, including, but not limited to, obligations on account of: (a) any foreign, federal, state, or local revenue, pension, ERISA (as defined below), tax (including, without limitation, taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Purchased Securities prior to the closing of the Sale Transactions), labor, employment, antitrust, environmental, or other law, rule, or regulation (including without limitation filing requirements under any such laws, rules, or regulations); (b) any products liability law, rule, regulation, or doctrine with respect to any Debtor’s liability under such law, rule, regulation, or doctrine, or under any product warranty liability law or doctrine; (c) any employment or labor agreements, consulting agreements, severance arrangements, change-in-control agreements, or other similar agreement to which any Debtor is a party; (d) any pension, welfare, compensation, or other benefit plans, agreements, practices, and programs, including, without limitation, any pension plan of any Debtor; (e) the cessation of any Debtor’s operations, dismissal of employees, or termination of employment or labor agreements or pension, welfare, compensation, or other employee benefit plans, agreements, practices and programs, obligations that might otherwise arise from or pursuant to (i) the Employee Retirement Income Security Act of 1974 (“ERISA”), (ii) the Internal Revenue Code, (iii) the Fair Labor Standards Act, (iv) Title VII of the Civil Rights Act of 1964, (v) the Federal Rehabilitation Act of 1973, (vi) the National Labor Relations Act, (vii) the Age Discrimination and Employment Act of 1967, (viii) the Americans with Disabilities Act of 1990, or (ix) Section 4980B of the Internal Revenue Code and Part 6 of Title

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I of ERISA (“COBRA”); (f) environmental liabilities, debts, claims, or obligations arising from conditions first existing on or prior to the closing of the CareMed Pharmacy and Clear Scripts Sale Transactions (including, without limitation, the presence of hazardous, toxic, polluting, or contamination substances or wastes, or any per- and polyfluoroalkyl substances liabilities), which may be asserted on any basis, including, without limitation, under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; (g) any liabilities, debts, or obligations of or required to be paid by any Debtor for any taxes of any kind for any period; (h) any liabilities, debts, commitments, or obligations for any taxes relating to the operation of the applicable assets purchased under the CareMed Pharmacy SPA or Clear Scripts SPA prior to the closing of the CareMed Pharmacy and Clear Scripts Sale Transactions; (i) any bulk sale law; (j) any litigation or threatened litigation; or (k) any liabilities on account of warranties, intercompany loans, or receivables among Debtors and their affiliates. The operations of the CareMed Pharmacy and Clear Scripts Purchasers and their affiliates shall not be deemed a continuation of the Debtors’ business as a result of the acquisition of the Purchased Securities. In addition, the CareMed Pharmacy and Clear Scripts Purchasers and their Affiliates shall have no successor liability under COBRA for any individual who is an “M&A qualified beneficiary” as defined in Treasury Regulations Section 54.4980B-9 in connection with the Purchased Securities.

178. The CareMed Pharmacy and Clear Scripts Purchasers shall not be, or become, a defendant in any litigation referenced in the preceding paragraph or participate in such litigation. Any litigation existing between the Debtors or their Affiliates and any third party shall be resolved between the Debtors or their Affiliates, as applicable, and such third party, without the involvement of the CareMed Pharmacy Purchaser or Clear Scripts Purchaser, and in no circumstances shall any third party have recourse against the CareMed Pharmacy Purchaser or Clear Scripts Purchaser pursuant to such litigation.

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179. Except with respect to the Assumed Liabilities (as defined in the CareMed Pharmacy SPA or Clear Scripts SPA), all persons and entities, including, but not limited to, all debt holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade creditors, litigation claimants, and other creditors, holding Liens, Liabilities, or other interests of any kind or nature whatsoever against or in all or any portion of the Purchased Securities (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinate), arising under or out of, in connection with, or in any way relating to the Debtors, the Purchased Securities, the operation of the Debtors’ businesses prior to the Closing Date, or the transfer of the Purchased Securities to the CareMed Pharmacy Purchaser or Clear Scripts Purchaser in accordance with the CareMed Pharmacy SPA and/or the Clear Scripts SPA, are hereby forever barred, estopped, and permanently enjoined from asserting against the CareMed Pharmacy Purchaser or Clear Scripts Purchaser, its successors or assigns, its property or the Purchased Securities, such persons’ or entities’ Liens or Liabilities on or against the Purchased Securities, including, without limitation, the following actions: (a) commencing or continuing in any manner any action or other proceeding against the CareMed Pharmacy Purchaser or Clear Scripts Purchaser, its successors, assets, or properties; (b) enforcing, attaching, collecting, or recovering, in any manner, any judgment, award, decree, or order against the CareMed Pharmacy Purchaser or Clear Scripts Purchaser, its successors, or their assets or properties; (c) creating, perfecting, or enforcing any Lien, Liability, claim, or interest against the CareMed Pharmacy Purchaser or Clear Scripts Purchaser, its successors, their assets, or their properties; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due

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to the CareMed Pharmacy Purchaser or Clear Scripts Purchaser or its successors; (e) commencing or continuing any action, in any manner or place, that does not comply or is inconsistent with the provisions of this Order or other orders of the Court, or the agreements or actions contemplated or taken in respect thereof; or (f) revoking, terminating, or failing or refusing to transfer or renew any license, permit, or authorization to operate any of the Purchased Securities or conduct any of the businesses operated with the Purchased Securities.

180. To the greatest extent available under applicable law, the CareMed Pharmacy Purchaser or Clear Scripts Purchaser is authorized, as of the Closing Date (as defined in the CareMed Pharmacy SPA and/or the Clear Scripts SPA), to operate under any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Purchased Securities to the extent transferred in the CareMed Pharmacy SPA and/or the Clear Scripts SPA, and all such licenses, permits, registrations, and governmental authorizations and approvals are deemed to have been transferred to the CareMed Pharmacy Purchaser or Clear Scripts Purchaser as of the Closing Date. To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any grant, permit, or license relating to the operation of the Purchased Securities sold, transferred, assigned, or conveyed to the CareMed Pharmacy Purchaser or Clear Scripts Purchaser on account of the filing or pendency of these chapter 11 cases or the consummation of the CareMed Pharmacy or Clear Scripts Sale Transactions.

181. Title to the Purchased Securities. Upon closing of the CareMed Pharmacy Sale Transaction and/or the Clear Scripts Sale Transaction, this Order shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of all of the Debtors’ right, title, and interest in all of the Purchased Securities (and any related assets as set forth in the

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CareMed Pharmacy SPA and/or the Clear Scripts SPA) and a bill of sale transferring good, marketable, and valid title in such Purchased Securities (and related assets) to the CareMed Pharmacy Purchaser or Clear Scripts Purchaser pursuant to the terms of the CareMed Pharmacy SPA and/or the Clear Scripts SPA on a free and clear basis.

182. Adequate Notice. The Plan shall be conclusively deemed to be adequate notice that any Lien, Claim, encumbrance, or other interest on the Purchased Securities is being extinguished. Any Person having a Lien, Claim, encumbrance, or other interest against any Purchased Securities (or assets being transferred pursuant to the CareMed Pharmacy SPA and/or the Clear Scripts SPA) shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Purchased Securities free and clear to the CareMed Pharmacy and/or Clear Scripts Purchaser.

183. Governmental Authorization to Effectuate Transaction. Each and every federal, state and governmental agency or department, and any other person or entity, is hereby authorized to accept any and all documents and instruments in connection with or necessary to consummate the transactions contemplated by the CareMed Pharmacy and Clear Scripts Sale Transactions. No governmental unit may revoke or suspend any lawful right, license, trademark or other permission relating to the use of the Purchased Securities sold, transferred or conveyed to the ACO Purchaser on account of the filing or pendency of this Chapter 11 Case or the consummation of the CareMed Pharmacy and/or Clear Scripts Sale Transactions. For the avoidance of doubt, the CareMed Pharmacy and Clear Scripts Sale Transactions authorized herein shall be of full force and effect, regardless of whether the Debtors or any of its affiliates lack good standing in any jurisdiction in which such entity is formed or is authorized to transact business.

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184. References to CareMed Pharmacy SPA and/or the Clear Scripts SPA. The failure specifically to include or reference any particular provision of the CareMed Pharmacy SPA and/or the Clear Scripts SPA or any related ancillary document in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the CareMed Pharmacy SPA and/or the Clear Scripts SPA and all related ancillary documents by authorized and approved, each in its entirety and such related agreements be approved and effectuated in their entirety (except as otherwise modified in this Order).

185. Automatic Stay. The CareMed Pharmacy Purchaser and/or the Clear Scripts Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the CareMed Pharmacy SPA and/or the Clear Scripts SPA or any other sale-related document.

186. The CareMed Pharmacy Purchaser and/or the Clear Scripts Purchaser has given substantial and fair consideration under the Transaction for the benefit of the Debtors, their estates, and their creditors. The consideration given by CareMed Pharmacy Purchaser and/or the Clear Scripts Purchaser shall constitute valid and valuable consideration for the releases of any potential Liens or encumbrances pursuant to this Order, which releases shall be deemed to have been given in favor of the CareMed Pharmacy Purchaser and/or the Clear Scripts Purchaser by all holders of Liens or encumbrances against or interests in, or claims against, any of the Debtors or any of the assets subject to the CareMed Pharmacy SPA and/or the Clear Scripts SPA, other than with respect to the Assumed Liabilities and Permitted Liens (each as defined in the CareMed Pharmacy SPA and/or the Clear Scripts SPA).

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187. The consideration provided by the CareMed Pharmacy Purchaser and/or the Clear Scripts Purchaser for the CareMed Pharmacy and Clear Scripts Sale Transactions is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

188. Term of Injunctions or Stays. Except as otherwise provided in the Plan, to the maximum extent permitted by applicable Law and subject to the Bankruptcy Court’s post- Confirmation jurisdiction to modify the injunctions and stays under the Plan: (1) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date this Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (i) the date that the Chapter 11 Cases are closed pursuant to a Final Order of the Bankruptcy Court, or (ii) the date that the Chapter 11 Cases are dismissed pursuant to a Final Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect indefinitely.

189. Nonseverability of Plan Provisions. If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

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190. This Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Plan Administrator (as applicable); and (3) nonseverable and mutually dependent.

191. Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date is required to be served upon only the following parties: (a) the U.S. Trustee; (b) the Required Consenting Term Loan Lenders; (c) any party known to be directly affected by the relief sought by such pleadings; and (d) any party that specifically requests additional notice after the Effective Date in writing to the Debtors or the Plan Administrator, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Debtors’ Notice and Solicitation Agent shall not be required to file updated service lists.

192. Post-Confirmation Reports. After entry of this Confirmation Order, each of the Debtors and the Plan Administrator, as applicable, shall remain obligated to file post-confirmation quarterly reports and to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees.

193. Post-Confirmation Modifications. Following the entry of this Confirmation Order, the Debtors or the Plan Administrator may, upon order of the Bankruptcy Court, amend or

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modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

194. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

195. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law or any requirements related thereto.

196. Government Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

197. Except as otherwise expressly provided in paragraph 161 herein, nothing in the Plan Documents shall effect or be interpreted to effect a release of any claim by the United States Government or any of its agencies or any state and local authority whatsoever, including without

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limitation any claim arising under the Internal Revenue Code, the securities laws, the environmental laws or any criminal laws of the United States or any state and local authority against any party or person, nor shall anything in the Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any claim, suit, action, or other proceedings against any party or person for any liability of such persons whatever, including without limitation any claim, suit or action arising under the Internal Revenue Code, the securities laws, the environmental laws or any criminal laws of the United States or any state and local authority against such persons, nor shall anything in the Confirmation Order or the Plan exculpate any party or person from any liability to the United States Government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the securities laws, the environmental laws or any criminal laws of the United States or any state and local authority against any party or person. Nothing in the Plan Documents shall divest any court, commission, or tribunal of jurisdiction from resolving any matters relating to the liabilities or claims set forth in this paragraph. All claims and liabilities in this paragraph are not subject to Article IX. A-D of the Plan. For the avoidance of doubt, this paragraph shall not be construed to conflict with the rights or obligations of the Core Centers Purchaser under the Core Centers APA or of the ACO Purchaser under the ACO SPA

198. Provisions Related to Elevance and Humana. Notwithstanding anything herein to the contrary, nothing contained in this Order shall extinguish, impair, or otherwise affect any defenses of (a) Elevance Health Companies, Inc. and its affiliates, including, without limitation, Anthem, Inc.; Community Insurance Company d/b/a Anthem Blue Cross Blue Shield; Blue Cross of California; Empire Blue Cross Blue Shield; HealthSun Health Plans, Inc.; Simply Healthcare Plans, Inc.; Freedom Health, Inc.; Optimum Healthcare, Inc.; Sellcore; and WellPoint, Inc. f/k/a

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Amerigroup Texas, Inc. d/b/a Amerigroup Community Care (together, “Elevance”) or (b) Humana, Humana Medical Plan Inc., Humana Government Business, Health Value Management, Inc. DBA ChoiceCare Network, CarePlus Health Plans, Inc. and their affiliates that underwrite or administer health plans (collectively, the “Humana Entities”) to any claim or right of payment asserted by Debtors or the Purchaser(s) to the extent validly enforceable against the applicable Debtors or (solely to the extent accruing post-Closing) against the applicable Purchaser(s), including any applicable defense of recoupment or setoff; provided, however, that other than with respect to any preserved rights pursuant to any Cure Objection as provided herein or Elevance or the Humana Entities’ proofs of claim, this paragraph shall not preserve any applicable affirmative right of recovery or claim of Elevance or the Humana Entities against Debtors or Purchaser(s) and this paragraph shall not extinguish, impair, or otherwise affect any applicable defense or response that the Debtors or Purchaser(s) may have.

199. Provisions Related to Cigna. Notwithstanding anything in this Order or any notice related thereto to the contrary, the Cigna Contract (as defined in the Objection of Cigna to Notice of Cure Amounts and Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 365] (the “Cigna Objection”)) shall not be assumed and assigned pursuant to this Order, and the Cigna Objection is hereby adjourned. If the Debtors and the Buyer seek to have the Cigna Contract assumed and assigned as part of the Core Centers Sale Transaction under this Order, assumption, assignment and cure shall be resolved by agreement among Cigna (as defined in the Cigna Objection), the Debtors, and the Buyer without further order of the Court or, if no agreement can be reached, by further order of the Court.

200. Provisions Related to Atlantic Specialty Insurance Company (“ASIC”). ASIC has issued surety bonds (the “ASIC Surety Bonds” and each individually, an “ASIC Surety Bond”)

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on behalf of the one or more Debtors. On January 23, 2023, certain Debtors entered into, or are potentially otherwise liable under, a General Indemnity Agreement and/or related agreements with ASIC (collectively, the “ASIC Indemnity Agreement”); provided that for the avoidance of doubt neither the Core Centers Assets nor the ACO Transferred Assets shall not be subject to a lien, claim, encumbrance, or other interest in favor of ASIC.

201. Nothing in this Confirmation Order, the Plan, or any sale transaction authorized by the Plan, shall be deemed to be a sale, transfer, assumption or assumption and assignment of any ASIC Surety Bond or the Indemnity Agreement, or any documents or rights related to any ASIC Surety Bond or the ASIC Indemnity Agreement, including collateral agreements.

202. All collateral, on which ASIC has a perfected security interest as of the Petition Date, including cash collateral, and all collateral agreements and proceeds therefrom issued to ASIC as security for any Debtors’ obligations under the ASIC Surety Bonds and ASIC Indemnity Agreement (collectively, the “Existing ASIC Collateral”) shall remain in place to secure all payment and/or performance obligations under the ASIC Surety Bonds or for obligations arising under the ASIC Indemnity Agreement. Nothing in this Confirmation Order or the Plan shall be deemed to apply to the ASIC’s claims or rights to pursue the Existing ASIC Collateral, nor shall these provisions be interpreted to bar, impair, prevent or otherwise limit ASIC from exercising its valid rights under or with respect to any of the ASIC Surety Bonds, the ASIC Indemnity Agreement, or any related agreements or applicable law, including the common law of suretyship. For the avoidance of doubt, ASIC may apply any and all of ASIC Collateral for all losses and expenses in accordance with the ASIC Indemnity and applicable law without further order of the Court or consent from Debtors; provided that neither the ACO Transferred Assets nor the Core Centers Acquired Assets shall not be subject to a lien, claim, encumbrance, or other interest in favor of ASIC.

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203. Nothing herein shall be deemed to provide ASIC’s consent to the involuntary substitution of any principal under any ASIC Surety Bond.

204. Nothing in this Confirmation Order or the Plan shall be interpreted to alter, diminish or enlarge the rights or obligations of ASIC in regard to state and federal agencies, third parties or otherwise under any surety bonds, any indemnity agreements or applicable law nor shall any of the foregoing be deemed to enjoin ASIC from asserting any rights, claims or defenses, in regard to or against any state and federal agencies, third parties including, without limitation, any of ASIC indemnitors, insurers, or otherwise under any surety bonds, any indemnity agreements or applicable law.

205. Upon the release of all ASIC Surety Bonds and upon full satisfaction or reimbursement of all losses and expenses to ASIC incurred under the ASIC Surety Bonds, the ASIC Indemnity Agreement, including satisfaction or reimbursement from any Existing ASIC Collateral, shall return any remaining Existing ASIC Collateral to: Plan Administrator. Notwithstanding anything herein to the contrary, ASIC, the Debtors, the Wind-Down Debtors, and/or the Plan Administrator, as applicable, shall work in good faith with all other necessary third parties, including CMS, to evaluate potential defenses to bond claims, obtain the requisite releases of all ASIC Surety Bonds, satisfy or reimburse any losses and expenses to ASCI incurred under the ASIC Surety Bonds, and return any remaining Existing ASIC Collateral as promptly as possible.

206. Provisions Related to Broward County Tax Collector. Notwithstanding any other language in this order, the Broward County Tax Collector (“Tax Collector”) shall retain her

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statutory tax liens on the applicable property of the Debtors relating to 2025 personal property taxes until 2025 taxes are paid in full. In addition, the Debtors shall retain from the proceeds, in a segregated account, $15,644.23, for the Tax Collector’s benefit to cover estimated 2025 personal property taxes, and the Debtors shall file tangible personal property tax returns to the Broward County Property Appraiser in the timeframe provided by Florida law. The Debtors shall not release these funds for any other purpose without the consent of the Tax Collector or order of the Court, after notice to the Tax Collector. Neither the Core Centers Purchaser, the Core Centers Acquired Assets, the ACO Purchaser, nor the ACO Transferred Assets will be liable or subject to any liens, claims, encumbrances, or other interests of the Broward County Tax Collector.

207. Reporting. After entry of this Confirmation Order, the Debtors, or the Plan Administrator, as applicable, shall have no obligation to file with the Bankruptcy Court, serve on any parties, or otherwise provide any party with any other report that the Debtors were obligated to provide under the Bankruptcy Code or an order of the Bankruptcy Court, including obligations to provide (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases and (b) monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date); provided that the Debtors or Plan Administrator, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements.

208. Notice of Effective Date. The Debtors or the Plan Administrator, as applicable, shall serve notice of entry of this Confirmation Order, of the occurrence of the Effective Date, and of applicable deadlines (the “Notice of Effective Date”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all parties served with notice of the Combined Hearing within seven (7) Business Days after the Effective Date; provided that no notice of any kind shall be required to be mailed

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or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements.

209. The Notice of Effective Date will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. The above-referenced notices are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.

210. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

211. Dissolution of the Committees. On the Effective Date, any duly appointed Statutory Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases.

212. Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

213. Conflicts between Asset Purchase Agreement and Plan or Order. Nothing in the Plan, this Order, or any other order entered in this Case (including any order entered after any

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conversion of the chapter 11 case to a case under chapter 7 of the Bankruptcy Code) shall alter, conflict with, or derogate from, the provisions of the ACO SPA or Core Centers APA. To the extent the terms and provisions of the Plan or this Order conflict with the terms and provisions of the ACO SPA or Core Centers APA, the ACO SPA or Core Centers APA, respectively, shall govern. Nothing in the Plan or this Order shall (a) create any obligation of the ACO Purchaser or Core Centers Purchaser that conflicts with the obligations contained in the ACO SPA or Core Centers APA; or (b) affect, impair, limit or expand the specific rights and obligations set forth in the ACO SPA or Core Centers APA. Notwithstanding the foregoing, paragraphs 132, 133, and 197 of this Order shall not be deemed to conflict with the ACO SPA or the Core Centers APA.

214. Provisions Regarding Releases. Nothing set forth in the Plan, including, without limitation, Article IX.A or Article IX.B of the Plan, shall be construed as or deemed to constitute a release of any obligations of the Debtors or any Released Parties under any Sale Order, including any Asset Purchase Agreement or ancillary document related thereto, regardless of when such obligations arise.

215. Final Order. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by this Bankruptcy Court. This Confirmation Order is a Final Order and shall be effective and enforceable immediately upon entry, and its provisions shall be self-executing.

216. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code.

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### END OF ORDER ###

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Order submitted By:

SIDLEY AUSTIN LLP

Thomas R. Califano (24122825)

Juliana L. Hoffman (24106103)

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Telephone:	(214) 981-3300
Facsimile:	(214) 981-3400
Email:	tom.califano@sidley.com
jhoffman@sidley.com

SIDLEY AUSTIN LLP

Stephen Hessler (pro hac vice pending)

Anthony R. Grossi (pro hac vice pending)

Jason L. Hufendick (pro hac vice pending)

787 Seventh Avenue

New York, New York 10019

Telephone:	(212) 839-5300
Facsimile:	(212) 839-5599
Email:	shessler@sidley.com
agrossi@sidley.com
jhufendick@sidley.com

Attorneys for the Debtors and Debtors in Possession

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Exhibit A

Plan

[Filed at Docket No. 574-1]

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

CAREMAX, INC., et al.[1]	Case No. 24-80093 (MVL)

Debtors.	(Jointly Administered)

THIRD AMENDED JOINT CHAPTER 11 PLAN

OF CAREMAX, INC. AND ITS DEBTOR AFFILIATES

SIDLEY AUSTIN LLP			SIDLEY AUSTIN LLP
Thomas R. Califano (24122825)			Stephen E. Hessler (admitted pro hac vice)
Juliana L. Hoffman (24106103)			Anthony R. Grossi (admitted pro hac vice)
2021 McKinney Avenue, Suite 2000			Jason L. Hufendick (admitted pro hac vice)
Dallas, Texas 75201			787 Seventh Avenue
Telephone:	(214) 981-3300		New York, New York 10019
Facsimile:	(214) 981-3400		Telephone: (212) 839-5300
Email:	tom.califano@sidley.com		Facsimile: (212) 839-5599
	jhoffman@sidley.com	Email:	shessler@sidley.com
agrossi@sidley.com
jhufendick@sidley.com

Attorneys for the Debtors

and Debtors in Possession

[1]

A complete list of each of the Debtors in these chapter 11 cases are listed in the definition of “Debtors” below and may also be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/caremax. The Debtors’ mailing address is 1000 NW 57 Court, Suite 400, Miami, Florida 33126.

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TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION		1

A.	Defined Terms.	1

B.	Rules of Interpretation.	19

C.	Computation of Time.	20

D.	Reference to Monetary Figures	20

E.	Consultation, Information, Notice, and Consent Rights.	20

F.	Controlling Document.	21

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES 21

A.	Administrative Claims.	21

B.	Payment of Bid Protections.	22

C.	DIP Claims	22

D.	Professional Fee Claims	22

1.	Final Fee Applications and Payment of Professional Fee Claims.	22

2.	Administrative Claims of OCPs	23

3.	Post-Confirmation Date Fees and Expenses.	23

4.	Professional Fee Reserve Account	23

E.	Priority Tax Claims	24

F.	U.S. Trustee Statutory Fees.	24

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		24

A.	Classification of Claims and Interests	24

B.	Treatment of Claims and Interests.	25

1.	Class 1 – Other Secured Claims	25

2.	Class 2 – First Lien Debt Claims.	26

3.	Class 3 – General Unsecured Claims	26

4.	Class 4 – Intercompany Claims.	26

5.	Class 5 – Intercompany Interests.	27

6.	Class 6 – Section 510(b) Claims.	27

7.	Class 7 – Existing Equity Interests.	28

C.	Special Provision Governing Unimpaired Claims.	28

D.	Elimination of Vacant Classes.	28

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes	28

F.	Controversy Concerning Impairment.	29

i

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G.	Subordination of Claims.	29

H.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.	29

I.	Insurance.	29

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		29

A.	General Settlement of Claims and Interests	29

B.	Restructuring Transactions.	30

1.	ACO Sale Transaction	30

2.	Core Centers Sale Transaction	31

3.	Pharmacy Sale Transactions	31

4.	Care Optical Sale Transaction	32

5.	Wind-Down	33

C.	Sources of Consideration for Plan Distributions.	33

D.	Corporate Action	34

E.	Cancellation of Existing Securities and Agreements	34

F.	Effectuating Documents; Further Transactions.	35

G.	Vesting of Assets.	35

H.	Section 1146 Exemption from Certain Taxes and Fees	36

I.	Preservation of Causes of Action	36

J.	Closing the Chapter 11 Cases.	37

K.	Authority to Act.	37

L.	Separate Plans.	37

M.	Settlement of Claims and Controversies	37

N.	Plan Administrator	38

1.	Plan Administrator	38

2.	Directors and Officers	39

O.	Dissolution of the Debtors	39

P.	Delisting of Existing Equity Interests.	40

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		40

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.	40

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.	41

C.	Preexisting Obligations to the Debtors Under Executory Contracts and /or Unexpired Leases	41

D.	D&O Insurance Policies.	42

E.	Reservation of Rights	42

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F.	Indemnity Obligations.	42

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.	43

H.	Nonoccurrence of Effective Date	43

I.	Employee Compensation and Benefits.	43

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		43

A.	Distributions on Account of Claims Allowed as of the Effective Date.	43

B.	Compliance with Tax Requirements	44

C.	Date of Distributions	44

D.	Disbursing Agent.	45

E.	Rights and Powers of Disbursing Agent.	45

1.	Expenses Incurred on or After the Effective Date.	45

F.	Surrender of Instruments	45

G.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.	45

1.	Record Date for Distribution.	45

2.	Delivery of Distributions Generally	46

3.	Undeliverable Distributions and Unclaimed Property.	46

4.	Surrender of Canceled Instruments or Securities	46

H.	Manner of Payment	46

I.	Foreign Currency Exchange Rate.	47

J.	Setoffs and Recoupment.	47

K.	Minimum Distribution.	47

L.	Allocations.	47

M.	Distributions Free and Clear.	47

N.	Claims Paid or Payable by Third Parties.	48

1.	Claims Paid by Third Parties.	48

2.	Claims Payable by Third Parties	48

3.	Applicability of Insurance Policies.	48

O.	No Postpetition Interest on Claims.	48

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		49

A.	Allowance of Claims	49

B.	Claims Administration Responsibilities.	49

C.	Estimation of Claims and Interests.	49

D.	Adjustment to Claims or Interests Without Objection	49

E.	Time to File Objections to Claims.	50

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F.	Disallowance of Claims or Interests.	50

G.	Disallowance of Late Claims.	50

H.	Disputed Claims Process	50

I.	Amendments to Claims	50

J.	No Distributions Pending Allowance.	51

K.	Distributions After Allowance.	51

ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		51

A.	Conditions Precedent to the Effective Date.	51

B.	Waiver of Conditions.	52

ARTICLE IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS		53

A.	Debtor Releases.	53

B.	Third Party Releases.	54

C.	Exculpations	55

D.	Injunction.	56

E.	No Waiver.	57

F.	Release of Liens.	57

G.	Gatekeeper Provision.	57

ARTICLE X. RETENTION OF JURISDICTION		58

ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		60

A.	Modification and Amendment.	60

B.	Effect of Confirmation on Modifications.	60

C.	Revocation or Withdrawal of Plan	60

ARTICLE XII. MISCELLANEOUS PROVISIONS		61

A.	Immediate Binding Effect	61

B.	Additional Documents.	61

C.	Substantial Consummation.	61

D.	Reservation of Rights	61

E.	Successors and Assigns	61

F.	Determination of Tax Liabilities	62

G.	Notices.	62

H.	Term of Injunctions or Stays	63

I.	Entire Agreement.	63

J.	Plan Supplement.	63

K.	Governing Law.	63

L.	Nonseverability of Plan Provisions	63

M.	Closing of the Chapter 11 Cases.	64

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INTRODUCTION

CareMax, Inc. and its Debtor Affiliates (collectively, the “Debtors”) propose this Plan under section 1121 of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Supplemental agreements and documents referenced in this Plan and the Disclosure Statement are available for review on both the Bankruptcy Court’s docket and on the Debtors’ case information website: https://cases.stretto.com/caremax.

Reference is made to the Disclosure Statement Filed contemporaneously with the Plan for a discussion of the Debtors’ history, business, prepetition capital structure, and Liquidation Analysis, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

The Debtors previously determined, in the discharge of their statutory fiduciary duties under the Bankruptcy Code, that the sale of substantially all of the Debtors’ assets and/or equity and the distribution of the sale proceeds pursuant to a Chapter 11 plan is in the best interests of the Debtors, their creditors, and the Debtors’ Estates. Accordingly, the Debtors are selling substantially all of their assets and/or equity to one or more unrelated third-parties pursuant to Bankruptcy Court order, and this Plan proposes to, among other things, distribute certain proceeds from such sale and the Debtors’ other assets in accordance with the provisions herein. The execution and consummation of this Plan will be facilitated through the appointment of a Plan Administrator who shall, among other things, distribute the Debtors’ remaining assets, and wind- down the Debtors’ affairs.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms.

“ACO Acquired Assets” means, collectively, the ACO Securities, the ACO Transferred Assets, and the ACO Transferred Contracts.

“ACO Entities” means CareMax Accountable Care Network, LLC, CareMax National Care Network, LLC, and CareMax Health Partners, LLC, each a Delaware limited liability company and accountable care organization participating in the MSSP and the ACO Realizing Equity, Access, and Community Health models.

“ACO Purchaser” means RHG Network, LLC and its permitted successors, assigns, or designees, as applicable.

“ACO Sale Transaction” means the sale transaction for the sale of the ACO Securities, transfer of the ACO Transferred Assets, and assumption and assignment of the ACO Transferred Contracts, in each case pursuant to, and on the terms and conditions set forth in, the ACO Sale Documents.

1

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“ACO Sale Documents” means the ACO SPA and any ancillary agreements executed in connection therewith.

“ACO Securities” means the Purchased Securities (as defined in the ACO SPA) to be acquired by the ACO Purchaser pursuant to the ACO SPA.

“ACO Sellers” means Sparta Merger Sub I LLC, Sparta Merger Sub II LLC, Sparta Merger Sub III LLC, CareMax Holdings, LLC, each a Delaware limited liability company, and CareMax, Inc., a Delaware corporation.

“ACO SPA” means that certain Securities Purchase Agreement dated November 17, 2024, by and between the RHG Network, LLC, Sparta Merger Sub I LLC, Sparta Merger Sub II LLC, and CareMax, Inc., including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time, as attached hereto as Exhibit A.

“ACO Transferred Assets” means those certain assets (if any), other than the ACO Securities and the ACO Transferred Contracts, that the applicable Debtors shall transfer to the ACO Purchaser or the ACO Entities (as applicable) in accordance with the terms of the ACO SPA and Article IV.B.1. herein.

“ACO Transferred Contracts” means those certain Executory Contracts or Unexpired Leases included on the Contract and Cure Schedule (as defined in the ACO SPA) that shall be assumed by the applicable Debtor and assigned to an ACO Entity or the ACO Purchaser in accordance with the provisions of the ACO SPA and Article V.A. herein.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (1) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (2) Allowed Professional Fee Claims; and (3) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code.

“Administrative Claims Bar Date” means the deadline for Filing all requests for allowance and payment of Administrative Claims, which, except in the case of Professional Fee Claims, shall be thirty (30) days after the Effective Date. Professional Fee Claims shall be Filed in accordance with the provisions of Article II.C. herein.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

“Allowed” means, with respect to any Claim or Interest, except as otherwise provided in the Plan: (1) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been Filed; or (2) a Claim or Interest Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that with respect to a

2

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Claim described in clause (1) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof has been Filed by the Debtors, the Plan Administrator, or any other party in interest within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection was so Filed and the Claim shall have been Allowed by a Final Order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim or Interest of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtors. “Allow” and “Allowing” shall have correlative meanings.

“Available Cash” means, collectively, all Cash available to the Debtors, including (a) Cash on hand as of the Effective Date, (b) any Cash from Debtors’ operations, (c) any Cash proceeds from the sale of any assets by the Plan Administrator pursuant to the Wind-Down, (d) any Cash from the Wind-Down Amount remaining at the conclusion of the Wind-Down, and (e) the Sale Transactions Cash Consideration, including from the ACO Sale Transaction (including future MSSP Payments to be paid to the Debtors pursuant to the ACO SPA) and the Core Centers Sale Transaction.

“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common Law, including fraudulent and voidable transfer Laws.

“Ballots” means ballots provided to each of the Holders of Claims entitled to vote to accept or reject the Plan.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time.

“Bar Date” means, as applicable, the Administrative Claims Bar Date, and any other date or dates established by an order of the Bankruptcy Court by which Proofs of Claim must be Filed, including the general bar date of January 11, 2025 and the bar date for Governmental Units of May 2, 2025, each as set by the Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; (III) Approving the Notice of Bar Dates, and (IV) Granting Related Relief [Docket No. 244]. Notwithstanding the foregoing, the Professional Fee Claims shall be Filed in accordance with Article II.C. herein and shall not otherwise be subject to the Bar Date.

3

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“Bidding Procedures” means the procedures governing the sale and marketing process for the Core Centers Sale Transaction, as approved by the Bankruptcy Court and as may be amended from time to time in accordance with their terms.

“Bidding Procedures Order” means the Order (I)(A) Approving Bidding Procedures; (B) Approving the Stalking Horse Bidder; (C) Approving the Debtors’ Entry Into the Stalking Horse Agreement; (D) Scheduling an Auction and Sale Hearing; (E) Approving the Form and Manner of Notices Relating to the Core Centers Sale Transaction; and (F) Approving Assumption and Assignment Procedures; and (II) Granting Related Relief [Docket No. 249].

“Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Care Optical Purchaser” means Mr. Yonel Serrano Guzman and his permitted successors, assigns, or designees, as applicable.

“Care Optical Sale Documents” means the Care Optical SPA and any ancillary agreements executed in connection therewith.

“Care Optical Sale Transaction” means the sale transaction for the sale of the Care Optical Securities pursuant to, and on the terms and conditions set forth in, the Care Optical Sale Documents.

“Care Optical Securities” means the Purchased Securities, together with related assets, to be acquired by the Care Optical Purchaser as defined in the Care Optical SPA.

“Care Optical Sellers” means Care Optical, L.L.C., a Florida limited liability company, Care Alliance, L.L.C., a Delaware corporation, and CareMax, Inc., a Delaware corporation.

“Care Optical SPA” means that certain Securities Purchase Agreement dated January, 2025, by and between the Care Optical Purchaser and the Care Optical Sellers, including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time, as attached hereto as Exhibit F.

“CareMax Recoverable MSSP Payments” means those certain MSSP Payments to be received by the Debtors (or the ACO Purchaser or its delegee, as applicable) from CMS for the performance year beginning January 1, 2024 and ending December 31, 2024.

“CareMed Pharmacy Purchaser” means Scripts Holdco, LLC and its permitted successors, assigns, or designees, as applicable.

“CareMed Pharmacy Sale Documents” means the CareMed Pharmacy SPA and any ancillary agreements executed in connection therewith.

4

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“CareMed Pharmacy Sale Transaction” means the sale transaction for the sale of the CareMed Pharmacy Securities pursuant to, and on the terms and conditions set forth in, the CareMed Pharmacy Sale Documents.

“CareMed Pharmacy Securities” means the Equity Securities (as defined in the CareMed Pharmacy SPA) to be acquired by the CareMed Pharmacy Purchaser pursuant to the CareMed Pharmacy SPA.

“CareMed Pharmacy Sellers” means CareMed Pharmacy L.L.C., a Florida limited liability company, and CareMax, Inc., a Delaware corporation.

“CareMed Pharmacy SPA” means that certain Securities Purchase Agreement dated January 13, 2025, by and between the CareMed Pharmacy Purchaser and the CareMed Pharmacy Sellers, including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time, as attached hereto as Exhibit D.

“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Chapter 11 Cases” means these chapter 11 cases Filed by the Debtors on the Petition Date in the Bankruptcy Court.

“Claim” means any “claim,” as defined in section 101(5) of the Bankruptcy Code, against the Debtors or the Estates.

“Claims Objection” means an objection to the allowance of a Claim as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any Bankruptcy Court order regarding omnibus claims objections.

“Claims Objection Bar Date” means the date that is one hundred and eighty (180) days after the Effective Date, which date may be extended in the Plan Administrator’s discretion upon the Filing of a notice with the Bankruptcy Court by the Plan Administrator.

5

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“Claims Register” means the register managed by the Notice and Solicitation Agent reflecting Filed Proofs of Claim.

“Class” means a category of Claims or Interests as established by and set forth in Article III herein pursuant to section 1122(a) of the Bankruptcy Code.

“Clear Scripts Purchaser” means Mr. Leonardo Sigler and his permitted successors, assigns, or designees, as applicable.

“Clear Scripts Sale Documents” means the Clear Scripts SPA and any ancillary agreements executed in connection therewith.

“Clear Scripts Sale Transaction” means the sale transaction for the sale of the Clear Scripts Securities pursuant to, and on the terms and conditions set forth in, the Clear Scripts Sale Documents.

“Clear Scripts Securities” means the Purchased Securities and Acquired Company (each as defined in the Clear Scripts SPA) to be acquired by the Clear Scripts Purchaser pursuant to the Clear Scripts SPA.

“Clear Scripts Sellers” means Clear Scripts, LLC, a Florida limited liability company, and CareMax, Inc., a Delaware corporation.

“Clear Scripts SPA” means that certain Securities Purchase Agreement dated January 13, 2025, by and between the Clear Scripts Purchaser and the Clear Scripts Sellers, including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time, as attached hereto as Exhibit E.

“CMS” means the Centers for Medicare & Medicaid Services.

“Combined Hearing” means the hearing(s) conducted by the Bankruptcy Court to consider (1) final approval of the adequacy of the Disclosure Statement under section 1125 of the Bankruptcy Code and (2) Confirmation of the proposed Plan under section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

“Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee under section 1102(b) of the Bankruptcy Code in these Chapter 11 Cases.

“Company Party” means CareMax, Inc. and its Affiliates who are party to the RSA.

“Conditions Precedent” means the conditions set forth in Article VIII herein.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket in these Chapter 11 Cases.

6

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“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consenting Term Loan Lenders” means Holders of First Lien Debt Claims that have executed and delivered counterpart signature pages to the RSA or a Transfer Agreement to counsel to the Debtors.

“Consummation” means the occurrence of the Effective Date.

“Core Centers Assets” means the assets of the Debtors to be acquired pursuant to the Core Centers APA.

“Core Centers Bid Protections” means the bid protections for the Stalking Horse Purchaser described in section VIII of the Bidding Procedures.

“Core Centers Consideration” means the consideration to be received by the Debtors in exchange for the Core Centers Assets pursuant to the Core Centers APA.

“Core Centers Purchaser” means the purchaser under the Core Centers APA.

“Core Centers Sale Transaction” means the sale transaction contemplated by the Core Centers APA.

“Core Centers Seller Parties” means IMC Medical Group Holdings, LLC, Sunset Holding, LLC, Care Holdings Group, LLC, Care Optimize, LLC, Care Garage, LLC, Care Alliance, LLC, Analitico, LLC, CareMax Management, LLC, Interamerican Medical Center Group, LLC, Physician Service Organization LLC, Sunset Cardiology, LLC, Primary Provider, Inc., CareMax Medical Group, L.L.C., CareMax Medical Center of Broward, L.L.C., CareMax Medical Center of Hialeah, L.L.C., CareMax Medical Center of Homestead, L.L.C., CareMax of Miami, L.L.C., CareMax Medical Center of North Miami, L.L.C., CareMax Medical Center of Pembroke Pines, L.L.C., CareMax Medical Center of Coral Way, L.L.C., CareMax Medical Center of Tamarac, L.L.C., CareMax Medical Center of Westchester, L.L.C., CareMax Medical Center of Little Havana, L.L.C., CareMax Medical Center of Little Havana II, L.L.C., Pines Care Medical Center, LLC, CareMax Medical Center of East Hialeah, L.L.C., CareMax Medical Center, LLC, Healthcare Advisory Solutions, L.L.C., Managed Healthcare Partners LLC, Clear Scripts, L.L.C., CareMax Medical Centers of Central Florida, LLC, Senior Medical Associates, LLC, Stallion Medical Management, LLC, IMC Transport Fleet, LLC, Jose Orcasita-NG, LLC, Jesus Montesano MD, LLC, CareMed Pharmacy LLC, CareMax IPA, LLC, RX Marine Inc., CareMax Medical Centers of Louisiana, L.L.C.

“Core Centers APA” means that certain Asset Purchase Agreement entered into by the Core Centers Seller Parties, on the one hand, and Core Centers Purchaser on the other hand, including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time, attached hereto as Exhibit B.

“Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed or assumed and assigned by the Debtors.

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“D&O Liability Insurance Policies” means, collectively, each insurance policy, including director and officer liability insurance policies and any “tail policy” to which the Debtors are a party as of the Effective Date.

“Debtor Releases” means the releases set forth in Article IX herein.

“Debtors” means CareMax, Inc. and its Debtor Affiliates, including Sparta Texas ACO, Inc., Sunset Holding, L.L.C., CareMax Medical Center of Broward, L.L.C., Care Optimize, L.L.C., CareMax Medical Center Of Little Havana, L.L.C., CareMax Management L.L.C., Sunset Cardiology, L.L.C., Physician Service Organization, L.L.C., CareMax IPA, L.L.C., CareMax Medical Group, L.L.C., CareMax Medical Center Of Hialeah, L.L.C., Senior Medical Associates, L.L.C., CareMax Of Miami, L.L.C., CareMax Medical Center of North Miami, L.L.C., CareMed Pharmacy, L.L.C., CareMax Medical Center of Tamarac, L.L.C., CareMax Medical Center of Westchester, L.L.C., Jesus Montesano, MD, L.L.C., Healthcare Advisory Solutions, L.L.C., Managed Healthcare Partners, L.L.C., IMC Medical Group Holdings, L.L.C., CareMax Medical Centers of Central Florida, L.L.C., Care Garage, L.L.C., Analitico, L.L.C., Interamerican Medical Center Group, L.L.C., Clear Scripts, L.L.C., Primary Provider, Inc., CareMax Medical Center of Pembroke Pines, L.L.C., Jose Orcasita-Ng, L.L.C., Care Holdings Group, L.L.C., CareMax Medical Center Of Homestead, L.L.C., IMC Transport Fleet, L.L.C., Pines Care Medical Center, L.L.C., CareMax Medical Center of Coral Way, L.L.C., Stallion Medical Management, L.L.C., CareMax Medical Center, L.L.C., CareMax Medical Center of Little Havana II, L.L.C., CareMax Medical Center of East Hialeah, L.L.C., Sparta Merger Sub I L.L.C., Sparta Merger Sub II L.L.C., Sparta Merger Sub III L.L.C., CareMax Accountable Care Network, L.L.C., CareMax National Care Network, L.L.C., CareMax Health Partners, L.L.C., CareMax Holdings, L.L.C., Care Alliance, L.L.C., CareMax Medical Centers of Louisiana, L.L.C., Medical Care of Texas, P.L.L.C., Medical Care of Tennessee, P.L.L.C., Medical Care of NY, P.C., Care Optical, L.L.C., Sapphire Holdings, L.L.C., Rx Marine Inc., each as a debtor and debtor in possession.

“Definitive Documents” has the meaning set forth in the RSA.

“DIP Agent” means the agent designated as agent under the DIP Facility.

“DIP Borrower” means CareMax, Inc., as debtor and debtor in possession.

“DIP Budget” means the budget governing the Debtors’ operations, as required under the DIP Credit Agreement and DIP Orders.

“DIP Claim” means, any and all Claims arising under, derived from, or based upon the DIP Facility and the DIP Loans, which DIP Claims shall have the priorities set forth in the DIP Credit Agreement and/or the DIP Facility Documents, as applicable, and the DIP Order.

“DIP Credit Agreement” means a debtor in possession credit agreement to govern the DIP Facility among, Parent as borrower, the Debtor guarantors as party thereto, and the lender parties thereto, as may be amended, amended and restated, supplemented, or modified from time to time, which is attached to the RSA as Exhibit C.

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“DIP Facility” means, the senior secured superpriority debtor in possession financing facility for the DIP Loans, in the aggregate principal amount of $122,000,000, with a first Lien entered into on the terms and conditions set forth in the DIP Facility Documents.

“DIP Facility Collateral” means the collateral securing the DIP Facility, as set forth more specifically in the DIP Credit Agreement or any security documents relating thereto.

“DIP Facility Documents” means any documents governing the DIP Facility that are entered into in accordance with the DIP Credit Agreement, and the DIP Order, and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

“DIP Lender Expenses” means all reasonable and documented fees, costs, and expenses of the DIP Lender Professionals incurred in connection with these Chapter 11 Cases.

“DIP Lenders” has the meaning set forth in the DIP Credit Agreement and the DIP Facility Documents.

“DIP Lender Professional(s)” means (1) of Ropes & Gray LLP, as counsel to the DIP Lenders; and (2) Guggenheim Securities, LLC, as financial advisor to the DIP Lenders.

“DIP Loan” means the loans provided under the DIP Facility.

“DIP Loan Documents” means, collectively, the DIP Orders, the DIP Facility, the DIP Credit Agreement, and related security agreements and other documents required or requested by the DIP Lender to be executed or delivered by or in connection with the DIP Credit Agreement (each as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof).

“DIP Orders” means the interim and Final Orders entered by the Bankruptcy Court approving the DIP Facility in these Chapter 11 Cases.

“Disbursing Agent” means the Debtors, the Plan Administrator, or the Person or Entities selected by the Plan Administrator, as applicable, to make or to facilitate the Plan Distributions.

“Disclosure Statement” means the Disclosure Statement Relating to the Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates, dated November 17, 2024 (as such may be amended, supplemented, or modified from time to time thereafter), including all exhibits and schedules thereto.

“Disputed” means, with respect to any Claim or Interest, any Claim or Interest: (1) listed on the Schedules as unliquidated, disputed or contingent, unless a Proof of Claim has been Filed in a liquidated and non-contingent amount and no objection to such Proof of Claim has been timely Filed; (2) included in a Proof of Claim as to which an objection or request for estimation has been timely Filed, or as to which the Debtor, the Plan Administrator, or other parties in interest retain the ability to interpose a timely objection or request for estimation; or (3) which is otherwise

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disputed by the Debtor or the Plan Administrator in accordance with applicable Law and for which the objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order. Claims that are Allowed by the Plan or that have been Allowed by a Final Order shall not be Disputed Claims.

“Distributable Cash” means all Available Cash after Debtors have funded all Allowed Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, Professional Fee Claims, the GUC Cash Pool, and the Wind-Down Amount.

“Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under the Plan, which date shall be the Effective Date or such other date as designated in a Final Order of the Bankruptcy Court.

“Effective Date” means the date that all conditions precedent to the occurrence of the Effective Date have been satisfied or waived in accordance with the Plan.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtors, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtors (in each case whether or not arising under or in connection with any employment agreement).

“Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

“Exculpated Party” means collectively, and in each case, in its capacity as such: (a) the Debtors and (b) the Committee and each of its members in their capacity as such.

“Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Existing Equity Interests” means all Equity Interests in CareMax, Inc. as of the Effective Date.

“File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, or in the case of a Proof of Claim, the Notice and Solicitation Agent.

“Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial,

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reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

“First Lien Debt Claims” means any Claim on account of the Prepetition Credit Agreement or other Prepetition Documents, including the First Lien Debt Deficiency Claims.

“First Lien Debt Deficiency Claim(s)” means any portion of the First Lien Debt Claims that is not, pursuant to section 506(a) of the Bankruptcy Code, secured by a valid, perfected, and enforceable Lien.

“General Unsecured Claims” means any Claim other than: (a) Administrative Claim; (b) Professional Fee Claim; (c) Priority Tax Claim; (d) DIP Claim; (e) Other Secured Claim; (f) Other Priority Claim; (g) Section 510(b) Claim; (h) Intercompany Claim; or (i) First Lien Debt Claims.

“Governmental Unit(s)” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.

“Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, managing member, general partner, investment committee, special committee, or such similar governing body of any of the Debtors.

“GUC Cash Pool” means Cash equal to $2,900,000; provided, that the GUC Cash Pool shall be increased by the net proceeds of any monetized Unencumbered Assets.

“GUC Cash Pool Reserve” means a segregated reserve account maintained by the Plan Administrator that shall be used to hold the GUC Cash Pool. For the avoidance of doubt, the GUC Cash Pool Reserve shall be the (a) only source of recovery for the Allowed Professional Fees Claims incurred on behalf of the Committee Professionals (which, for the avoidance of doubt, shall be paid as soon as practicable upon allowance of such Allowed Professional Fee Claims (to the extent not voluntarily deferred by the Committee’s Professionals for later payment by the Plan Administrator from the GUC Cash Pool Reserve)) and (b) the only source of funds upon which the Plan Administrator may draw to fund or pay for any efforts to evaluate or otherwise pursue monetization of any Unencumbered Assets.

“Holder” means a Person or Entity, as applicable, holding a Claim against or an Interest in any of the Debtors.

“Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

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“Indemnification Obligations” means, collectively, each of the Debtors’ indemnification obligations (whether in charters, bylaws, limited liability company agreements, or other organizational documents) in place as of the Effective Date to indemnify current and former officers, directors, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors.

“Insurance Policies” means all insurance policies that have been issued at any time to or provide coverage to the Debtors and all agreements, documents, or instruments relating thereto, provided that it does not include any such policies that are, or have been, assumed and assigned to the Purchaser(s) on or before the Effective Date pursuant to the Core Centers APA, ACO SPA, and section 365 of the Bankruptcy Code.

“Intercompany Claim” means any Claim held by a Debtor or an Affiliate against a Debtor or an Affiliate of a Debtor.

“Intercompany Interest” means an Interest in a Debtor that is held by another Debtor or an Affiliate of a Debtor.

“Interest(s)” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement), including the Existing Equity Interests.

“IRS Form” means IRS Form W-9, W-8BEN, any acceptable substitute, or any other tax information form that the Plan Administrator may require from a Holder of a Claim for a distribution under the Plan.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Lien” means a “lien,” as defined in section 101(37) of the Bankruptcy Code.

“Liquidation Analysis” means the analysis of a liquidation scenario under chapter 7 of the Bankruptcy Code for these Debtors, attached to the Disclosure Statement or Plan Supplement (as such analysis may be updated, amended, or modified from time to time thereafter).

“MSSP” means that certain Medical Shared Savings Program established by CMS.

“MSSP Account” means a segregated account maintained by the Post-Effective Date Debtors that shall be funded with the CareMax Recoverable MSSP Payments as provided in the ACO SPA, as applicable, which the Plan Administrator shall distribute and pay as Distributable Cash, in accordance with the terms of the Plan and the Confirmation Order.

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“MSSP Payments” means those certain shared savings payments earned or to be earned by the Debtors (or the ACO Entities once Transferred Entities) pursuant to the MSSP.

“Notice and Solicitation Agent” means Stretto, Inc., in its capacity as noticing, claims, and solicitation agent for the Debtors.

“Notice of Non-Voting Status Package” means the materials sent to Holders of Claims and Interests not entitled to vote to accept or reject the Plan, including the Release Opt-Out.

“OCP” means an ordinary course professional whose retention and compensation has been authorized by the Bankruptcy Court by entry of an OCP Order.

“OCP Order” means an order entered by the Bankruptcy Court approving the Debtors’ motion or motions to retain and compensate certain OCPs in the ordinary course of business.

“Other Priority Claim” means a Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Secured Claim” means any Claim against a Debtor where, pursuant to section 506(a) of the Bankruptcy Code, the Claim is secured by a valid, perfected, and enforceable Lien that is not subject to avoidance under applicable bankruptcy or non-bankruptcy Law in or upon any right, title, or Interest of the Debtor in and to property of the Estate, to the extent of the value of the Debtor’s Interest in such property as of the relevant determination date.

“Parent” means CareMax, Inc.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

“Petition Date” the date on which each of the Debtors Filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code, thereby commencing these Chapter 11 Cases.

“Pharmacy Purchasers” means collectively, (i) the CareMed Pharmacy Purchaser, and (ii) the Clear Scripts Purchaser.

“Pharmacy Sale Documents” means collectively, (i) the CareMed Pharmacy Sale Documents, and (ii) the Clear Scripts Sale Documents.

“Pharmacy Sale Transactions” means the CareMed Pharmacy Sale Transaction and the Clear Scripts Sale Transaction.

“Pharmacy Securities” means collectively, (i) the CareMed Pharmacy Securities, and (ii) the Clear Scripts Securities.

“Pharmacy Sellers” means collectively, (i) the CareMed Pharmacy Sellers, and (ii) the Clear Scripts Sellers.

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“Plan” means this joint plan under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules hereto.

“Plan Administrator” means the Person or Entity selected by the Committee and reasonably acceptable to the Debtors and the Required Consenting Term Loan Lenders (whose fees, costs, and expenses are reasonably acceptable to the Debtors and the Holders of the First Lien Debt Claims), and who is appointed on the Effective Date to administer to the wind-up of the Debtors, including the making of any Plan Distributions that may arise after the Effective Date or any other duties or responsibilities set forth herein.

“Plan Distribution” means a payment or distribution to Holders of Allowed Claims or other eligible Entities under this Plan.

“Plan Supplement” means a supplemental appendix to the Plan consisting of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be Filed by the Debtors no later than seven (7) days prior to the Voting Deadline. The Plan Supplement shall include, among other things, (1) the identity and compensation of the Plan Administrator; (2) to the extent known, the identity of any insider that will be employed or retained by the Plan Administrator; (3) the Liquidation Analysis, if not as an exhibit to the Disclosure Statement; and (4) any other documentation necessary to effectuate the Plan or that is contemplated by the Plan.

“Post-Effective Date Debtors” means, collectively, the Debtors following the Effective Date other than the Debtors that are Transferred Entities.

“Post-Effective Date Parent” means Parent on or after the Effective Date.

“Prepetition Agent” means Jefferies Finance, LLC, in its capacities as administrative agent and collateral agent under the Prepetition Documents, or any successor administrative agent and collateral agent under the Prepetition Documents.

“Prepetition Credit Agreement” means that certain Credit Agreement dated May 10, 2022, by and between (as amended, modified, or supplemented from time to time in accordance with the terms thereof.

“Prepetition Documents” means the Prepetition Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Prepetition Term Loan” means loans outstanding under the Prepetition Credit Agreement, dated May 22, 2022 (as amended, modified, or supplemented from time to time in accordance with the terms thereof), by and between Parent, as borrower, the guarantors party thereto, Jefferies Finance, LLC, as administrative agent, collateral agent, sole lead arranger, and bookrunner, and the lenders party thereto from time to time.

“Prepetition Term Loan Lender” shall mean any lender under the Prepetition Credit Agreement.

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“Pro Rata” means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests in a particular Class and other Classes entitled to share in the same recovery as such Class under the Plan.

“Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Professional” means a Person or Entity: (1) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (2) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

“Professional Fee Claim” means a Claim (1) by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date under sections 328, 330, 331, or 503(b)(2) of the Bankruptcy Code, as applicable; or (2) by an OCP for compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date pursuant to the OCP Order.

“Professional Fee Reserve Account” means the reserve account established and funded by the Debtors prior to the Effective Date to satisfy the accrued but unpaid Professional Fee Claims of the Professionals.

“Proof of Claim” means a proof of Claim Filed against any of the Debtors in these Chapter 11 Cases.

“Purchaser(s)” means collectively, (i) the ACO Purchaser, (ii) the Core Centers Purchaser, (iii) the CareMed Pharmacy Purchaser, (iv) the Clear Scripts Purchaser, and (v) the Care Optical Purchaser.

“Reinstate,” “Reinstated,” or “Reinstatement” means leaving a Claim Unimpaired under the Plan.

“Related Party” means, with respect to any (and in each case solely in their capacity as such to each person or entity) (a) each Debtor, Post-Effective Date Debtor, and each Transferred Entity, as applicable; (b) each Consenting Term Loan Lender; (c) the DIP Lenders; (d) the DIP Agent; (e) the Prepetition Term Loan Lenders and the Prepetition Agent; (f) the ACO Purchaser; (g) the Core Centers Purchaser; (h) the Stalking Horse Purchaser; or (i) the Committee (and its members), current and former directors, managers, officers, members of any Governing Body, affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, fund advisors or managers, employees, agents, financial advisors, attorneys, accountants, investment bankers, and representatives.

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“Release Opt-Out” means the box included in each of the Ballots and Notice of Non-Voting Status Packages, which permit both those Holders of Claims and Interests entitled to vote on the Plan and those not entitled to vote on the Plan the right to opt out of the Third Party Release set forth in Article IX.B. herein.

“Released Party” means collectively, and in each case in its capacity as such: (a) each Debtor, Post-Effective Date Debtor, and each Transferred Entity, as applicable; (b) each Consenting Term Loan Lender; (c) the DIP Lenders; (d) the DIP Agent; (e) the Prepetition Term Loan Lenders and the Prepetition Agent; (f) the ACO Purchaser; (g) the Core Centers Purchaser; (h) the Stalking Horse Purchaser; (i) the Committee and its members, each in their capacities as such; and (j) each Related Party of each Entity in clause (a) through clause (h); provided, that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the Third Party Release; or (y) timely objects to the Third Party Release, either through (i) a formal objection Filed on the docket of the Chapter 11 Cases or (ii) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before Confirmation. Notwithstanding anything to the contrary in this Plan neither (a) Ralph de la Torre, M.D. nor (b) Steward shall be a Released Party.

“Releasing Party” means each of, and in each case in its capacity as such: (a) the Consenting Term Loan Lenders; (b) the Prepetition Term Loan Lenders and the Prepetition Agent; (c) the DIP Lenders and DIP Agent; (d) all Holders of Claims or Interests that vote to accept the Plan and do not affirmatively opt out of the releases provided in the Plan; (e) all Holders of Claims or Interests that are deemed to accept the Plan and who do not affirmatively opt out of the releases provided in the Plan; (f) all Holders of Claims or Interests that abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan; (g) all Holders of Claims or Interests that vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan; (h) each Purchaser; (i) the Committee and its members, each in their capacities as such; and (j) each Related Party of each Entity in clause (a) through clause (i) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (a) through clause (i); provided that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the Third Party Release; (y) timely objects to the Third Party Release, either through (i) a formal objection Filed on the docket of the Chapter 11 Cases or (ii) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before Confirmation; or (z) solely in its capacity as such, is a Holder of Interests in Class 7. Notwithstanding the foregoing, no party shall be a Releasing Party to the extent that such party did not receive notice and service of the Release Opt-Out (including any patient that was not served with a Release Opt-Out).

“Remaining Assets” means any assets of the Debtors not sold or transferred pursuant to the Sale Transactions.

“Required Consenting Term Loan Lenders” has the meaning set forth in the RSA.

“Restructuring Transactions” means any means any undertaking or action as may be necessary or appropriate to effectuate the transactions set forth in this Plan (and/or contemplated by the RSA), including as more fully described in Article IV.B. herein.

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“Retained Causes of Action” means a list of Causes of Action that shall be retained pursuant to the Plan. The Retained Causes of Action shall be Filed as a Plan Supplement document with the Bankruptcy Court prior to the Confirmation Hearing.

“RSA” means that certain Restructuring Support Agreement by and among the Debtors, the Required Consenting Term Loan Lenders, and the ACO Purchaser, as such may be further amended, modified, or supplemented from time to time, in accordance with its terms, attached hereto as Exhibit C.

“Sale Documents” means, collectively, (i) the Core Centers APA (including the Stalking Horse APA, as applicable), (ii) the ACO SPA, and all agreements, documents, and instruments related thereto, (iii) CareMed Pharmacy APA, and (iv) Clear Scripts SPA, and all agreements, documents, and instruments related thereto.

“Sale Transaction Equity Consideration” means the preferred and common equity consideration received by the Debtors from the Core Centers Purchaser in connection with the Core Centers Sale Transaction.

“Sale Transactions” means, collectively, (i) the ACO Sale Transaction; (ii) the Core Centers Sale Transaction; the (iii) CareMed Pharmacy Sale Transaction; and (iv) the Clear Scripts Sale Transaction.

“Sale Transactions Cash Consideration” means, collectively, the consideration received from the Sale Transactions as set forth in the respective Purchase Agreements (which shall include the Cash consideration received by the Debtors from (i) the ACO Purchaser in connection with the ACO Sale Transaction (including the CareMax Recoverable MSSP Payments as provided in the ACO SPA); (ii) the Core Centers Purchaser in connection with the Core Centers Sale Transaction; (iii) the Pharmacy Purchasers in connection with the Pharmacy Sale Transactions; (iv) the Care Optical Purchaser in connection with the Care Optical Sale Transaction.

“Schedule of Assumed Executory Contracts and Unexpired Leases” means a schedule of Executory Contracts and Unexpired Leases to be assumed and/or assigned pursuant to the Plan.

“Schedules” means, collectively, the schedule of assets and liabilities and statement of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the official bankruptcy forms, as the same may be amended, modified, or supplemented from time to time.

“Section 510(b) Claim(s)” means any Claim(s) against any Debtor that is subject to subordination pursuant to section 510(b) of the Bankruptcy Code, whether by operation of Law or contract. For the avoidance of doubt, Section 510(b) Claims include any Claims arising from any securities litigation or Claims arising from suits related to or derived from causes of action related to Equity Interests.

“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

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“Security” means any security, as defined in section 2(a)(1) of the Securities Act.

“Third Party Release” means the release of Claims or Causes of Action provided by the Releasing Parties to the Released Parties, as set forth in Article IX.B. herein.

“Stalking Horse Purchaser” means ClareMedica Viking, LLC and ClareMedica Parent Holdings, LP, the purchasers that have agreed to purchase the Core Centers Assets under the Stalking Horse APA and assume certain liabilities of the Sellers as specifically enumerated in the Stalking Horse APA, whether or not such party is the Successful Bidder at the Auction.

“Stalking Horse APA” means that certain Asset Purchase Agreement (including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time), by and between the Core Centers Seller Parties and the Stalking Horse Purchaser. If the Stalking Horse Purchaser is the winning bidder, the Stalking Horse APA shall be the Core Centers APA.

“Steward” means, collectively, (a) Steward Health Care Holdings LLC, Steward Health Care System LLC, and any of their subsidiaries and controlled affiliates (including all debtors jointly administered under Case No. 24-90213 in the Bankruptcy Court for the District of the Southern District of Texas).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of the RSA and substantially in the form attached to the RSA as Exhibit E.

“Transferred Entities” means, collectively, all Debtor Entities, as reorganized under this Plan, to be transferred to a Purchaser in the Sale Transactions.

“Unencumbered Assets” means any assets not subject to validly perfected or otherwise enforceable security interest in favor of any Other Secured Claims or First Lien Debt Claims, including, any owned or leased real state (and any fixtures), any commercial tort claims not specifically identified in the Prepetition Secured Documents (and not otherwise released pursuant to this Plan), any insurance policies relating to director and officer management liability, any licenses or permits that cannot be pledged under applicable non-bankruptcy law or regulation, or any Excluded Assets (as defined in the Prepetition Documents); provided, further, that, notwithstanding any validly perfected or otherwise enforceable security interest in favor of the First Lien Debt Claims, the following assets shall constitute “Unencumbered Assets”: all causes of action, rights, proofs of claim, or other interests of the Debtors against or with respect to (a) Ralph de la Torre, M.D., (b) Steward, and (c), so long as the DIP Loans (other than the DIP Rolled-Up Loans) (each as defined in the DIP order) are repaid in full, any Avoidance Actions not transferred in connection with a Sale Transaction or otherwise released under the Plan. For the avoidance of doubt, the Debtors’ cash on hand constitutes DIP Collateral and none of the Sale Transactions Cash Consideration or Sale Transactions Equity Consideration constitutes Unencumbered Assets.

“U.S. Trustee” means the Office of the United States Trustee for the Northern District of Texas.

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“U.S. Trustee Statutory Fees” means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable.

“Unexpired Lease” means a lease to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

“Voting Deadline” means the date and time by which all Ballots to accept or reject the Plan must be received to be counted.

“Wind-Down” means, following the closing of the Sale Transactions, the process to wind down and dissolve the Estates and sell or otherwise distribute any Remaining Assets in accordance with the Plan, as described in more detail in Article IV.B. herein.

“Wind-Down Account” means a segregated account maintained by the Post-Effective Date Debtors that shall be funded with the Wind-Down Amount, which the Plan Administrator shall use to administer the Wind-Down pursuant to the Wind-Down Budget in accordance with the terms of the Plan and the Confirmation Order.

“Wind-Down Amount” means Cash equal to $2,000,000, plus (i) any Allowed Administrative Claims, (ii) Allowed Priority Tax Claims, and (iii) U.S. Trustee Statutory Fees through the conclusion of the Wind-Down; provided, no funds from the Wind-Down Amount shall be used to monetize Unencumbered Assets (which, for the avoidance of doubt, includes the claims and causes of action included in the definition of Unencumbered Assets whether or not such claims and causes of action are actually unencumbered); provided, further, that, upon the satisfaction of all known Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and U.S. Trustee Statutory Fees and resolution of all Disputed Administrative Claims and Priority Tax Claims, the reserves for such Disputed Claims in the Wind-Down Amount shall be distributed to the holders of First Lien Debt Claims and shall not be used to fund the Wind-Down.

“Wind-Down Budget” means the budget mutually agreed upon between the Debtors, the Required Consenting Term Loan Lenders, and the Committee in connection with consummation of the Plan.

“Wind-Down Reserve” means the reserve established for any fees, costs, and expenses to be incurred by the Plan Administrator in connection with the Wind-Down of the Debtors from and after the Effective Date as described herein; provided, that any excess funds remaining in the Wind-Down Reserve following the completion of the Wind-Down shall be promptly distributed to the Holders of First Lien Debt Claims.

B.	Rules of Interpretation.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in or exhibit to this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof and the RSA. The words “herein,” “hereof,” “hereto,”

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“hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively. The words “includes” and “including” are not limiting. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (4) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed, shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan or Confirmation order, as applicable; (5) any reference to an Entity as Holder of a Claim or Interest includes that Entity’s successors and assigns; (6) subject to the provisions of any contract, charters, bylaws, partnership agreements, limited liability company agreements, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (7) any immaterial effectuating provisions may be interpreted by the Debtors or Plan Administrator in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other entity; and (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.	Computation of Time.

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

E.	Consultation, Information, Notice, and Consent Rights.

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the Debtors, the Required Consenting Term Loan Lenders, and, as applicable, the ACO Purchaser set forth in the RSA and ACO SPA with respect to the form and substance of this Plan and the Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference and fully enforceable as if stated in full herein.

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F.	Controlling Document.

In the event of any inconsistency between this Plan and the RSA, the terms of the Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including DIP Claims and Professional Fee Claims) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims.

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a different treatment, each Holder of an Allowed Administrative Claim (other than a DIP Claim or a Professional Fee Claim) shall receive, in full and final satisfaction of such Claim, (1) Cash in an amount equal to such Allowed Administrative Claim in accordance with the following: (i) if Allowed on or prior to the Effective Date, then on the Effective Date or as soon as reasonably practicable thereafter, (ii) if not Allowed as of the Effective Date, then no later than forty-five (45) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or (iii) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (2) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Except for Professional Fee Claims, and notwithstanding any prior Filing or Proof of Claim, Proofs of Claim seeking the allowance and payment of Administrative Claims must be Filed and served on the Debtors or the Plan Administrator (as applicable) and their counsel by no later than the Administrative Claims Bar Date pursuant to the procedures set forth in the Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claims.

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Except as otherwise provided in Articles II.B, II.C, or II.D herein, Holders of Administrative Claims that do not File and serve a Proof of Claim or application for payment of administrative expenses requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtors, the Plan Administrator, the Estates, or the Debtors’ assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Bankruptcy Court.

B.	Payment of Bid Protections.

The Debtors’ obligation to pay the Core Centers Bid Protections shall be allowed as an administrative expense claim pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code, and in the event of an Alternate Transaction, the Core Centers Bid Protections shall constitute Allowed Administrative Claims with priority over any and all administrative expense claims of a kind specified in sections 503(b) and 507 of the Bankruptcy Code, except for the Professional Fee Claims and those Allowed Administrative Claims granted to the DIP Lenders and the adequate protection claims of the Prepetition Term Loan Lenders under the Prepetition Credit Agreement pursuant to the DIP Orders. The Core Centers Bid Protections shall be paid to the Stalking Horse Purchaser pursuant to the terms and conditions set forth in the Stalking Horse APA without need for further order of the Court.

C.	DIP Claims.

Except to the extent that a Holder of a DIP Claim agrees to a different treatment, each Holder of a DIP Claim shall receive, in full and final satisfaction of such Claim payment in full in Cash, provided that such DIP Claims shall be deemed paid in full so long as (i) the Debtors have paid all available Distributable Cash to the Holders of DIP Claims and (ii) the Holders of Class 2 First Lien Debt Claims receive 100% of the Sale Transaction Equity Consideration.

The DIP Lender Expenses shall constitute Allowed Administrative Claims with priority over all administrative expenses of the kind specified in sections 503(b) and 507 of the Bankruptcy Code, except for the Professional Fee Claims and the Core Centers Bid Protections, and shall be paid in full in Cash no later than the Effective Date and without any requirement to File a fee application with the Bankruptcy Court or for the Bankruptcy Court’s review or approval. The DIP Lender Expenses shall not be discharged, modified, or otherwise affected by the Plan and shall not be subject to disgorgement, setoff, disallowance, impairment, challenge, contest, attack, rejection, recoupment, reduction, defense, counterclaim, subordination, recharacterization, avoidance, or other Claim or cause of action of any nature under the Bankruptcy Code or applicable non-bankruptcy Law.

D.	Professional Fee Claims.

1.	Final Fee Applications and Payment of Professional Fee Claims.

All Professionals (other than OCPs) seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall: (i) File, on or before the date that is forty-five (45) days after the Confirmation Date (or such later time agreed to with the Plan Administrator), their respective applications for final allowances of compensation for services rendered and

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reimbursement of expenses incurred; and (ii) be paid in full, in Cash, first, from the Professional Fee Reserve Account and, then from any Available Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claim. Objections to Professional Fee Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Fee Claim.

2.	Administrative Claims of OCPs.

All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Plan Administrator (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order.

3.	Post-Confirmation Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Plan Administrator (as applicable) shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Plan Administrator (as applicable). Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Plan Administrator (as applicable) may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

4.	Professional Fee Reserve Account.

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Confirmation Date; provided, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professionals’ final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The Debtors shall fund and reserve the Professional Fee Reserve Account until payment in full of all Allowed Professional Fee Claims. If the Professional Fee Reserve Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, the remaining unpaid Allowed Professional Fee Claims shall be paid by the Plan Administrator as Allowed Administrative Claims. For the avoidance of doubt, the Professional Fee Reserve Account cannot be used to pay any Secured, Priority, or Administrative Claims until all Professional Fee Claims are satisfied or otherwise reserved for.

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E.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive Cash equal to the full amount of its Allowed Priority Tax Claim or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided that, with respect to the treatment of any Priority Tax Claim against a Debtor that is a Transferred Entity, the treatment of any such Claim other than payment in full in Cash shall be subject to the consent of the applicable Purchaser of such Transferred Entity.

F.	U.S. Trustee Statutory Fees.

All U.S. Trustee Statutory Fees due and payable, pursuant to 28 U.S.C. § 1930(a), prior to the Effective Date shall be paid by the Debtors (or the Disbursing Agent on behalf of each of the Debtors) on the Effective Date. On and after the Effective Date, the Plan Administrator or the Disbursing Agent shall pay any and all U.S. Trustee Statutory Fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each of the Debtors and the Plan Administrator, as applicable, shall remain obligated to File post-Confirmation quarterly reports and to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

Except for the Claims addressed in Article II herein, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been otherwise paid, released, or satisfied at any time.

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The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

Class 2	First Lien Debt Claims	Impaired	Entitled to Vote

Class 3	General Unsecured Claims	Impaired	Entitled to Vote

Class 4	Intercompany Claims	Impaired / Unimpaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject) (Deemed to Reject)

Class 5	Intercompany Interests	Impaired / Unimpaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

Class 6	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 7	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests.

1.	Class 1 – Other Secured Claims.

i.	Classification: Class 1 consists of all Other Secured Claims against the Debtors.

ii.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Secured Claim and the Debtors agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Other Secured Claim, each Holder thereof will receive: (a) payment in full in Cash; (b) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or, (c) except with respect to such Claims against the Debtors that will be the Transferred Entities (i) Reinstatement of such Claim or (ii) such other treatment rendering such Claim Unimpaired; provided that the treatment of Other Secured Claims against any Debtor that will be a Transferred Entity other than as specified in the foregoing sub-clause (a) shall be subject to the consent of the applicable Purchaser of such Transferred Entity.

iii.

Voting: Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

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2.	Class 2 – First Lien Debt Claims.

i.	Classification: Class 2 consists of all First Lien Debt Claims against the Debtors (including the First Lien Debt Deficiency Claims).

ii.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed First Lien Debt Claim and the Debtors agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed First Lien Debt Claim, each Holder thereof will receive a Pro Rata share of: (a) the Sale Transaction Equity Consideration; (b) the CareMax Recoverable MSSP Payments, and (c) any remaining Distributable Cash (if any) once Allowed DIP Claims have been satisfied in full and any Sale Transaction Cash Consideration (if any).

iii.	Voting: Class 2 is Impaired, and Holders of First Lien Debt Claims are entitled to vote to accept or reject the Plan.

3.	Class 3 – General Unsecured Claims.

i.	Classification: Class 3 consists of the General Unsecured Claims against the Debtors.

ii.

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment for such Holder, in full and final satisfaction of the Allowed General Unsecured Claim, each Holder thereof will receive its Pro Rata share of the GUC Cash Pool; provided, that any General Unsecured Claim assumed by any Purchaser shall be deemed paid in full under the Plan and shall not be entitled to any recovery from the GUC Cash Pool.

iii.	Voting: Class 3 is Impaired, and Holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – Intercompany Claims.

i.	Classification: Class 4 consists of Intercompany Claims between and among the Debtors.

ii.

Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim shall have its Claim Reinstated, set off, settled, distributed, contributed, cancelled, and released without any distribution on account of such Intercompany Claims, or such other treatment as is reasonably determined by the Debtors, at the Debtors’ election; provided that the treatment of Intercompany Claims against any Debtor that will be a Transferred Entity shall be subject to the consent of the applicable Purchaser of such Transferred Entity.

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iii.

Voting: Holders of Class 4 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Intercompany Interests.

i.	Classification: Class 5 consists of all Intercompany Interests in the Debtors.

ii.

Treatment: On the Effective Date, all Intercompany Interests shall be Reinstated, set off, settled, distributed, contributed, cancelled, and released without any distribution on account of such Intercompany Interests, or such other treatment as is determined by the Debtors; provided that the treatment of Intercompany Interests in any Debtor that will be a Transferred Entity shall be subject to the consent of the applicable Purchaser of such Transferred Entity.

iii.

Voting: Holders of Class 5 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Section 510(b) Claims.

i.	Classification: Class 6 consists of Section 510(b) Claims against the Debtors.

ii.

Treatment: On the Effective Date, all Section 510(b) Claims shall be discharged and released and each Holder of such Allowed Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Allowed Section 510(b) Claim.

iii.

Voting: Class 6 is Impaired, and Holders of Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 6 Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

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7.	Class 7 – Existing Equity Interests.

i.	Classification: Class 7 consists of all Existing Equity Interests in Parent.

ii.

Treatment: On the Effective Date, all Existing Equity Interests in Parent shall be discharged, cancelled, released, and extinguished under the Plan, and each Holder of an Equity Interest in Parent will not receive any recovery on account of their Existing Equity Interests under the Plan. On the Effective Date, one common share of Parent (the “Single Share”) shall be issued to the Plan Administrator to hold as custodian for the benefit of former Holders of Existing Equity Interests in the event that all Allowed Claims have been satisfied in full in accordance with the Bankruptcy Code and this Plan. Unless otherwise determined by the Plan Administrator, on the date that all Chapter 11 Cases of the Debtors have been closed in accordance with the Plan, the Single Share issued on the Effective Date shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ Estates.

iii.

Voting: Class 7 is Impaired, and Holders of Existing Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 7 Existing Equity Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Debtors or the Plan Administrator with respect to any Unimpaired Claims, including all legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class that, as of the commencement of the Combined Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

With respect to each Debtor, if a Class contained Claims eligible to vote and no Holder of Claims eligible to vote in such Class votes to accept or reject this Plan, this Plan shall be presumed accepted by the Holders of such Claims in such Class.

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F.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claim or any Class of Claims is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Combined Hearing.

G.	Subordination of Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. The Debtors or the Plan Administrator (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto (including pursuant to section 510(b) of the Bankruptcy Code).

H.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to this Article III of the Plan. The Debtors hereby request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any voting Class that votes to reject the Plans.

I.	Insurance.

Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

Pursuant to section 1123(b)(2) of the Bankruptcy Code, and in consideration for the distributions, releases, and other benefits provided pursuant to this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and

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settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

B.	Restructuring Transactions.

On or before the Effective Date, the Debtors or the Plan Administrator shall consummate the Restructuring Transactions and may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and RSA that are consistent with and pursuant to the terms and conditions of the Plan, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement, and the RSA; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (3) the issuance and distribution of the Sale Transaction Equity Consideration as set forth in the Plan; (4) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable Law; (5) such other transactions that are required to effectuate the Restructuring Transactions; (6) the distribution of Distributable Cash in accordance with the Plan; (7) enforcing the ACO SPA and collecting the CareMax Recoverable MSSP payments in accordance with the ACO SPA; and (8) any and all other actions that the Debtors or the Plan Administrator determine are necessary or appropriate to effectuate the Plan.

1.	ACO Sale Transaction

Upon entry of the Confirmation Order, the Debtors are authorized to consummate the ACO Sale Transaction with the ACO Purchaser, in accordance with the terms of the ACO Sale Documents, and all matters provided for under the ACO Sale Documents and this Plan, and any documents in connection herewith and therewith, shall be deemed authorized and approved without any requirement of further act or action by the Debtors, the Debtors’ shareholders or boards of directors, or any other Entity or Person. The Debtors are authorized to execute and deliver, and to consummate the transactions contemplated by the ACO Sale Documents and this Plan, as well as to execute, deliver, file, record, and issue any note, documents, or agreements in connection therewith, without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

On the Effective Date, or a later date agreed to by the Debtors and the ACO Purchaser, the Debtors shall consummate the ACO Sale Transaction with the ACO Purchaser, in accordance with the terms of the ACO Sale Documents, this Plan, and the Confirmation Order. Notwithstanding anything to the contrary herein, the ACO Purchaser shall acquire the ACO Acquired Assets free and clear of all Liens, Claims, Indemnification Obligations, and other Interests, pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code, this Plan, and the Confirmation Order. All of the ACO Securities transferred to the ACO Purchaser pursuant to the ACO Sale Transaction shall be duly authorized and validly issued. For the avoidance of doubt,

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following the Effective Date, all Holders of Claims (whether Allowed or otherwise) shall be forever barred, estopped, and enjoined from bringing any Claims against, or seeking recovery on account of such Claims from, the ACO Entities comprising Transferred Entities or the ACO Purchaser. On and after the Effective Date, except as otherwise provided in the Plan, the ACO Purchaser may operate its businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

For the avoidance of doubt, notwithstanding anything to the contrary herein, (a) in no event shall the Transferred Entities comprising the ACO Entities or the ACO Purchaser be liable for, have any liability on account of, fund, or have any obligation to fund any (with Allowed or otherwise) (i) Administrative Claims, (ii) DIP Claims or DIP Lender Expenses, (iii) Professional Fee Claims or the Professional Fee Reserve Account, (iv) reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Plan Administrator from and after the Confirmation Date, or (v) any other Claims, fees, or obligations set forth in Article II herein, (b) such Claims, fees, and obligations set forth in the preceding sub-clause (a) shall be paid exclusively from Available Cash or the Professional Fee Reserve Account, as applicable, and (c) in no event shall the Holder of any Claims set forth in the preceding sub-clause (a) recover on account thereof against either the Transferred Entities comprising the ACO Entities or the ACO Purchaser.

2.	Core Centers Sale Transaction

The Debtors shall engage in a process for the sale of Core Centers Assets, and shall seek approval of the Core Centers Sale Transaction to one or more purchasers, or, if such higher or better bids are received consistent with the Bidding Procedures Order, to the Purchaser pursuant to the highest or best bidder. The Core Centers Sale Transaction shall be consummated on the Effective Date or such other date agreed to by the Debtors, the Core Centers Purchaser, and the Required Consenting Term Loan Lenders.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

The Confirmation Order shall authorize the Debtors and the Post-Effective Date Debtors, as applicable, to undertake the Restructuring Transactions contemplated by the RSA and other Definitive Documents, including pursuant to sections 363, 365, 1123(a)(5)(B), and 1123(a)(5)(D) of the Bankruptcy Code.

3.	Pharmacy Sale Transactions

Upon entry of the Confirmation Order, the Debtors are authorized to consummate the Pharmacy Sale Transactions with the Pharmacy Purchasers, in accordance with the terms of the Pharmacy Sale Documents, and all matters provided for under the Pharmacy Sale Documents and this Plan, and any documents in connection herewith and therewith, shall be deemed authorized and approved without any requirement of further act or action by the Debtors, the Debtors’

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shareholders or boards of directors, or any other Entity or Person. The Debtors are authorized to execute and deliver, and to consummate the transactions contemplated by the Pharmacy Sale Documents and this Plan, as well as to execute, deliver, file, record, and issue any note, documents, or agreements in connection therewith, without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

On the Effective Date, or a later date agreed to by the Debtors and the Pharmacy Purchasers, the Debtors shall consummate the Pharmacy Sale Transactions with the Pharmacy Purchasers, in accordance with the terms of the Pharmacy Sale Documents, this Plan, and the Confirmation Order. Notwithstanding anything to the contrary herein, the Pharmacy Purchaser s shall acquire the Pharmacy Securities free and clear of all Liens, Claims, Indemnification Obligations, and other Interests, pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code, this Plan, and the Confirmation Order. All of the Pharmacy Securities transferred to the Pharmacy Purchasers pursuant to the Pharmacy Sale Transactions shall be duly authorized and validly issued. For the avoidance of doubt, following the Effective Date, all Holders of Claims (whether Allowed or otherwise) shall be forever barred, estopped, and enjoined from bringing any Claims against, or seeking recovery on account of such Claims from, the Pharmacy Sellers or the Pharmacy Purchaser. On and after the Effective Date, except as otherwise provided in the Plan, the Pharmacy Purchasers may operate their businesses and may use, acquire, or dispose of property and compromise or settle any claims, interests, or causes of action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

4.	Care Optical Sale Transaction

Upon entry of the Confirmation Order, the Debtors are authorized to consummate the Care Optical Sale Transaction with the Care Optical Purchaser, in accordance with the terms of the Care Optical Sale Documents, and all matters provided for under the Care Optical Sale Documents and this Plan, and any documents in connection herewith and therewith, shall be deemed authorized and approved without any requirement of further act or action by the Debtors, the Debtors’ shareholders or boards of directors, or any other Entity or Person. The Debtors are authorized to execute and deliver, and to consummate the transactions contemplated by the Care Optical Sale Documents and this Plan, as well as to execute, deliver, file, record, and issue any note, documents, or agreements in connection therewith, without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

On the Effective Date, or a later date agreed to by the Debtors and the Care Optical Purchaser, the Debtors shall consummate the Care Optical Sale Transactions with the Care Optical Purchaser, in accordance with the terms of the Care Optical Sale Documents, this Plan, and the Confirmation Order. Notwithstanding anything to the contrary herein, the Care Optical Purchaser shall acquire the Care Optical Securities free and clear of all Liens, Claims, Indemnification Obligations, and other Interests, pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code, this Plan, and the Confirmation Order. All of the Care Optical Securities transferred to the Care Optical Purchaser pursuant to the Care Optical Sale Transaction shall be duly authorized and validly issued. For the avoidance of doubt, following the Effective Date, all

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Holders of Claims (whether Allowed or otherwise) shall be forever barred, estopped, and enjoined from bringing any Claims against, or seeking recovery on account of such Claims from, the Care Optical Sellers or the Care Optical Purchaser. On and after the Effective Date, except as otherwise provided in the Plan, the Care Optical Purchaser may operate their businesses and may use, acquire, or dispose of property and compromise or settle any claims, interests, or causes of action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

5.	Wind-Down

Following the Effective Date and subject to the Wind-Down Budget and the Plan, (x) the Plan Administrator shall administer the Wind-Down including winding-down the affairs and operations of the Post-Effective Date Debtors, their Estates, and their Affiliates. The Plan Administrator shall open (i) the Wind-Down Account, (ii) the MSSP Account, and (iii) the GUC Reserve Account. No funds from the Wind-Account shall be commingled with any funds in the MSSP Account. As part of the Wind-Down, the Plan Administrator shall, among other things, (i) expeditiously and efficiently administer the Wind-Down in accordance with the Wind-Down Budget, (ii) expeditiously and efficiently sell or abandon any Remaining Assets (with any Cash proceeds becoming Available Cash); (iii) distributing Distributable Cash in accordance with the Plan, (iv) enforce the ACO SPA, collect the CareMax Recoverable MSSP Payments in accordance with the ACO SPA and distribute the CareMax Recoverable MSSP Payments in accordance with the Plan, (v) using only funds in the GUC Reserve Account, monetize any Unencumbered Assets for the benefit of Holders of Allowed General Unsecured Claims, and (iv) procuring any appropriate insurance to facilitate the Wind-Down, including appropriate D&O Liability Insurance Policies; and (y) the Plan Administrator shall expeditiously and efficiently pursue, compromise, settle, and/or abandon the Retained Causes of Action.

The Wind-Down Amount shall be a cap on the amount of funds the Plan Administrator can spend on the Wind-Down. The CareMax Recoverable MSSP Payments shall be kept in the MSSP Account and shall at all times be a separate account from the Wind-Down Account. Absent the consent of the holders of First Lien Debt Claims not to be unreasonably withheld, each line item is a cap on the amount that can be expended on that line item in the Wind-Down, subject to a 10% variance. The Plan Administrator can seek the consent of the holders of First Lien Debt Claims to exceed the cap (subject to the variance). The Plan Administrator shall provide quarterly reports to the holders of First Lien Debt Claims on the status of the Wind-Down, variances from the Wind-Down Budget, and expected timeline of the Wind-Down.

C.	Sources of Consideration for Plan Distributions.

The Debtors or the Post-Effective Date Debtors or the Plan Administrator shall fund the transactions and distributions under the Plan from (a) Available Cash, (b) proceeds from the DIP Facility, (c) proceeds from the Sale Transactions, and (d) net proceeds from the monetization of the Unencumbered Assets. Each distribution and issuance referred to in this Article IV of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

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D.	Corporate Action.

On the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Post-Effective Date Debtors shall be dissolved for all purposes unless the Plan Administrator determines that dissolution can have any adverse impact on the Remaining Assets (for the avoidance of doubt none of the Transferred Entities shall be dissolved); provided, that neither the Debtors nor any party released pursuant to Article IX herein shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtors. The Plan Administrator shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a certificate of dissolution from the applicable secretary of state (or each of their equivalents).

Without limiting the foregoing, on the Effective Date and following satisfaction of the

Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall have no further duties or responsibilities in connection with implementation of this Plan, and the directors and officers of the Debtors shall be deemed to have resigned and the employees of the Debtors terminated. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan or the Confirmation Order.

E.	Cancellation of Existing Securities and Agreements.

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, the Prepetition Documents and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of (or ownership interest in) the Debtors that are Reinstated pursuant to the Plan) shall be deemed canceled, discharged and of no force or effect, without further action or approval of the Court. The Debtors, the Transferred Entities, the Post-Effective Date Debtors, or any Holder, and the Prepetition Agent and its agents, successors and assigns shall be automatically and fully released and discharged of and from all duties as applicable under the Prepetition Documents, except, as applicable, as necessary to (a) enforce the rights and Claims of the Prepetition Agent, and any predecessor thereof, vis-à-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan, (c) preserve any rights of the Prepetition Agent to payment of fees, expenses, and Indemnification Obligations as against any distributions, (d) allow the Prepetition Agent to exercise rights and enforce obligations relating to the Plan; and (e) allow the Prepetition Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court.

Subsequent to the performance by the Prepetition Agent of its obligations under the Plan, the Prepetition Agent and its respective agents shall be relieved of all further duties and responsibilities related to the Prepetition Documents upon the occurrence of the Effective Date, except with respect to such other rights of the Prepetition Agent that, pursuant to the Prepetition Documents, survive the termination of the Prepetition Documents.

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The obligations of the Debtors pursuant, relating, or pertaining to any other agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, indentures, certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall also continue in effect to allow such Holder to appear and be heard in the Chapter 11 Cases or in any proceeding in the Court or any other court, including, without limitation, to enforce the respective obligations owed to such parties under the Plan.

Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect solely in connection with such cancellations, terminations, satisfactions, releases or discharges. Nothing contained in the Plan shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under (i) any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Court or hereunder or (ii) any Claims or Interests that are Reinstated pursuant to the terms of the Plan.

F.	Effectuating Documents; Further Transactions.

Upon entry of the Confirmation Order, subject to the terms of the RSA, the Debtors or the Plan Administrator (as applicable) shall be authorized to execute, deliver, File, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. Subject to the terms of the RSA, the Debtor, the Plan Administrator, all Holders of Claims receiving distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate actions required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized Persons, or officers of the Debtors or the Plan Administrator.

G.	Vesting of Assets.

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries or Post-Effective Date Debtor Causes of Action, shall vest in each respective Debtor (including any

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Transferred Entity), free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or the Confirmation Order; provided, that any Remaining Assets held by a Transferred Entity that are excluded and otherwise not vested in the Transferred Entity, shall instead vest in the Post-Effective Date Debtors. Subject to the terms of this Plan, on or after the Effective Date, the Plan Administrator may use, acquire, and dispose of the Remaining Assets, and may prosecute, compromise, or settle any Claims and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.

H.	Section 1146 Exemption from Certain Taxes and Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Post-Effective Date Debtor or Transferring Entity, as applicable, or to or from any other Person) of property under the Plan or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors, the Post-Effective Date Debtors, or the Transferring Entities, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the Sale Transactions and any agreement, acquisition, or transaction entered into by the Purchaser or any of its affiliates in connection with the Sale Transactions or in furtherance thereof, including any acquisitions of real or personal property by the Purchaser or its affiliates from one or more of the Debtors’ creditors or landlords in connection with consummation of the Sale Transactions or from other parties in connection with the closing of the Sale Transactions and/or integral to the financing thereof; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax, fee, or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

I.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action and Causes of Action of the Debtors that are not otherwise transferred or sold

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pursuant to the Sale Transactions, whether arising before or after the Petition Date, and the Plan

Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX hereof, which shall be deemed released and waived by the Debtors and the Plan Administrator as of the Effective Date. No Causes of Action shall be retained or preserved against the Debtors’ directors and officers except Ralph de la Torre, M.D. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Plan Administrator will not pursue any and all available Causes of Action of the Debtors against it.

J.	Closing the Chapter 11 Cases.

The Plan Administrator shall, promptly after the full administration of the Chapter 11 Cases, File with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases; provided that, as of the Effective Date, the Post-Effective Date Debtors may submit separate orders to the Court under certification of counsel previously provided to the U.S. Trustee closing certain individual Chapter 11 Cases and changing the caption of the Chapter 11 Cases accordingly. Nothing in this Plan shall authorize the closing of any case effective as of a date that precedes the date any such order is entered. Any request for such relief shall be made on motion served on the U.S. Trustee, and the Court shall rule on such request after notice and a hearing. Upon the Filing of a motion to close the last Chapter 11 Case remaining open or Post-Effective Date Debtors, as applicable, shall File a final report with respect to all of the Chapter 11 Cases.

K.	Authority to Act.

Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable Law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

L.	Separate Plans.

Notwithstanding the combination of separate plans for the Debtors set forth in this Plan for purposes of economy and efficiency, this Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm this Plan with respect to one or more Debtors, it may still confirm this Plan with respect to any other Debtor that satisfies the Confirmation requirements of section 1129 of the Bankruptcy Code.

M.	Settlement of Claims and Controversies.

Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims held by the Debtor, the parties to the RSA, including the Prepetition Term Loan Lenders that are settled

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by this Plan, and the Releasing Parties (but not including any parties that have opted-out of being a Releasing Party). The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate, and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement), and the treatment of Claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129.

N.	Plan Administrator

1.	Plan Administrator

The Plan Administrator shall be appointed by the Committee with the reasonable consent of the Required Consenting Term Loan Lenders and the Debtors to serve on behalf of the Post-Effective Date Debtors and to implement and take all actions on behalf of the Debtors and their Estates under the Plan, in consultation with the Required Consenting Term Loan Lenders. Once identified and reasonably acceptable to the Required Consenting Term Loan Lenders and the Debtors, the identity of the Plan Administrator and the Plan Administrator Agreement shall be reasonably acceptable to the Required Consenting Term Loan Lenders and the Debtors and shall be disclosed in a filing with the Court. The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under the Plan, and as otherwise provided in the Confirmation Order.

On and after the Effective Date, subject to the terms of the Plan, the Plan Administrator will be authorized to implement the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action(s) necessary to effectuate the Wind-Down using funds in the Wind-Down Account in accordance with the Wind-Down Budget. As soon as practicable after the Effective Date, the Plan Administrator shall cause the Debtors or Post-Effective Date Debtors to comply with, and abide by, the terms of the Plan and take any actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan, subject to the terms of the Plan. Except to the extent necessary to complete the Wind-Down of any Remaining Assets or operations from and after the Effective Date, the Post-Effective Date Debtors (1) for all purposes shall be deemed to have withdrawn their business operations from any state or province in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to File any document, pay any sum, or take any other action in order to effectuate such withdrawal and (2) shall be deemed to have canceled pursuant to the Plan all Equity Interests on and after the Effective Date except as otherwise determined by the Plan Administrator. The Plan Administrator shall have all direct and indirect governance powers with respect to each of the Post-Effective Date Debtors. The Plan Administrator shall act for the Debtors in the same capacity as applicable to a board of directors and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same).

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In addition to the obligations of the Plan Administrator set forth in Article IV(N) hereof, the responsibilities and authority of the Plan Administrator shall include the following rights and responsibilities: (i) preserving and monetizing the Remaining Assets; (ii) administering and paying taxes, including, among other things, (a) filing tax returns (to the extent not the obligation of any Purchaser), and (b) representing the interest and account of the Debtors before any taxing authority in all matters; (iii) retaining and paying, without the need for retention or fee applications, professionals in connection with the Plan Administrator’s performance of its duties under this Plan; (iv) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (v) filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Cases; (vi) overseeing the winddown of the Debtor Affiliates in the Plan Administrator’s capacity as the sole manager, sole director, or sole officer (as applicable and as set forth below) of the Debtor Affiliates’ direct or indirect owner; (vii) making distributions to Professionals for Allowed Professional Fee Claims from the Professional Fee Reserve Account; (viii) making distributions to Holders of First Lien Debt Claims pursuant to the Plan as promptly as practicable; (ix) procuring the necessary insurance to facilitate the Wind-Down, including appropriate D&O Liability Insurance Policies; and (x) reconciling General Unsecured Claims and distributing the GUC Cash Pool to Holders of Allowed General Unsecured Claims; and (xi) such other responsibilities as may be vested in the Plan Administrator pursuant to this Plan or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary, proper, or desirable to carry out the provisions of this Plan or the pursuit of an efficient Wind-Down.

2.	Directors and Officers

On the Effective Date, the Persons acting as directors and officers of the Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall be appointed as the sole manager, sole director, or sole officer, as applicable, of the Post-Effective Date Debtors and shall succeed to the powers of the Post-Effective Date Debtors’ directors and officers, including the rights of the Post-Effective Date Debtors as the direct or indirect owners of any remaining subsidiaries, as applicable. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Post-Effective Date Debtors in accordance with their respective powers as conferred under this Plan and pursuant to the Plan. For the avoidance of doubt, the foregoing shall not limit the authority of the Post-Effective Date Debtors or the Plan Administrator, as applicable, to continue the employment of any former manager or officer, including pursuant to any transition services agreement entered into in connection therewith.

O.	Dissolution of the Debtors

As of the Effective Date, the Plan Administrator shall act as the sole officer, director, manager, and Governing Body, as applicable, of the Post-Effective Date Debtors with respect to their affairs. Subject in all respects to the terms of this Plan, the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve any of the Post-Effective Date Debtors, and may: (a) file a certificate of dissolution for any of the Post-Effective Date Debtors, together with all other necessary corporate and company documents, to effect the dissolution of each Post-Effective Date Debtor under the applicable Laws of its state of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and

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shall pay taxes required to be paid for any of the Debtors, and pursuant to Bankruptcy Code section 505(b), request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax Laws. The filing by the Plan Administrator of any of the Post-Effective Date Debtors’ certificate of dissolution shall be authorized and approved in all respects without further action under applicable Law, regulation, order, or rule.

P.	Delisting of Existing Equity Interests.

The Post-Effective Date Debtors or the Plan Administrator, as applicable, shall take all actions reasonably necessary or desirable to delist the Existing Equity Interests from Nasdaq and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, which may include (i) filing a Form 25 with the SEC to delist the Existing Equity Interests from Nasdaq and to deregister the Existing Equity Interests from Section 12(b) of the Exchange Act (unless Nasdaq has already filed a Form 25 with the SEC providing for such delisting and deregistration), (ii) filing post-effective amendments to terminate all of Parent’s currently effective registration statements under the Securities Act, (iii) filing a Form 15 notifying the SEC of the suspension of Parent’s duty to file reports under Section 12(g) and/or Section 15(d) of the Exchange Act, and (iv) taking all actions reasonably necessary or desirable to ensure that the Post-Effective Date Debtors shall not be voluntarily subjected to any reporting requirements promulgated by the SEC.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein (which exclusion includes the Indemnification Obligations and the D&O Liability Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are (i) the subject of a motion to assume that is pending on the Confirmation Date, (ii) set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, or (iii) subject to an unresolved Cure dispute as of the Effective Date and shall be assumed, assumed and assigned, or rejected, as applicable, upon the resolution of such Cure dispute in accordance with the Sale Transactions.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents or this Plan, including, for the avoidance of doubt, the ACO Transferred Contracts, and payment of any Cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, which, for the avoidance of doubt, shall be the Effective Date for the ACO Transferred Contracts.

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Prior to the Confirmation Hearing, the Core Centers Purchaser shall identify the Executory Contracts and Unexpired Leases to be included in the Schedule of Assumed Executory Contracts and Unexpired Leases, and the Debtors shall cause Notices of Assumption to be sent to applicable counterparties. Any objection to the proposed assumption or cure amount by such counterparty must be Filed by no later than the date provided in the Notice of Assumption, Confirmation Order or any other order of the Bankruptcy Court establishing the date by which such objections must be Filed. The Debtors or the Core Centers Purchaser, as applicable, reserve the right to remove an Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases and move it to the Schedule of Rejected Executory Contracts and Unexpired Leases until 30 days after the Core Centers Sale Transaction closes. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or Cure Claim. Any and all negotiation, litigation (including of any objection to assumption), dispute resolution or any other matters regarding the assumption of Executory Contracts and Unexpired Leases shall be carried out by the Core Centers Purchaser after the Bankruptcy Court enters the Confirmation Order.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Estates, the Plan Administrator, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Solicitation Agent and served upon counsel to the Plan Administrator within thirty (30) days of the Effective Date.

The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions herein.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Plan Administrator, or any of their respective assets and properties.

C.	Preexisting Obligations to the Debtors Under Executory Contracts and /or Unexpired Leases.

Rejection of any Executory Contract and/or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or Post-Effective Date Debtors under such Executory Contracts and/or Unexpired Leases. In particular, notwithstanding any non-bankruptcy Law to the contrary, the Debtors and Post-Effective Date Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a

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counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts and/or Unexpired Leases.

D.	D&O Insurance Policies.

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be treated as an Executory Contract under the Plan and shall be assumed, in its entirety, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to sections 105, 365, and 1123 of the Bankruptcy Code. For the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in the D&O Liability Insurance Policies. In addition, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies (including any “tail” policy) in effect or purchased as of the Effective Date for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Liability Insurance Policies.

The Debtors shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date and shall continue such policies and satisfy their obligations thereunder in full in the ordinary course of business.

E.	Reservation of Rights.

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an Executory Contract or Unexpired Lease or that the Debtors, the Plan Administrator, or their respective affiliates has any liability thereunder. Except as explicitly provided in this Plan, nothing in this Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors or the Plan Administrator under any executory or non-executory contract or unexpired or expired lease. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Post-Effective Date Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

F.	Indemnity Obligations.

Excluding the ACO Entities, each of the Debtors’ Indemnification Obligations shall not be discharged, impaired, or otherwise affected by the Plan (except as set forth below). The Indemnification Obligations of the Debtors (excluding the ACO Entities) shall be deemed Executory Contracts assumed or assumed and assigned by the Debtors under the Plan; provided, however, that such Persons designated by the Disinterested Director prior to the Combined Hearing shall not be entitled to any indemnity or similar obligations owed by any of the Debtors and, if so,

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such obligations are hereby rejected and expressly not assumed by Debtors or Post-Effective Date Debtors (or the ACO Entities). Any Indemnification Obligations not assumed under the ACO Entities will instead be assumed by the Post-Effective Date Debtors. Notwithstanding the foregoing, no Indemnification Obligations of (x) former directors and officers of any of the Debtors as of the Petition Date and (y) Dr. Ralph de la Torre, M.D. shall be assumed by the Debtors or the Post-Effective Date Debtors without the written consent of the Required Consenting Term Loan Lenders.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

H.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.	Employee Compensation and Benefits.

All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under this Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors and/or the Post-Effective Date Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, that the

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manner of such distributions shall be determined at the discretion of the Disbursing Agent; provided further, that to the extent a Proof of Claim has been Filed, the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

B.	Compliance with Tax Requirements.

In connection with this Plan, any Person issuing any instrument or making any distribution or payment in connection therewith, shall comply with all applicable withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution or withhold an appropriate portion of such distributed property and either (1) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (2) pay the withholding tax using its own funds and retain such withheld property. The distributing party shall have the right not to make a distribution under this Plan until its withholding or reporting obligation is satisfied pursuant to the preceding sentences. Any amounts withheld pursuant to this Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan.

Any party entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the withholding agent or such other Person designated by the Plan Administrator the appropriate IRS Form or other tax forms or documentation requested by the Plan Administrator to reduce or eliminate any required federal, state, or local withholding. If the party entitled to receive such property as an issuance or distribution fails to comply with any such request for a ninety (90) day period beginning on the date after the date such request is made, the amount of such issuance or distribution shall irrevocably revert to the Plan Administrator and any Claim in respect of such distribution under this Plan shall be discharged and forever barred from assertion against such Debtor, the Plan Administrator, or their respective property.

Notwithstanding the above, each Holder of an Allowed Claim or Interest that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

C.	Date of Distributions.

Distributions made after the Effective Date to Holders of Allowed Claims shall be deemed to have been made on the Effective Date and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

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D.	Disbursing Agent.

All Plan Distributions shall be made by the applicable Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other Security for the performance of its duties unless otherwise ordered by the Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtors.

E.	Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all Plan Distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

1.	Expenses Incurred on or After the Effective Date.

Except as otherwise ordered by the Court, to the extent the Disbursing Agent is an Entity other than the Post-Effective Date Debtors, the amount of any reasonable fees and expenses incurred by such Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement Claims (including reasonable attorneys’ fees and expenses), made by such Disbursing Agent shall be paid in Cash by the Post-Effective Date Debtors.

F.	Surrender of Instruments.

As a condition precedent to receiving any distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Plan Administrator or its designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Plan Administrator and furnish a bond in form, substance, and amount reasonably satisfactory to the Plan Administrator within six (6) months of being entitled to such distribution shall be deemed to have forfeited all rights and Claims and may not participate in any distribution hereunder.

G.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making Plan Distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

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2.	Delivery of Distributions Generally.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such Plan Distribution; provided, however, that the manner of such Plan Distribution shall be determined at the discretion of the Post-Effective Date Debtors.

3.	Undeliverable Distributions and Unclaimed Property.

In the event that any Plan Distribution to any Holder of Allowed Claims is returned as undeliverable, no Plan Distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such Plan Distribution shall be made to such Holder without interest; provided, however, that such Plan Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one hundred and eighty (180) days from the Distribution Date, except for the final distribution which shall be ninety (90) days from the Distribution Date. After such date, all unclaimed property or Interests in property shall revert to the Post-Effective Date Debtors, as applicable, automatically and without need for a further order by the Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property Laws to the contrary), and the Claim of any Holder of Claims to such property or Interest in property shall be discharged and forever barred.

4.	Surrender of Canceled Instruments or Securities.

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any agreement that governs the rights of the Holder of a Claim or Interest or a trustee or agent under such documents, which shall continue in effect for purposes of allowing Holders to receive Plan Distribution under this Plan and maintaining priority of payment, and to preserve any applicable charging Liens and reimbursement and/or indemnification rights, in each case as set forth in the applicable certificates or instruments. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under this Plan.

H.	Manner of Payment.

All distributions of Cash to the Holders of the applicable Allowed Claims or Interests under this Plan shall be made by the Disbursing Agent on behalf of the Debtors. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

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I.	Foreign Currency Exchange Rate.

As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, on the Petition Date.

J.	Setoffs and Recoupment.

The Debtors and the Plan Administrator, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), and applicable bankruptcy and/or non-bankruptcy Law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any Claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such Claim the Debtors or their Estates may have against the Holder of such Claim.

K.	Minimum Distribution.

No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Wind-Down Budget. If the Cash available for the final distribution is less than the cost to distribute such funds, the Plan Administrator may donate such funds to the unaffiliated charity of its choice.

L.	Allocations.

Except as otherwise provided in this Plan or as otherwise required by Law, distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

M.	Distributions Free and Clear.

Except as otherwise provided in this Plan, any distribution or transfer made under this Plan, including distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other Interests, and no other Entity shall have any Interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan.

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N.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtors or Plan Administrator on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtors or the Plan Administrator, then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Plan Administrator without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtors or the Plan Administrator on account of such Claim, such Holder shall, within fourteen (14) calendar days of receipt thereof, repay or return the distribution to the Debtors or the Plan Administrator, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as set forth in Article IX herein, nothing in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity, including the Plan Administrator, may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

O.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the DIP Orders, the Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim.

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ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.

After the Effective Date, the Plan Administrator shall have and retain any and all rights and defenses that the Debtor had with respect to any Claim or Interest immediately prior to the Effective Date.

B.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Plan Administrator shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims and Interests.

Before or after the Effective Date, the Debtors or the Plan Administrator may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise herein, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Plan Administrator (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D.	Adjustment to Claims or Interests Without Objection.

Any Claim that has been paid, satisfied, or assumed by Purchaser(s) in the Sale Transactions, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Plan Administrator (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

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E.	Time to File Objections to Claims.

Except as otherwise provided herein, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Plan Administrator or the Debtors).

F.	Disallowance of Claims or Interests.

Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Plan Administrator allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Plan Administrator on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

G.	Disallowance of Late Claims.

Except as provided herein or otherwise agreed to by the Debtors, Post-Effective Date Debtors, or the Plan Administrator, as applicable, any Holder of a Claim Filed via Proof of Claim after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Combined Hearing such late Claim has been deemed timely Filed by a Final Order.

H.	Disputed Claims Process.

All Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed Disputed pursuant to this Article VII.H. shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtor or the Plan Administrator from such Holder have been paid.

I.	Amendments to Claims.

Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Plan Administrator, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

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J.	No Distributions Pending Allowance.

If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim.

K.	Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of this Plan is subject to each of the following conditions precedent:

1.

The Bankruptcy Court shall have entered the DIP Orders, and the DIP Orders shall not have been vacated, stayed, or modified without the prior written consent of each of the DIP Lender, and there shall be no default or event of default existing under the DIP Facility.

2.

All financing necessary for the Plan shall have been obtained and any documents related thereto shall have been executed, delivered, and be in full force and effect (with all conditions precedent thereto, other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred, having been satisfied or waived).

3.

The Bankruptcy Court shall have approved the ACO Sale Transaction and Core Centers Sale Transaction, in a form and substance acceptable to the ACO Purchaser and Core Centers Purchaser, and all closing conditions with respect to the ACO Sale Transaction and Core Centers Sale Transaction (excluding the occurrence of the Effective Date of this Plan) shall have been satisfied.

4.	The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

5.

The Bankruptcy Court shall have entered the Confirmation Order, acceptable to the ACO Purchaser and Core Centers Purchaser the Required Consenting Term Loan Lenders, and the DIP Lenders, which shall not have been stayed, reversed, vacated, amended, supplemented, or otherwise modified, unless waived by the Debtors, the Purchasers, the Required Consenting Term Loan Lenders, and the DIP Lenders.

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6.

The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the ACO Sale Transaction and Core Centers Sale Transaction.

7.	The Professional Fee Reserve Account shall have been fully funded pursuant to the terms of this Plan.

8.	The Plan Administrator shall have been appointed and accepted his or her appointment.

9.

All requisite filings with governmental authorities and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented to the Restructuring Transaction, to the extent required.

10.	All documents contemplated hereby to be executed and delivered on or before the Effective Date shall have been executed and delivered.

11.	All fees and expenses then due and payable to the DIP Lender Professionals shall have been paid in full.

12.	All statutory fees and obligations then due and payable to the U.S. Trustee shall have been paid in full.

13.	The Restructuring Transactions shall have been fully consummated in accordance with this Plan and the RSA.

14.

The RSA shall remain in full force and effect, and there shall be no breach that, after the lapse of time or expiration of any applicable notice or any cure period, would give rise to the right to terminate the RSA.

B.	Waiver of Conditions.

The Debtors may, with the consent of the Required Consenting Term Loan Lenders and, as applicable, the Core Centers Purchaser and the ACO Purchaser in regard to Article VIII A. (3) and (5), and solely as it relates to the Core Centers Purchaser or ACO Purchaser, or their respective Sale Transactions and/or Sale Documents, as applicable, (6), (9), (10), (13), and (14), waive any one or more of the Conditions Precedent to the Effective Date without notice, leave, or order of the Court or any formal action other than proceeding to confirm or consummate the Plan.

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ARTICLE IX.

RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Debtor Releases.

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, and to the fullest extent permissible under applicable law, each Released Party is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Transferred Entities, the Post-Effective Date Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in Law, equity, contract, tort or otherwise, that the Debtors, the Transferred Entities, the Post-Effective Date Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), any Security of the Debtors, the Transferred Entities, or the Post-Effective Date Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions between or among a Company Party and another Company Party, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or consummation of the RSA, the Restructuring Transactions, the DIP Facility, the DIP Facility Documents the administration and implementation of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the Sale Transactions, or any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the ACO Sale Transaction, the Core Centers Sale Transaction, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, or any other Definitive Document, before or during the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date (including before the Petition Date). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Sale Documents, or any Claim or obligation arising under the Plan.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtors’ release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtors’ release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtors’ release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Post-Effective Date Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to this Article IX.A.

B.	Third Party Releases.

Except as otherwise expressly set forth in this Plan or the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date and to the fullest extent permissible under applicable law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, equity, contract, tort, or otherwise, including any derivative Claims asserted or assertable on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), any Security of the Debtors or the Post-Effective Date Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions between or among a Company Party and another Company Party, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or consummation of the RSA, the Restructuring Transactions, the DIP Facility, the DIP Facility Documents the administration and implementation of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, or the Sale Transactions, or any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the ACO Sale Transaction, the Core Centers Sale Transaction, before or during the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date (including before the Petition Date); provided further, that the

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provisions of this Third Party Release shall not operate to waive, release, or otherwise impair any Causes of Action arising from willful misconduct, actual or criminal fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Sale Documents, or any Claim or obligation arising under the Plan.

Notwithstanding to the contrary in the Plan, no person shall be released from any claims arising from or on account of professional malpractice in connection with rendering care or services to any patient.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases contained in this Article IX.B, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Releases are: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties that is important to the success of the Plan; (d) in the best interests of the Debtors and their Estates; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to this Article IX.B.

C.	Exculpations.

Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, the ACO Sale Transaction, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence.

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The Exculpated Parties and other parties set forth above have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable Laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

D.	Injunction.

Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests or Causes of Action, as applicable, that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable, unless such Holder has Filed a motion requesting the right to perform such setoff subrogation, or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff, subrogation, or recoupment pursuant to applicable Law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests or Causes of Action, as applicable, released or settled pursuant to the Plan.

For the avoidance of doubt, neither the Purchasers nor any Related Party of the Purchasers are or shall be deemed, as a result of the consummation of the Plan, the consummation of the Sale Transactions or otherwise, to be liable for any qui tam or similar Claim against any Debtor or reorganized debtor, as applicable, due to conduct occurring prior to the closing of the Sale Transactions.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in the Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable,

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by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Restructuring Term Sheet and the Plan.

E.	No Waiver.

Notwithstanding anything to the contrary contained in the Plan, the releases and injunctions set forth in the Plan shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Purchasers to enforce, sue on, settle or compromise the rights, Claims and other matters retained by or transferred to the Purchasers pursuant to the Plan, the Sale Documents and/or the Confirmation Order.

F.	Release of Liens.

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security Interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and Interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security Interests shall revert to the Debtors and their successors and assigns. For the avoidance of doubt, on the Effective Date, concurrently with the consummation of the ACO Sale Transaction, the ACO Acquired Assets shall be transferred to and vest in the ACO Purchaser free and clear of all Liens, Claims, charges, Interests, or other encumbrances pursuant to sections 363(f), 1123(a)(5)(D), and 1141(c) of the Bankruptcy Code and in accordance with the terms of the Confirmation Order, this Plan, and the ACO Sale Documents, each as applicable.

If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security Interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security Interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such Holder’s behalf.

G.	Gatekeeper Provision.

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Plan Administrator, the Exculpated Parties, or the Released Parties, including without limitation, for the avoidance of doubt, the Purchasers, that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article IX.A, Article IX.B, Article IX.C or Article IX.D without first (a) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable Claim against a Debtor, Plan Administrator, Exculpated Party, or Released Party and is not a Claim that has been released or discharged under the Plan or has been enjoined by an injunction provided for in the Plan, which request must attach the complaint or petition proposed to be Filed by the requesting party and (b) obtaining from the

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Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor, Plan Administrator, Exculpated Party, or Released Party, including without limitation, for the avoidance of doubt, the Purchasers. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before Filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action. For the avoidance of doubt, no party shall be a Releasing Party to the extent that such party did not receive notice and service of the Release Opt-Out.

ARTICLE X.

RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under or related to the Chapter 11 Cases for, among other things, the following purposes:

1.

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests.

2.	Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim Objections, allowance, disallowance, subordination, estimation, and distribution.

3.

Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan.

4.

Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired.

5.

Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date.

6.	Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code.

7.	Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters.

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8.

Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement.

9.

Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan.

10.	Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan.

11.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions.

12.	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated.

13.

Enforce or determine any matters, including disputes, that may arise in connection with or related to the DIP Loan Documents, the Sale Documents, the Disclosure Statement, the Plan, and the Confirmation Order.

14.	Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan.

15.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid.

16.	Adjudicate any and all disputes arising from or relating to distributions under the Plan.

17.	Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order.

18.	Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order.

19.	Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

20.	To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located.

21.	To hear and determine any Causes of Action that may be brought by the Plan Administrator.

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22.

To hear and determine any other rights, Claims, or Causes of Action held by or accruing to the Debtors or the Plan Administrator pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory.

23.	Enter an order or final decree concluding or closing the Chapter 11 Cases.

24.	Enforce all orders previously entered by the Bankruptcy Court.

25.	Hear any other matter over which the Court has jurisdiction.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendment.

This Plan may be amended, modified, or supplemented by the Debtors, in accordance with the terms of the RSA and any applicable terms of the ACO SPA and Core Centers APA, including any consultation or consent rights granted therein, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by Law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

Subject to the terms of the RSA, the Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (3) nothing contained in this Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by any Debtor or any other Person.

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ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, and in accordance with section 1141 of the Bankruptcy Code, upon the occurrence of the Effective Date, the terms of this Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Plan Administrator, all present and former Holders of Claims against and Interests in any of the Debtors (whether or not the Claim or Interest of such Holder is impaired under the Plan and whether or not such Holder has filed a Proof of Claim or voted on this Plan), the Released Parties, any Person or Entity acquiring property under this Plan including the Core Centers Purchaser, ACO Purchaser, Pharmacy Purchasers, and the Care Optical Purchaser, and each of their respective successors and assigns including, but not limited to, the Post-Effective Date Debtors, the Transferred Entities and all other parties-in-interest in the Chapter

11 Cases. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

B.	Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator (as applicable) and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation.

On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101(2) of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

D.	Reservation of Rights.

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Entity.

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F.	Determination of Tax Liabilities.

As of the Effective Date, the Plan Administrator (to the extent not the responsibility of the Purchaser(s)) will be responsible for preparing and filing any tax forms or returns on behalf of the Debtors’ Estates; provided, that the Plan Administrator shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtors (which Interests shall be cancelled pursuant to this Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtors and the Plan Administrator shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Debtors’ Estates for any tax incurred during the administration of these Chapter 11 Cases.

G.	Notices.

In order for all notices, requests, and demands to or upon the Debtors and the Plan Administrator, as the case may be, to be effective such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties:

Debtors	Counsel to the Debtors

CareMax, Inc.	Sidley Austin LLP
1000 NW 57 Court, Suite 400,	2021 McKinney Avenue, Suite 2000
Miami, Florida 33126	Dallas, Texas 75201
Attention: Meredith Longsworth, Senior Vice	Attention: Thomas Califano and Juliana Hoffman
President, General Counsel and Secretary; and	Email: tom.califano@sidley.com
Paul Rundell, Chief Restructuring Officer	jhoffman@sidley.com
Email: meredith.longsworth@caremax.com
prundell@alvarezandmarsal.com	and

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Anthony Grossi and Jason Hufendick
Email: agrossi@sidley.com
jhufendick@sidley.com

Plan Administrator	Counsel to the Plan Administrator

To be included in the Plan Supplement.	To be included in the Plan Supplement.

After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that Filed such renewed requests.

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H.	Term of Injunctions or Stays.

Except as otherwise provided in this Plan, to the maximum extent permitted by applicable Law and subject to the Bankruptcy Court’s post-Confirmation jurisdiction to modify the injunctions and stays under this Plan: (1) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (i) the date that the Chapter 11 Cases are closed pursuant to a Final Order of the Bankruptcy Court, or (ii) the date that the Chapter 11 Cases are dismissed pursuant to a Final Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

I.	Entire Agreement.

On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel or the Plan Administrator’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from the Notice and Solicitation Agent’s website. All documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

K.	Governing Law.

Unless a rule of Law or procedure is supplied by federal Law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the Laws of the state of New York, without giving effect to the principles of conflict of Laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing Law of such agreement shall control), and corporate governance matters.

L.	Nonseverability of Plan Provisions.

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding,

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alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Plan Administrator (as applicable); and (3) nonseverable and mutually dependent.

M.	Closing of the Chapter 11 Cases.

After the full administration of the Chapter 11 Cases, the Plan Administrator shall promptly File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, a motion pursuant to Local Rule 3022-1(a), and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

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Dated: January 25, 2025

Respectfully submitted,

/s/ Paul Rundell
By:	Paul Rundell
Chief Restructuring Officer
CareMax, Inc. and each of the Debtors party to this Plan

[Signature Page to Plan]

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Exhibit A

ACO SPA

[Filed at Docket No. 18, Ex. A]

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Exhibit B

Core Centers APA

[Filed at Docket No. 132, Ex. B]

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Exhibit C

RSA

[Filed at Docket No. 18, Ex. D]

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Exhibit D

CareMed Pharmacy SPA

[Filed at Docket No. 419, Ex. A]

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Exhibit E

Clear Scripts SPA

[Filed at Docket No. 419, Ex. B]

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Exhibit F

Care Optical SPA

[Filed at Docket No. 470, Ex. A]